Oppenheimer Variable Account Funds
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6803 S. Tucson Way, Englewood, Colorado 80112
1.800.981.2871

Statement of Additional Information dated May 1, 2002

OPPENHEIMER  VARIABLE  ACCOUNT FUNDS (the "Trust") is an investment  company  consisting of 10 separate  Funds (the
"Funds"):

Oppenheimer Money Fund/VA
Oppenheimer High Income Fund/VA
Oppenheimer Bond Fund/VA
Oppenheimer Strategic Bond Fund/VA
Oppenheimer Aggressive Growth Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Main Street(R)Small Cap Fund/VA
     (named "Oppenheimer Small Cap Growth Fund" prior to May 1, 2001)
Oppenheimer Global Securities Fund/VA
Oppenheimer Multiple Strategies Fund/VA
Oppenheimer Main Street(R)Growth & Income Fund/VA

Shares of the Funds are sold to provide benefits under variable life insurance policies and variable annuity contracts and other insurance company separate accounts, as described in the Prospectuses for the Funds and for the insurance products you have selected.

         This Statement of Additional Information is not a Prospectus.  This document contains additional information about the Funds and the Trust, and supplements information in the Funds' Prospectuses dated May 1,
2002.  It should be read together with the Prospectuses. You can obtain a Prospectus by writing to the Funds'
Transfer Agent, OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217, or by calling the Transfer
Agent at the toll-free number shown above.

Contents
                                                                                                          Page
About the Funds

About Your Account

Financial Information About the Funds *

*This Statement of Additional Information is available via internet websites, in two parts. This text comprises the first part.  The second part contains the Independent Auditors' Reports and Financial Statements for each
Fund. The two parts should be read together with the Prospectuses for the Funds and for the insurance products you have selected. These documents can be viewed or downloaded online with Adobe Acrobat Reader.  Call
1.888.470.0861 if you want the domain name of an insurance sponsor's website that displays this Statement of
Additional Information online, if you have technical difficulties, or to request a paper copy of this Statement of Additional Information at no charge.

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ABOUT THE FUNDS
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Additional Information About the Funds' Investment Policies and Risks

         The investment objective, the principal investment policies and the main risks of the Funds are described in the Prospectus. This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Funds' investment Manager, OppenheimerFunds, Inc., can select for the Funds. Additional information is also provided about the strategies that each Fund may use to try to achieve its objective. The full name of each Fund is shown on the cover page, after which the word
"Oppenheimer" is omitted from these names to conserve space.

The Funds' Investment Policies.   The composition of the Funds' portfolios and the techniques and strategies that the Manager uses in selecting portfolio securities will vary over time. The Funds are not required to use all of the investment techniques and strategies described below at all times in seeking their goals. They may use some of the special investment techniques and strategies at some times or not at all.

         In selecting securities for the Funds' portfolios, the Manager evaluates the merits of particular securities primarily through the exercise of its own investment analysis. That process may include, among other things, evaluation of the issuer's historical operations, prospects for the industry of which the issuer is part, the issuer's financial condition, its pending product developments and business (and those of competitors), the effect of general market and economic conditions on the issuer's business, and legislative proposals that might affect the issuer.

         The Funds are categorized by the types of investment they make.  Capital Appreciation Fund/VA,
Aggressive Growth Fund/VA, Main Street(R)Small Cap Fund/VA and Global Securities Fund/VA can be categorized as
"Equity Funds."  High Income Fund/VA, Bond Fund/VA, and Strategic Bond Fund/VA can be categorized as "Fixed
Income Funds."  Multiple Strategies Fund/VA and Main Street(R)Growth & Income Fund/VA share the investment characteristics (and certain of the Investment Policies) of both the Equity Funds and the Fixed Income Funds, depending upon the allocations determined from time to time by their portfolio managers.  The allocation of Main
Street Growth & Income Fund/VA's portfolio to equity securities is generally substantially larger than its allocation to fixed-income securities. Money Fund/VA's investment policies are explained separately; however, discussion below about investment restrictions, repurchase agreements, illiquid securities and loans of portfolio securities also apply to Money Fund/VA.

         |X|  Investments in Equity Securities. The Equity Funds focus their investments in equity securities, which include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock.
Certain equity securities may be selected not only for their appreciation possibilities but because they may provide dividend income.

         Small-cap growth companies may offer greater  opportunities  for capital  appreciation  than securities of large, more established  companies.  However, these securities also involve greater risks than securities of larger companies.  Securities of small  capitalization  issuers may be subject to greater price volatility in general than securities of large-cap and mid-cap companies. Therefore, to the degree that a Fund has investments in smaller capitalization companies at times of market volatility, that Fund's share prices may fluctuate more. Those investments may be limited to the extent the Manager believes that such investments would be inconsistent with the goal of preservation of principal.

                  |_| Growth Investing.  In selecting equity investments, the portfolio managers for the Equity
Funds may from time to time use a growth investing style, a value investing style, or a combination of both. In using a growth approach, the portfolio managers seek securities of "growth" companies. Growth companies are those companies that the Manager believes are entering into a growth cycle in their business, with the expectation that their stock will increase in value. They may be established ascompanies, as well as, newer companies in the development stage. Growth companies may have a variety of characteristics that in the Manager's view define them as "growth" issuers.

         Growth companies may be generating or applying new technologies, new or improved distribution techniques or new services. They may own or develop natural resources. They may be companies that can benefit from changing consumer demands or lifestyles, or companies that have projected earnings in excess of the average for their sector or industry. In each case, they have prospects that the Manager believes are favorable for the long term.
The portfolio managers of the Funds look for growth companies with strong, capable management sound financial and accounting policies, successful product development and marketing and other factors.

                  |_|  Value Investing. In selecting equity investments, the portfolio managers for the Equity
Funds in particular may from time to time use a value investing style. In using a value approach, the portfolio managers seek stock and other equity securities that appear to be temporarily undervalued, by various measures, such as price/earnings ratios, rather than seeking stocks of "growth" issuers. This approach is subject to change and might not necessarily be used in all cases. Value investing seeks stocks having prices that are low in relation to their real worth or future prospects, in the hope that a Fund will realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.

         Using value investing requires research as to the issuer's underlying financial condition and prospects.
Some of the measures that can be used to identify these securities include, among others:

         |_|  Price/Earnings ratio, which is the stock's price divided by its earnings per share. A stock having a price/earnings ratio lower than its historical range, or the market as a whole or that of similar companies may offer attractive investment opportunities.
         |_|  Price/book value ratio, which is the stock price divided by the book value of the company per share, which measures the company's stock price in relation to its asset value.
         |_|  Dividend Yield is measured by dividing the annual dividend by the stock price per share.
         |_| Valuation of Assets, which compares the stock price to the value of the company's underlying assets, including their projected value in the marketplace and liquidation value.

                  |_| Convertible Securities.  While convertible securities are a form of debt security, in many cases their conversion feature (allowing conversion into equity securities) causes them to be regarded by the
Manager more as "equity equivalents."  As a result, the rating assigned to the security has less impact on the
Manager's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities.  Convertible securities are subject to the credit risks and interest rate risks described below in "Debt Securities."

         To determine whether convertible securities should be regarded as "equity equivalents," the Manager examines the following factors:

(1)      whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any appreciation in the price of the issuer's common stock.

                  |_| Rights and Warrants.  The Funds may invest in warrants or rights. They do not expect that their investments in warrants and rights will exceed 5% of their total assets.

         Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time.  Their prices do not necessarily move parallel to the prices of the underlying securities.
Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders.  Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         |X|  Investments in Bonds and Other Debt Securities.  The Fixed Income Funds in particular can invest in bonds, debentures and other debt securities to seek current income as part of their investment objectives.

         The Funds' debt investments can include investment-grade and non-investment-grade bonds (commonly referred to as "junk bonds"). Investment-grade bonds are bonds rated in one of the four highest categories by
Moody's Investors Service, Inc. ("Moody's), Standard & Poor's Corporation ("Standard & Poor's"), Fitch, Inc.
("Fitch"), or that have comparable ratings by another nationally-recognized rating organization, or if unrated or split-rated, determined by the Manager to be of comparable quality.  In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness.

                  |_|  U.S. Government Securities.  The Funds can buy securities issued or guaranteed by the U.S.
government or its agencies and instrumentalities.  Securities issued by the U.S. Treasury are backed by the full faith and credit of the U.S. government and are subject to very little credit risk. Obligations of U.S.
government agencies or instrumentalities (including mortgage-backed securities) may or may not be guaranteed or supported by the "full faith and credit" of the United States.  Some are backed by the right of the issuer to borrow from the U.S. Treasury; others, by discretionary authority of the U.S. government to purchase the agencies' obligations; while others are supported only by the credit of the instrumentality.  If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment.  A Fund will invest in securities of U.S. government agencies and instrumentalities only when the Manager is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

                  |_|  Special Risks of Lower-Grade Securities. Because lower-grade securities tend to offer higher yields than investment grade securities, a Fund may invest in lower grade securities if the Manager is trying to achieve greater income (and, in some cases, the appreciation possibilities of lower-grade securities may be a reason they are selected for a Fund's portfolio).

         Some of the special credit risks of lower-grade securities are discussed in the Prospectus. There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment-grade securities. The issuer's low creditworthiness may increase the potential for its insolvency.
An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high yield bonds, these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         While securities rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment-grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics.  Definitions of the debt security ratings categories of Moody's, Standard & Poor's and Fitch are included in Appendix A to this Statement of Additional Information.

         |X| Asset-Backed Securities.  Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans.  They are issued by trusts or special-purpose corporations.
They are similar to mortgage-backed securities, described below, and are backed by a pool of assets that consist of obligations of individual borrowers.  The income from the pool is passed through to the holders of participation interest in the pools.  The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due.  However, the enhancement, if any, might not be for the full par value of the security.  If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, that Fund could suffer losses on its investment or delays in receiving payment.

         The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted.  The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers.  As a purchaser of an asset-backed security, the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower.  The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described below. Unlike mortgage-backed securities, asset-backed securities typically do not have the benefit of a security interest in the underlying collateral.

         |X|  Mortgage-Related Securities.  Mortgage-related securities (also referred to as mortgage-backed securities) are a form of derivative investment collateralized by pools of commercial or residential mortgages.
Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits
("REMICs") and other real-estate related securities.

         Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S.
government have relatively little credit risk (depending on the nature of the issuer). Privately issued mortgage-related securities have some credit risk, as the underlying mortgage may not fully collateralize the obligation and full payment of them is not guaranteed.  Both types of mortgage-related securities are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. The Fixed Income Funds can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In periods of declining interest rates, mortgages are more likely to be prepaid. Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages.
Therefore, it is not possible to predict accurately the security's yield. The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security.
Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security. In turn, this can affect the value of that Fund's shares. If a mortgage-related security has been purchased at a premium, all or part of the premium that Fund paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Fund may fail to recoup its initial investment on the security.

         During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity. Generally, that would cause the value of the security to fluctuate more widely in responses to changes in interest rates. If the prepayments on a Fund's mortgage-related securities were to decrease broadly, that
Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

         As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

                  |_|      Collateralized Mortgage Obligations. CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the
                  Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated
maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more tranches may have coupon rates that reset periodically at a specified increase over an index. These are floating rate CMOs, and typically have a cap on the coupon rate.  Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         |X|  Foreign Securities. The Equity Funds and the Fixed Income Funds may invest in foreign securities, and Global Securities Fund expects to have substantial investments in foreign securities. These include equity securities issued by foreign companies and debt securities issued or guaranteed by foreign companies or governments, including supra-national entities.  "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S. government or by foreign supra-national entities. They also include securities of companies (including those that are located in the U.S. or organized under U.S. law) that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad. They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities"
for the purpose of a Fund's investment allocations, because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because the Funds may purchase securities denominated in foreign currencies, a change in the value of such foreign currency against the U.S. dollar will result in a change in the amount of income the Funds have available for distribution.  Because a portion of the Funds' investment income may be received in foreign currencies, the Funds will be required to compute their income in U.S. dollars for distribution to shareholders, and therefore the Funds will absorb the cost of currency fluctuations.  After the Funds have distributed income, subsequent foreign currency losses may result in the Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the
U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets.  The Funds will hold foreign currency only in connection with the purchase or sale of foreign securities.

                  |_|  Foreign Debt Obligations. The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government. The Fixed Income Funds may buy securities issued by certain supra-national entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the
"World Bank"), the Asian Development bank and the Inter-American Development Bank.

         The governmental members of these supra-national entities are "stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings.  A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income.  There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

         The Fixed Income Funds can invest in U.S. dollar-denominated "Brady Bonds."  These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds.  They are generally collateralized in full as to repayment of principal at maturity by U.S. Treasury zero-coupon obligations that have the same maturity as the Brady Bonds.  Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity.  Those uncollateralized amounts constitute what is called the "residual risk."

         If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero-coupon U.S. Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds.  The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds.  The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course.  Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

                  |_| Risks of Foreign Investing.  Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, currency devaluation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

                  In the past, U.S. government policies have discouraged certain investments abroad by U.S.
investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                  |_|  Special Risks of Emerging Markets. Emerging and developing markets abroad may also offer special opportunities for growth investing but have greater risks than more developed foreign markets, such as those in Europe, Canada, Australia, New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays. They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries. The
Manager will consider these factors when evaluating securities in these markets, because the selection of those securities must be consistent with the Fund's goal of preservation of principal.

         The Funds intend to invest less than 5% of their total assets in securities of issuers of Eastern
European countries.  The social, political and economic reforms in most Eastern European countries are still in their early stages, and there can be no assurance that these reforms will continue. Eastern European countries in many cases do not have a sophisticated or well-established capital market structure for the sale and trading of securities.  Participation in the investment markets in some of those countries may be available initially or solely through investment in joint ventures, state enterprises, private placements, unlisted securities or other similar illiquid investment vehicles.

         In addition, although investment opportunities may exist in Eastern European countries, any change in the leadership or policies of the governments of those countries, or changes in the leadership or policies of any other government that exercises a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring. As a result investment opportunities which may currently exist may be threatened.

         The prior authoritarian governments of a number of the Eastern European countries previously expropriated large amounts of real and personal property, which may include property which will be represented by or held by entities issuing the securities a Fund might wish to purchase.  In many cases, the claims of the prior property owners against those governments were never finally settled.  There can be no assurance that any property represented by or held by entities issuing securities purchased by a Fund will not also be expropriated, nationalized, or confiscated.  If that property were confiscated, the Fund could lose a substantial portion of its investments in such countries.  A Fund's investments could also be adversely affected by exchange control regulations imposed in any of those countries.

         |X|  Portfolio Turnover.  "Portfolio turnover" describes the rates at which the Funds traded their portfolio securities during its last fiscal year.  For example, if a Fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Funds' portfolio turnover rates will fluctuate from year to year, and any of the Funds may have portfolio turnover rates of more than 100% annually.

Other Investment Techniques and Strategies. In seeking their respective objectives, the Funds may from time to time use the types of investment strategies and investments described below. They are not required to use all of these strategies at all times, and at times may not use them.

         |X|  Investing in Small, Unseasoned Companies. The Funds may invest in securities of small, unseasoned companies, subject to limits (if any) stated in that Fund's Prospectus.  These are companies that have been in operation for less than three years, including the operations of any predecessors.  Securities of these companies may be subject to volatility in their prices. They may have a limited trading market or no trading market, which may adversely affect the Funds' ability to value them or to dispose of them and can reduce the price the Funds might be able to obtain for them. Other investors that own a security issued by a small, unseasoned issuer for which there is limited liquidity might trade the security when the Funds are attempting to dispose of their holdings of that security. In that case, a Fund might receive a lower price for its holdings than might otherwise be obtained.

         |X|  When-Issued and Delayed-Delivery Transactions (All Portfolios).   The Funds may invest in
securities on a "when-issued" basis and may purchase or sell securities on a "delayed-delivery" or "forward commitment" basis.  When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.  Delivery and payment for the securities take place at a later date.  The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Funds. During the period between purchase and settlement, no payment is made by the Funds to the issuer and no interest accrues to that portfolio from the investment.  No income begins to accrue to the Funds on a when-issued security until the Funds receive the security at settlement of the trade.

         The Funds will engage in when-issued transactions to secure what the Manager considers to be an advantageous price and yield at the time of entering into the obligation. When a Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause that Fund to lose the opportunity to obtain the security at a price and yield the Manager considers to be advantageous.

         When a Fund  engages in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its  investment  objective and policies for its portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage.
Although a Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery against a forward commitment, it may incur a gain or loss.

         At the time a Fund makes the commitment to purchase or sell a security on a when-issued or delayed delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining that Fund's net asset value.  In a sale transaction, it records the proceeds to be received. That
Fund will identify on its books liquid assets at least equal in value to the value of that Fund's purchase commitments until that Fund pays for the investment.

         When-issued and delayed-delivery transactions can be used by the Funds as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, a Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, a Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Zero-Coupon Securities. The Fixed Income Funds may buy zero-coupon and delayed interest securities, and "stripped" securities of foreign government issuers, which may or may not be backed by the "full faith and credit" of the issuing foreign government, and of domestic and foreign corporations.  The Fixed Income Funds may also buy zero-coupon and "stripped" U.S. government securities. Zero-coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. government zero-coupon securities.

         |X|  "Stripped" Mortgage-Related Securities. The Fixed Income Funds can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security's principal or interest payments. These are a form of derivative investment.

         Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." Strips can be created for pass-through certificates or CMOs.

         The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages.  If the underlying mortgages experience greater than anticipated prepayments of principal, that Fund might not fully recoup its investment in an I/O based on those assets.  If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially.

         |X| Repurchase Agreements. The Funds may acquire securities subject to repurchase agreements.  They may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

         In a repurchase transaction, the Funds buy a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect.  Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities.  They must meet credit requirements set by the Manager from time to time.

         The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to each Fund's limit on holding illiquid investments. No Fund will enter into a repurchase agreement that causes more than 15% of its net assets (for Money Fund/VA, 10%) to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of a Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less for defensive purposes.

         Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security.  The Funds' repurchase agreements require that at all times while the repurchase agreements are in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Funds may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do
so. The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X|  Illiquid and Restricted Securities.  Under the policies and procedures established by the Fund's
Board of Trustees, the Manager determines the liquidity of certain of the Funds' investments. To enable a Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, that Fund may have to cause those securities to be registered.  The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When a Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. That Fund would bear the risks of any downward price fluctuation during that period.

         The Funds may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit a Fund's ability to dispose of the securities and might lower the amount a Fund could realize upon the sale.

         The Funds have limitations that apply to purchases of restricted securities, as stated in the
Prospectus. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors.  If there is a lack of trading interest in a particular Rule 144A security, the Funds' holdings of that security may be considered to be illiquid.

         Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

         |X|  Forward Rolls.  The Funds can enter into "forward roll" transactions with respect to mortgage related securities.  In this type of transaction, the Funds sell a mortgage related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity) at a later date at a set price.  The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold. Proceeds from the sale are invested in short-term instruments, such as repurchase agreements. The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to the Funds in excess of the yield on the securities that have been sold.

         The Funds will only enter into "covered" rolls.  To assure their future payment of the purchase price, the Funds will identify as segregated on their respective books liquid assets in an amount equal to their respective payment obligations under the roll.

         These transactions have risks. During the period between the sale and the repurchase, the Funds will not be entitled to receive interest and principal payments on the securities that have been sold.  It is possible that the market value of the securities the Funds sell may decline below the price at which the Funds are obligated to repurchase securities.

         |X| Loans of Portfolio Securities.  To raise cash for liquidity purposes or income, the Funds can lend their portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's
Board of Trustees. These loans are limited to not more than 10% of the value of that Fund's net assets. The Funds currently do not intend to engage in loans of securities in the coming year, but if they do so, such loans will
not likely exceed 5% of that Fund's total assets.   The Funds may also lend up to 5% of that Fund's net assets to an affiliated fund, for not more than seven days.

         There are some risks in connection with securities lending.  The Funds might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The Funds must receive collateral for a loan.  Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit, or securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which that Fund is permitted to invest.  To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Funds if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Funds.

         When they lend  securities,  that Fund  receives  amounts  equal to the  dividends  or  interest on loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower.  That Fund may also pay reasonable finder's, custodian and administrative fees in connection with these loans.  The terms of a Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X|  Borrowing for Leverage. Each Fund has the ability to borrow from banks on an unsecured basis.  Each
Fund has undertaken to limit borrowing to 25% of the value of that Fund's net assets, which is further limited to
10% if borrowing is for a purpose other than to facilitate redemptions.  Investing borrowed funds in portfolio securities is a speculative technique known as "leverage."  The Funds cannot borrow money in excess of 33-1/3% of the value of that Fund's total assets.  The Funds may borrow only from banks and/or affiliated investment companies.  With respect to this fundamental policy, the Funds can borrow only  if they maintain a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940. If the value of that Fund's assets fails to meet this 300% asset coverage requirement, that Fund will reduce its bank debt within three days to meet the requirement.  To do so, that Fund might have to sell a portion of its investments at a disadvantageous time.

         A Fund will pay interest on these loans, and that interest expense will raise the overall expenses of that Fund and reduce its returns.  If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage.  Additionally, that Fund's net asset values per share might fluctuate more than that of funds that do not borrow.  Currently, the Funds do not contemplate using this technique in the next year but if they do so, it will not likely be to a substantial degree.

         |X|  Derivatives.  The Funds can invest in a variety of derivative investments for hedging purposes.
Some derivative investments the Funds can use are the hedging instruments described below in this Statement of
Additional Information.  The Equity Funds do not use, and do not currently contemplate using, derivatives or hedging instruments to a significant degree in the coming year and they are not obligated to use them in seeking their objectives.

         Other derivative investments the Fixed Income Funds can invest in include "index-linked" notes.
Principal and/or interest payments on these notes depend on the performance of an underlying index.
Currency-indexed securities are another derivative these Funds may use.  Typically, these are short-term or intermediate-term debt securities.  Their value at maturity or the rates at which they pay income are determined by the change in value of the U.S. dollar against one or more foreign currencies or an index.  In some cases, these securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements.  This type of index security offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Other derivative investments the Fixed Income Funds can use include debt exchangeable for common stock of an issuer or "equity-linked debt securities" of an issuer.  At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity.  Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         |X| Hedging.  Although the Funds can use hedging instruments, they are not obligated to use them in seeking their objective. To attempt to protect against declines in the market value of the Funds' portfolio, to permit the Funds to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons, the Funds could:
         |_|    sell futures contracts,
         |_| buy puts on such futures or on securities, or
         |_|    write covered calls on securities or futures.  Covered calls may also be used
         to                   increase the Funds' income, but the Manager does not expect to engage
         extensively           in that  practice.

         The Funds can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities.  In that case the Funds would normally seek to purchase the securities and then terminate that hedging position.  The Funds might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the Funds could:
         |_| buy futures, or
         |_| buy calls on such futures or on securities.

         The Funds' strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market.  The particular hedging instruments the Funds can use are described below.  The Funds may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Funds' investment objective and are permissible under applicable regulations governing the Fund.

         |_|  Futures.  The Funds can buy and sell futures contracts that relate to (1) broadly-based stock indices (these are referred to as "stock index futures"), (2) bond indices (these are referred to as "bond index futures"), (3) debt securities (these are referred to as "interest rate futures"), and (4) foreign currencies
(these are referred to as "forward contracts").

         A  broadly-based  stock  index is used as the basis for  trading  stock  index  futures.  They may in some cases be based on stocks of  issuers  in a  particular  industry  or group of  industries.  A stock  index  assigns relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the  underlying  stocks.  A stock index  cannot be  purchased  or sold  directly.  Bond index  futures are similar contracts based on the future value of the basket of securities that comprise the index.  These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction.  There is no delivery made of the underlying securities to settle the futures obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.

         No money is paid or  received  by the Funds on the  purchase  or sale of a future.  Upon  entering  into a futures  transaction,  the Funds will be required to deposit an initial margin payment with the futures  commission merchant (the "futures broker").  Initial margin payments will be deposited with the Funds' custodian bank in an account registered in the futures broker's name.  However, the futures broker can gain access to that account only under specified conditions.  As the future is marked to market (that is, its value on that Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future, the Funds may elect to close out their position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to that Fund.  Any loss or gain on the future is then realized by that Fund for tax purposes.  All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         |_| Put and Call Options.  The Funds can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Funds can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options, and options on the other types of futures described above.

                  |_|  Writing Covered Call Options.  The Funds can write (that is, sell) covered calls. If a
Fund sells a call option, it must be covered.  That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable that Fund to satisfy its obligations if the call is exercised.  Up to 100% of a Fund's total assets may be subject to calls that Fund writes.

         When a Fund writes a call on a security, it receives cash (a premium).  That Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period.  The call period is usually not more than nine months.  The exercise price may differ from the market price of the underlying security.  That Fund shares the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by
the premium the Fund receives.  If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When a Fund writes a call on an index, it receives cash (a premium).  If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference.  If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

         The Funds' custodian bank, or a securities depository acting for the custodian bank, will act as the
Funds' escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the Funds have written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions.  OCC will release the securities on the expiration of the option or when the Funds enter into a closing transaction.

         When a Fund writes an over-the-counter ("OTC") option, that Fund will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option.  The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money").  When a Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its obligation on a call it has written, a Fund may purchase a corresponding call in a
"closing purchase transaction."  A Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction.  That Fund may realize a profit if the call expires unexercised, because that Fund will retain the underlying security and the premium it received when it wrote the call.  Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by a Fund they are taxable as ordinary income.  If a Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         A Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract.  To do so, at the time the call is written, that Fund must cover the call by identifying an equivalent dollar amount of liquid assets on its books.  The Fund will identify additional liquid assets if the value of the identified assets drops below 100% of the current value of the future.  Because of this requirement, in no circumstances would that Fund's receipt of an exercise notice as to that future require that Fund to deliver a futures contract. It would simply put that Fund in a short futures position, which is permitted by the Funds' hedging policies.

                  |_| Writing Put Options.  Each Fund can sell put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period.  The Funds will not write puts if, as a result, more than 50% of the Fund's net assets would be required to be identified on its books to cover such put options.

         If a Fund writes a put, the put must be covered by identifying liquid assets on its books. The premium the Funds receive from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put.  However, that Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.  If a put a Fund has written expires unexercised, that
Fund realizes a gain in the amount of the premium less the transaction costs incurred.  If the put is exercised, that Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time.  In that case, that Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security, to secure its obligation to pay for the underlying security, that Fund will identify on its books liquid assets with a value equal to or greater than the exercise price of the underlying securities.  That Fund therefore forgoes the opportunity of investing the segregatedassets identified on its books or writing calls against those assets.

         As long as a Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require that Fund to take delivery of the underlying security and pay the exercise price.  No Fund has control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put.  That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, that Fund effects a closing purchase transaction by purchasing a put of the same series as it sold.  Once a Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         A Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit that Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. A Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option.  Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by a Fund, is taxable as ordinary income.

         Purchasing Calls and Puts.  Each Fund can purchase calls to protect against the possibility that its portfolio will not participate in an anticipated rise in the securities market.  When a Fund buys a call (other than in a closing purchase transaction), it pays a premium.  That Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.  A Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call.  If a Fund does not exercise the call or sell it (whether or not at a
|_|      profit), the call will become worthless at its expiration date.  In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         A Fund can buy puts whether or not it holds the underlying investment in its portfolio.  When a Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.
Buying a put on securities or futures a Fund owns enables that Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put.  If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date.  In that case the Fund will have paid the premium but lost the right to sell the underlying investment.  However, the Fund may sell the put prior to its expiration.  That sale may or may not be at a profit.

         When a Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund.  A gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         A Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

                  |_|  Buying and Selling Options on Foreign Currencies.  A Fund can buy and sell calls and puts on foreign currencies.  They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options.  A Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency.  If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to a Fund's position. That Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign currency is "covered" if that Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         A Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option.  That decline might be one that occurs due to an expected adverse change in the exchange rate.  This is known as a "cross-hedging" strategy.  In those circumstances, the Fund covers the option by identifying on its books liquid assets in an amount equal to the exercise price of the option.

         |_| Risks of Hedging with Options and Futures.  The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.
If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce a Fund's return. A Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         A Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause a Fund to sell related portfolio securities, thus increasing its turnover rate.  The exercise by a Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover.  Although the decision whether to exercise a put it holds is within a Fund's control, holding a put might cause that Fund to sell the related investments for reasons that would not exist in the absence of the put.

         A Fund could pay a brokerage commission each time it buys or sells a call, a put or an underlying investment in connection with the exercise of a call or put.  Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.  Premiums paid for options are small in relation to the market value of the underlying investments.  Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in a Fund's net asset values being more sensitive to changes in the value of the underlying investment.

         If a covered call written by a Fund is exercised on an investment that has increased in value, that Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option.  A
Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of a Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of that Fund's securities.  For example, it is possible that while a Fund has used a hedging instrument in a short hedge, the market might advance and the value of the securities held in the Fund's portfolio might decline.
If that occurred, the Fund would lose money on the hedging instrument and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instrument is based.

         The risk of imperfect correlation increases as the composition of a Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, a Fund may use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged.
It might do so if the historical volatility of the prices of the portfolio securities being hedged are more than the historical volatility of the applicable index.

         The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets.  Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery.  To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.  Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         A Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when a Fund does so the market might decline.  If that Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_|  Forward Contracts.  Forward contracts are foreign currency exchange contracts.  They are used to buy or sell foreign currency for future delivery at a fixed price.  A Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency.  A Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency.  A Fund may also use "cross-hedging" where it hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract agreed upon by the parties.  The transaction price is set at the time the contract is entered into.  These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Funds may use  forward  contracts  to  protect  against  uncertainty  in the level of future  exchange rates.  The use of forward  contracts does not eliminate the risk of  fluctuations  in the prices of the underlying securities a Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments.  To do so, that Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         A Fund could also use forward contracts to lock in the U.S. dollar value of a portfolio position.  This is called a "position hedge."  When a Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency.
When a Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount.  Alternatively, a Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the
Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the
Fund are denominated.  That is referred to as a "cross hedge."

         A Fund will cover its short position in these cases by identifying to its custodian bank assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. No Fund will enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate a Fund to deliver an amount of foreign currency in excess of the value of that Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         The precise  matching of the amounts under  forward  contracts  and the value of the  securities  involved generally  will not be possible  because the future value of  securities  denominated  in foreign  currencies  will change as a consequence of market  movements  between the date the forward contract is entered into and the date it is sold.  In some cases the Manager  might decide to sell the security and deliver  foreign  currency to settle the original purchase  obligation.  If the market value of the security is less than the amount of foreign currency the
Fund is obligated to deliver,  the Fund might have to purchase  additional foreign currency on the "spot" (that is, cash)  market to settle the security  trade.  If the market  value of the  security  instead  exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing a Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce a
Fund's performance if there are unanticipated changes in currency prices to a greater degree than if a Fund had not entered into such contracts.

         At or before the maturity of a forward contract requiring a Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative a Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract a Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver.  Similarly, a Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract.  The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to a Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved.  Because these contracts are not traded on an exchange, a Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although a Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis.  Funds may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies.  Thus, a dealer might offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

         |_| Regulatory Aspects of Hedging  Instruments.  When using futures and options on futures,  the Funds are required to operate within certain  guidelines and  restrictions  with respect to the use of futures as established by the Commodities  Futures Trading  Commission (the "CFTC").  In particular,  a Fund is exempted from registration with the CFTC as a "commodity  pool  operator" if the Fund  complies with the  requirements  of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of a Fund's  assets  that may be used for  futures  margin  and related options premiums for a bona fide hedging position.  However, under the Rule, a Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Funds' net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule.

         Transactions in options by a Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers.  Thus, the number of options that a Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as that
Fund (or an adviser that is an affiliate of the Funds' advisor).  The exchanges also impose position limits on futures transactions.  An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment Company Act, when a Fund purchases a future, it must identify as segregated on its records liquid assets in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

         |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts are treated as "Section 1256 contracts" under the Internal Revenue Code.  In general, gains or losses relating to Section
1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code.
However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss.  In addition, Section 1256 contracts held by the Funds at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized.  These contracts also may be marked-to-market for other purposes under rules prescribed pursuant to the
Internal Revenue Code.  An election can be made by a Fund to exempt those transactions from this marked-to-market treatment.

         Certain forward contracts a Fund enters into may result in "straddles" for federal income tax purposes.
The straddle rules may affect the character and timing of gains (or losses) recognized by that Fund on straddle positions.  Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle.
Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
         (1)      gains or losses attributable to fluctuations in exchange rates that occur between the time a
              Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time that Fund actually collects such receivables or pays such liabilities, and
(2)      gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of a Fund's investment income available for distribution to its shareholders.

         |X|  Temporary Defensive and Interim Investments.  When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks or bonds, the Funds can invest in a variety of debt securities for defensive purposes. The Funds can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Funds can buy:
|_|      obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies,
|_|      commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization,

|_|      short-term debt obligations of corporate issuers, rated investment grade (rated at least Baa by Moody's or at least BBB by Standard & Poor's or a comparable rating by another rating organization), or unrated securities judged by the Manager to have a comparable quality to rated securities in those categories,
|_|      certificates of deposit and bankers' acceptances of domestic and foreign banks  having total assets in excess of $1 billion, and
|_|      repurchase agreements.
         Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

         Money  Fund/VA  Investment  Policies.   Under  Rule  2a-7,  Money  Fund/VA  may  purchase  only  "Eligible
Securities," as defined below,  that the Manger,  under procedures  approved by the Trust's Board of Trustees,  has determined  have minimal  credit risk.  An "Eligible  Security" is (a) a security that has received a rating in one
of  the  two  highest   short-term  rating  categories  by  any  two   "nationally-recognized   statistical  rating
organizations"  as defined in Rule 2a-7 ("Rating  Organizations"),  or, if only one Rating  Organization  has rated that security,  by that Rating  Organization (the "Rating  Requirements"),  (b) a security that is guaranteed,  and either that  guarantee or the party  providing  that  guarantee  meets the Rating  Requirements,  or (c) an unrated security that is either issued by an issuer having  another  similar  security that meets the Rating  Requirements, or is judged by the Manager to be of comparable  quality to  investments  that meet the Rating  Requirements.  Rule
2a-7  permits  Money  Fund/VA to purchase  "First Tier  Securities,"  which are  Eligible  Securities  rated in the highest  category for  short-term  debt  obligations by at least two Rating  Organizations,  or, if only one Rating
Organization has rated a particular security, by that Rating Organization, or comparable unrated securities.  The
Fund can also buy "Second Tier Securities," which are Eligible Securities that are not First Tier securities.

         If a security's rating is downgraded, the Manager and/or the Board may have to reassess the security's credit risk.  If a security has ceased to be a First Tier Security, the Manager will promptly reassess whether the security continues to present "minimal credit risk."  If the Manager becomes aware that any Rating
Organization has downgraded its rating of a Second Tier Security or rated an unrated security below its second highest rating category, the Trust's Board of Trustees or the Manager shall promptly reassess whether the security presents minimal credit risk and whether it is in Money Fund/VA's best interests to dispose of it.

         If Money Fund/VA disposes of the security within five days of the Manager learning of the downgrade, the
Manager will provide the Board with subsequent notice of such downgrade.  If a security is in default, or ceases to be an Eligible Security, or is determined no longer to present minimal credit risks, the willBoard must determine if disposal of the security would be in Money Fund/VA's best interests.

         The Rating Organizations currently designated as such by the Securities and Exchange Commission ("SEC")
are Standard & Poor's, Moody's and  Fitch.  See Appendix A to this Statement of Additional Information for a description of the rating categories of the Rating Organizations.

o        Certificates of Deposit and Commercial Paper.  Money Fund/VA may invest in certificates of deposit of up to $100,000 of a domestic bank if such certificates of deposit are fully insured as to principal by the Federal Deposit Insurance Corporation.  For purposes of this section, the term "bank" includes commercial banks, savings banks, and savings and loan associations and the term "foreign bank"
              includes foreign branches of U.S. banks (issuers of "Eurodollar" instruments), U.S. branches and agencies of foreign banks (issuers of "Yankee dollar" instruments) and foreign branches of foreign banks.  Money Fund/VA also may purchase obligations issued by other entities if they are: (i)
              guaranteed as to principal and interest by a bank or corporation whose certificates of deposit or commercial paper may otherwise be purchased by Money Fund/VA, or (ii) subject to repurchase agreements (explained in the prospectus), if the collateral for the agreement complies with Rule
              2a-7.

o        Bank Loan Participation Agreements.  Money Fund/VA may invest in bank loan participation agreements, although such investments have not been a principal investment strategy.  They provide the Fund with an undivided interest in a loan made by the issuing bank in the proportion the Fund's interest bears to the total principal amount of the loan.  In evaluating the risk of these investments, the
              Fund looks to the creditworthiness of the borrower that is obligated to make principal and interest payments on the loan.

o        Time Deposits.  Money Fund/VA may invest in fixed time deposits, which are non-negotiable deposits in a bank for a specified period of time at a stated interest rate, whether or not subject to withdrawal penalties; however, such deposits which are subject to such penalties, other than deposits maturing in less than seven days, are subject to the 10% limitation applicable to illiquid securities purchased by Money Fund/VA.

o        Floating Rate/Variable Rate Notes.  Money Fund/VA may invest in instruments with floating or variable interest rates.  The interest rate on a floating rate obligation is based on a stated prevailing market rate, such as a bank's prime rate, the 90-day U.S. Treasury Bill rate, the rate of return on commercial paper or bank certificates of deposit, or some other standard, and is adjusted automatically each time such market rate is adjusted.  The interest rate on a variable rate obligation is also based on a stated prevailing market rate but is adjusted automatically at a specified interval of no less than one year.  Some variable rate or floating rate obligations in which Money Fund/VA may invest have a demand feature entitling the holder to demand payment at an amount approximately equal to the principal amount thereof plus accrued interest at any time, or at specified intervals not exceeding one year.  These notes may or may not be backed by bank letters of credit. The interest rates on these notes fluctuate from time to time. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value.  As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

o        Master Demand Notes.  Master demand notes are corporate obligations that permit the investment of fluctuating amounts by Money Fund/VA at varying rates of interest pursuant to direct arrangements between Money Fund/VA, as lender, and the corporate borrower that issues the note.  These notes permit daily changes in the amounts borrowed.  Money Fund/VA has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may repay up to the full amount of the note at any time without penalty. It is not generally contemplated that master demand notes will be traded because they are direct lending arrangements between the lender and the borrower.  There is no secondary market for these notes, although they are redeemable and thus immediately repayable by the borrower at face value, plus accrued interest, at any time.  Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, Money Fund/VA's right to redeem is dependent upon the ability of the borrower to pay principal and interest on demand.  In evaluating the master demand arrangements, the Manager considers the earning power, cash flow, and other liquidity ratios of the issuer. If they are not rated by Rating Organizations, Money Fund/VA may invest in them only if, at the time of an investment, they are Eligible Securities.  The Manager will continuously monitor the borrower's financial ability to meet all of its obligations because Money Fund/VA's liquidity might be impaired if the borrower were unable to pay principal and interest on demand.  There is no limit on the amount of the Money Fund/VA's assets that may be invested in floating rate and variable rate obligations.  Floating rate or variable rate obligations which do not provide for recovery of principal and interest within seven days' notice will be subject to the 10% limitation applicable to illiquid securities purchased by Money Fund/VA.

Investment Restrictions

         |X|  What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities.  Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

         |_|  67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Funds' investment objectives are fundamental  policies.  Other policies described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Funds' Board of Trustees can change non-fundamental policies without shareholder approval.  However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Funds' most significant investment policies are described in the Prospectus.

         |X| Do the Funds Have Additional Fundamental Policies?  The following investment restrictions are fundamental policies of the Funds.

         |_|  No Fund can buy securities issued or guaranteed by any one issuer if (i) more than 5% of its total assets would be invested in securities of that issuer or (ii) it would then own more than 10% of that issuer's voting securities, or (iii) it would then own more than 10% in principal amount of that issuer's outstanding debt securities.  The restriction on debt securities does not apply to Strategic Bond Fund/VA.  All of the restrictions apply only to 75% of each Fund's total assets. The limits do not apply to securities issued by the
U.S. Government or any of its agencies or instrumentalities, or securities of other investment companies.

         |_| The Funds cannot make loans except (a) through lending of securities, (b) through the purchase of debt instruments or similar evidences of indebtedness, (c) through an interfund lending program with other affiliated funds, and (d) through repurchase agreements.

         |_|  The Funds cannot concentrate investments. That means they cannot invest 25% or more of their total assets in companies in any one industry.  Obligations of the U.S. government, its agencies and instrumentalities are not considered to be part of an "industry" for the purposes of this restriction.  This policy does not limit investments by Money Fund/VA in obligations issued by banks.

         |_|   The Funds cannot buy or sell real estate or interests in real estate. However, the Funds can purchase debt securities secured by real estate or interests in real estate, or issued by companies, including real estate investment trusts, which invest in real estate or interests in real estate.

         |_|   The Funds cannot underwrite securities of other companies. A permitted exception is in case a Fund is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

         |_|  The Funds cannot invest in commodities or commodity contracts, other than the hedging instruments permitted by any of its other fundamental policies. It does not matter whether the hedging instrument is considered to be a commodity or commodity contract.

         |_|   The Funds cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Funds are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations.  Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

         |_| The Funds cannot borrow money in excess of 33-1/3% of the value of that Fund's total assets.  The
Funds may borrow only from banks and/or affiliated investment companies.  With respect to this fundamental policy, the Funds can borrow only if they maintain a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940.

         Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Funds' policy not to concentrate its investments as described above, Money Fund/VA and all other Funds have adopted the industry classifications set forth in Appendix B and Appendix C, respectively, to this Statement of Additional Information.  This is not a fundamental policy.

How the Funds Are Managed

Organization and History.   Each Fund is an investment portfolio, or "series" of Oppenheimer Variable Account
Funds (the "Trust"), a multi-series open-end diversified management investment company organized as a
Massachusetts business trust that presently includes 10 series. Money Fund/VA, Bond Fund/VA and Capital
Appreciation Fund/VA were all organized in 1983, High Income Fund/VA, Aggressive Growth Fund/VA and Multiple
Strategies Fund/VA, were all organized in 1986, Global Securities Fund/VA was organized in 1990, Strategic Bond
Fund/VA was organized in 1993, Main Street(R)Growth & Income Fund/VA was organized in 1995, and Main Street(R)Small
Cap Fund/VA was organized in 1998. Prior to May 1, 2001, Oppenheimer Main Street(R)Small Cap Fund was named
"Oppenheimer Small Cap Growth Fund." The suffix "VA" was added to each Fund's name on May 1, 1999. Prior to that date, Oppenheimer Capital Appreciation Fund/VA was named "Oppenheimer Growth Fund," and Oppenheimer Main Street(R)
Growth & Income Fund/VA was named "Oppenheimer Growth & Income Fund."  Prior to May 1, 1998, Oppenheimer
Aggressive Growth Fund/VA was named "Oppenheimer Capital Appreciation Fund."  All references to the Fund's Board of Trustees and Officers refer to the Trustees and Officers, respectively, of Oppenheimer Variable Account Funds.

         |X|  Classes of Shares. The Trustees are authorized, without shareholder approval, to subjectcreate new series and classes of shares.  The Trustees may reclassify unissued shares of a Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted by proxy at shareholder meetings.

         The Funds currently have two classes of shares authorized.  All Funds offer a class of shares with no name designation. As of December 31, 2001, all Funds except Money Fund/VA, Bond Fund/VA and Multiple Strategies
Fund/VA also offered a service share class, subject to a Distribution and Service Plan.   Multiple Strategies
Fund/VA and Bond Fund/VA are expected to commence doing so during 2002. Each class of shares:

o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable under the terms of the insurance product, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of a Fund represents an interest proportionately equal to the interest of each other share of the same class of that Fund.

         |X| Meetings of Shareholders.  The Trust is a Massachusetts business trust, and the Funds are not required to hold, and do not plan to hold, regular annual meetings of shareholders. The Funds will hold meetings when required to do so by the Investment Company Act or other applicable law. They will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Funds, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the
Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the Funds' shareholder list available to the applicants or mail their communication to all other shareholders at the applicants'
expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Funds valued at $25,000 or more or constituting at least 1% of the Funds' outstanding shares, whichever is less. The Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder and Trustee Liability.  The Trust's Declaration of Trust contains an express disclaimer of shareholder or Trustee liability obligations.and states that all persons extending credit to, doing business with, contracting with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of forits obligations.the appropriate Series for payment, and neither the shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable for the obligations of the
Trust.  The Declaration of Trust also states that Fundany shareholder or former shareholder who is held personally liable for the obligations of the Trust solely by reason of his being or having been a shareholder shall be indemnified by the Trust against all losses and expenses arising from such liability.  Upon request, the
Trust shall assume the defense of any such claimmade and satisfy any judgment on the claim.  Massachusetts law permits a shareholder of a business trust (such as the Trust) to be held personally liable as a "partner" under certain circumstances. However, the risk that a shareholder will incur any financial loss from being held to be a
"partner" of the Trust is limited to the relatively remote circumstances in which the appropriate Fund would be unable to meet its obligations.

Board of Trustees

         The Funds are governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Funds'
activities, review its performance, and review the actions of the Manager.

              The Board of Trustees has an Audit Committee and a Review Committee.  The members of the Audit
Committee are Edward L. Cameron (Chairman), C. Howard Kast and F. William Marshall, Jr. The Audit Committee acts under a charter adopted by the Board of Trustees and performs a number of oversight functions. Among other functions, the Audit Committee provides the Board with recommendations regarding the selection of each Fund's independent auditor.  The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from each of the Funds' independent audit concerning each of the Fund's internal accounting procedures and controls.

         The members of the Review Committee are Jon S. Fossel (Chairman), Sam Freedman, William L. Armstrong,
Robert G. Avis and George C. Bowen. The Review Committee acts under a charter adopted by the Board of Trustees and performs a number of oversight functions. Among other functions, the Review Committee reviews reports and makes recommendations to the Board concerning the fees paid to the Funds' Transfer Agent and the services provided to the Funds by the Transfer Agent.  The Review Committee also reviews policies and procedures adopted by the Funds to comply with the Investment Company Act of 1940 and other applicable law.

Trustees  and  Officers of the Funds.  The Trustees and  officers of the Trust,  their  positions  held,  length of service in such position(s) and their principal  occupations and business  affiliations  during the past five years are listed below. Each of the Trustees, except Mr. Murphy, is an "Independent Trustee," (a person who is neither an "affiliated person" or an "interested person") as defined in the Investment Company Act.  Mr. Murphy is an
"Interested Trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company. Mr. Murphy was elected as a Trustee with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a
Trustee and the other Board II Funds for which he is a trustee or director. The information for the Trustees also indicates that none own any shares of any of the Funds as well as the aggregate dollar range of shares of Company
Act.the Board II Funds beneficially owned by the Trustee. All information is as of December 31, 2001. All of the
Trustees are also trustees,trustees or directorsor of the following Oppenheimer funds1 (referred to as "Board II
Funds"):

Oppenheimer Cash Reserves                               Oppenheimer Select Managers
Oppenheimer Champion Income Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                         Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                             Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                     Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                             Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                     Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                  Centennial Money Market Trust
Oppenheimer Municipal Fund                              Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                             Centennial Tax Exempt Trust

      Zack,Messrs.  Murphy,  Swain,  Molleur,  Wixted and Zack,  Mses.  Feld and Ives,  and the Portfolio  Managers
identified  below who are officers of the Trust,  respectively  hold the same offices with one or more of the other
Board II Funds. As of March 31, 2001, the Trustees and officers of the Funds as a group owned of record or beneficially less than 1% of either class of shares of any of the Funds. In addition, each Independent Trustee, and his family
members, do not own securities of either the Manager or Distributor of the Board II Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

         Mr. Swain has reported that he sold a residential property to Mr. Freedman on October 23, 2001 for $1.2 million.  An independent appraisal of the property supported the sale price.

Independent Trustees and Officer

--------------------------- ----------------------------------------------------------- -------------- ----------------
                                                                                                          Aggregate
                                                                                                        Dollar Range
Name, Address, 1  Age,                                                                  Dollar Range      of Shares
Position(s) Held with       Principal Occupation(s) During Past 5 Years / Other           of Shares     Owned in any
Fund and Length of Time     Trusteeships Held by Trustee / Number of Portfolios in      Owned in the    of the Board
Served2                     Fund Complex Overseen by Trustee                                Funds         II Funds
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
James C. Swain, Chairman,   Formerly (until January 2, 2002) Vice Chairman of the            $0         Over $100,000
Chief Executive Officer     Manager and (until 1997) President and a director of
and Trustee, since 1984     Centennial Asset Management Corporation, an investment
Age: 68                     advisory subsidiary of the Manager. Director/trustee of
                            41 investment companies in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

--------------------------- ----------------------------------------------------------- -------------- ----------------
William L. Armstrong,       Chairman of the following private mortgage banking               $0           $50,001-
Trustee since 1999          companies: Cherry Creek Mortgage Company (since 1991),
Age: 65                     Centennial State Mortgage Company (since 1994), The El
                            Paso Mortgage Company (since 1993), Transland Financial
                            Services, Inc. (since 1997); Chairman of the following
                            private companies: Great Frontier Insurance (insurance
                            agency) (since 1995) and Ambassador Media Corporation
                            (since 1984); Director of the following public companies:
                            Storage Technology Corporation (computer equipment
                            company) (since 1991), Helmerich & Payne, Inc. (oil and
                            gas drilling/production company) (since 1992),
                            UNUMProvident (insurance company) (since 1991); formerly                      $100,000
                            Director of International Family Entertainment
                            (television channel) (1992 - 1997) and Natec Resources,
                            Inc. (air pollution control equipment and services
                            company) (1991-1995), Frontier Real Estate, Inc.
                            (residential real estate brokerage) (1994-1999), and
                            Frontier Title (title insurance agency) (1995-June 1999);
                            formerly U.S. Senator (January 1979-January 1991).
                            Director/ trustee of 40 investment companies in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert G. Avis, Trustee     Formerly (until February 2001), Director and President of
since 1993                  A.G. Edwards Capital, Inc. (General Partner of private
Age: 70                     equity funds); formerly (until March 2000), Chairman,
                            President and Chief Executive Officer of A.G. Edwards
                            Capital, Inc.; formerly (until March 1999), Vice Chairman
                            and Director of A.G. Edwards, Inc. and Vice Chairman of
                            A.G. Edwards & Sons, Inc. (its brokerage company                 $0         $1 - $10,000
                            subsidiary); (until March 1999), Chairman of A.G. Edwards
                            Trust Company and A.G.E. Asset Management (investment
                            advisor); (until March 2000), a Director of A.G. Edwards
                            & Sons and A.G. Edwards Trust Company. Director/trustee
                            of 41 investment companies in the OppenheimerFunds
                            complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

--------------------------- ----------------------------------------------------------- -------------- ----------------
George C. Bowen, Trustee    Formerly (until April 1999) Mr. Bowen held the following
since 1999                  positions: Senior Vice President (from September 1987)
Age: 65                     and Treasurer (from March 1985) of the Manager; Vice
                            President (from June 1983) and Treasurer (since March
                            1985) of OppenheimerFunds Distributor, Inc., a subsidiary
                            of the Manager; Senior Vice President (since February
                            1992), Treasurer (since July 1991) Assistant Secretary
                            and a director (since December 1991) of Centennial Asset
                            Management Corporation; Vice President (since October
                            1989) and Treasurer (since April 1986) of HarbourView
                            Asset Management Corporation, an investment advisory
                            subsidiary of the Manager; President, Treasurer and a
                            director of Centennial Capital Corporation (since June
                            1989), a prior investment advisory subsidiary of the
                            Manager; Vice President and Treasurer (since August 1978)
                            and Secretary (since April 1981) of Shareholder Services,        $0         Over $100,000
                            Inc., and Vice President, Treasurer and Secretary of
                            Shareholder Financial Services, Inc. (since November
                            1989), both are transfer agent subsidiaries of the
                            Manager; Assistant Treasurer of Oppenheimer Acquisition
                            Corp. (since March 1998), the Manager's parent holding
                            company; Treasurer of Oppenheimer Partnership Holdings,
                            Inc. (since November 1989), a holding company subsidiary
                            of the Manager; Vice President and Treasurer of
                            Oppenheimer Real Asset Management, Inc. (since July
                            1996), an investment advisory subsidiary of the Manager;
                            Treasurer of OppenheimerFunds International Ltd. and
                            Oppenheimer Millennium Funds plc (since October 1997),
                            offshore fund management subsidiaries of the Manager.
                            Director/trustee of 36 investment companies in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

--------------------------- ----------------------------------------------------------- -------------- ----------------
Edward L. Cameron,          Formerly (from 1974-1999) a partner with
Trustee since 1999          PricewaterhouseCoopers LLP (an accounting firm) and
Age: 63                     Chairman, Price Waterhouse LLP Global Investment
                            Management Industry Services Group (from 1994-1998).             $0         Over $100,000
                            Director/trustee of 36 investment companies in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

--------------------------- ----------------------------------------------------------- -------------- ----------------
Jon S. Fossel,              Formerly (until October 1995), Mr. Fossel held the
Trustee since 1990          following positions: Chairman and a director of the
Age: 60                     Manager, President and a director of Oppenheimer
                            Acquisition Corp., Shareholder Services, Inc. and                $0         Over $100,000
                            Shareholder Financial Services, Inc. Director/trustee of
                            40 investment companies in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

--------------------------- ----------------------------------------------------------- -------------- ----------------
Sam Freedman,               Formerly (until October 1994) Mr. Freedman held the
Trustee since 1996          following positions: Chairman and Chief Executive Officer
Age: 61                     of OppenheimerFunds Services; Chairman, Chief Executive
                            Officer and a director of Shareholder Services, Inc.,
                            Chairman, Chief Executive Officer and director of                $0         Over $100,000
                            Shareholder Financial Services, Inc., Vice President and
                            director of Oppenheimer Acquisition Corp. and a director
                            of OppenheimerFunds, Inc. Director/trustee of 41
                            investment companies in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
C. Howard Kast,             Formerly Managing Partner of Deloitte, Haskins & Sells
Trustee since 1987          (an accounting firm). Director/trustee of 41 investment          $0         Over $100,000
Age: 80                     companies in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert M. Kirchner,         President of The Kirchner Company (management
Trustee since 1984          consultants). Director/trustee of 41 investment companies        $0         Over $100,000
Age: 80                     in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
F. William Marshall, Jr.,   Trustee (since 1996) of MassMutual Institutional Funds
Trustee since 2000          and of MML Series Investment Fund (open-end investment
Age: 59                     companies). Formerly (until 1999) Chairman of SIS
                            Family Bank, F.S.B. (formerly SIS Bank); President, Chief
                            Executive Officer and Director of SIS Bankcorp., Inc. and
                            SIS Bank (formerly Springfield Institution for Savings)
                            (1993-1999); Executive Vice President (until 1999) of            $0         Over $100,000
                            Peoples Heritage Financial Group, Inc.; Chairman and
                            Chief Executive Office of Bank of Ireland First Holdings,
                            Inc. and First New Hampshire Banks (1990-1993).
                            Director/trustee of 36 investment companies in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------0

Interested Trustee and Officer

-------------------------- ------------------------------------------------------------- ------------- ----------------
Name, Address,3 Age,       Principal Occupation(s) During Past 5 Years / Other              Dollar        Aggregate
                                                                                                        Dollar Range
                                                                                                          of Shares
                                                                                           Range of     Owned in any
Position(s) Held with                                                                       Shares         of the
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios in Fund     Owned in      Oppenheimer
Served4                    Complex Overseen by Trustee                                    the Funds    Funds5
-------------------------- ------------------------------------------------------------- ------------- ----------------
-------------------------- ------------------------------------------------------------- ------------- ----------------
John V. Murphy,            Chairman, Chief Executive Officer and director (since June
President and Trustee      2001) and President (since September 2000) of the Manager;
Trustee since October      President and a trustee of other Oppenheimer funds;                $0        Over $100,000
2001                       President and a director (since July 2001) of Oppenheimer
Age: 52                    Acquisition Corp. and of Oppenheimer Partnership Holdings,
                           Inc.; a director (since November 2001) of OppenheimerFunds
                           Distributor, Inc.; Chairman and a director (since July
                           2001) of Shareholder Services, Inc. and of Shareholder
                           Financial Services, Inc.; President and a director (since
                           July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director of the following investment advisory subsidiaries of OFI: OAM
                           Institutional, Inc. and Centennial Asset Management
                           Corporation (since November 2001), HarbourView Asset
                           Management Corporation and OFI Private Investments, Inc.
                           (since July 2002); President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
                           Management, Inc.; a director (since November 2001) of
                           Trinity Investment Management Corp. and Tremont Advisers,
                           Inc., investment advisory affiliates of the Manager;
                           Executive Vice President (since February 1997) of
                           Massachusetts Mutual Life Insurance Company, the Manager's
                           parent company; a director (since June 1995) of DBL
                           Acquisition Corporation; formerly, Chief Operating Officer
                           (from September 2000 to June 2001) of the Manager;
                           President and trustee (from November 1999 to November 2001)
                           of MML Series Investment Fund and MassMutual Institutional
                           Funds, open-end investment companies; a director (from
                           September 1999 to August 2000) of C.M. Life Insurance
                           Company; President, Chief Executive Officer and director
                           (from September 1999 to August 2000) of MML Bay State Life
                           Insurance Company; a director (from June 1989 to June 1998)
                           of Emerald Isle Bancorp and Hibernia Savings Bank,
                           wholly-owned subsidiary of Emerald Isle Bancorp.
                           Director/trustee of 63 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------------- ------------- ----------------

Officers of the Fund

----------------------------------------------- -----------------------------------------------------------------------
Name, Address,6 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served7
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Charles Albers, Vice President and Portfolio    Senior Vice President (since April 1998) of the Manager; a Certified
Manager (since 1998)                            Financial Analyst; an officer and portfolio manager of other
Age: 61                                         Oppenheimer funds; formerly a Vice President and portfolio manager for Guardian Investors Services,  the investment management subsidiary of The Guardian Life Insurance Company (1972 - April 1998).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Bruce Bartlett, Vice President and Portfolio    Senior Vice President (since January 1999) of the Manager; an officer
Manager (since 1999)                            and portfolio manager of other Oppenheimer funds. Prior to joining
Age: 52.                                        the Manager in April, 1995, he was a Vice President and Senior
                                                Portfolio Manager at First of America Investment Corp. (September
                                                1986 - April 1995).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
George Evans, Vice President and Portfolio      Vice  President of the Manager (since October 1993) and of HarbourView
Manager (since 1993)                            Asset  Management  Corporation  (since  July  1994);  an  officer  and
Age: 42.                                        portfolio manager of other Oppenheimer funds.
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Michael S. Levine, Vice President and           Vice  President  (since  June 1998) of the  Manager;  an  officer  and
Portfolio Manager (since 1998)
Age: 36.                                        portfolio manager of other Oppenheimer funds;  formerly Assistant Vice
                                                President  and  Portfolio  Manager of the  Manager  (April 1996 - June
                                                1998);  prior to joining the Manager in June 1994,  he was a portfolio manager and research  associate for Amas  Securities,  Inc.  (February
                                                1990 - February 1994).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Angelo Manioudakis, Vice President and          Senior Vice President of the Manager (since April 2002); an officer
Portfolio Manager (since 2002)                  and portfolio manager of other Oppenheimer funds; formerly Executive
Age: 35.                                        Director and portfolio manager for Miller, Anderson & Sherrerd, a division of Morgan Stanley Investment Management (August 1993-April
                                                2002).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Nikolaos D. Monoyios, Vice President and        Vice  President  of the Manager  (since  April  1998);  an officer and
Portfolio Manager (since 1998)
Age: 52.                                        portfolio  manager of other Oppenheimer  funds; a Certified  Financial
                                                Analyst;  formerly a Vice President and portfolio manager for Guardian
                                                Investor  Services,   the  investment  management  subsidiary  of  The
                                                Guardian Life Insurance Company (1979 - March 1998).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
David P. Negri, Vice President and Portfolio
Manager (since 1998)                            Senior  Vice  President  of  the  Manager  (since  May  1998)  and  of
Age: 47.                                        HarbourView  Asset  Management  Corporation  (since  April  1999);  an officer and portfolio  manager of other  Oppenheimer  funds;  formerly
                                                Vice President of the Manager (July 1988 - May 1998).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Jane Putnam, Vice President and Portfolio
Manager (since 1995)                            Vice President of the Manager  (since  October 1995);  and officer and
Age: 41.                                        portfolio  manager of another  Oppenheimer  fund;  before  joining the
                                                Manager in May 1994, she was a portfolio  manager and equity  research analyst for Chemical Bank (June 1989 - May 1994).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Thomas P. Reedy, Vice President and Portfolio
Manager (since 1993)                            Vice  President  of the Manager  (since June 1993) and of  HarbourView
Age: 40.                                        Asset  Management  Corporation  (since  April  1999);  an officer  and portfolio manager of other Oppenheimer funds.
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Richard H. Rubinstein, Vice President and
Portfolio Manager (since 1995)                  Senior Vice President (since October 1995) of the Manager;  an officer
Age: 53.                                        and portfolio  manager of another  Oppenheimer  fund;  formerly a Vice
                                                President of the Manager (June 1990 - October 1995).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Arthur P. Steinmetz, Vice President and
Portfolio Manager (since 1993)                  Senior  Vice  President  of the  Manager  (since  March  1993)  and of
Age: 43.                                        HarbourView  Asset  Management  Corporation  (since  March  2000);  an officer and portfolio manager of other Oppenheimer funds.
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Susan Switzer, Vice President and Portfolio
Manager (since 2000)                            Vice President of the Manager (since  December  2000);  Assistant Vice
Age: 35.                                        President of the Manager  (December  1997 - December  2000).  Prior to
                                                joining the Manager,  she was a portfolio  manager at Neuberger Berman
                                                (November 1994 - November 1997).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
James F. Turner, II, Vice President and         Vice President and Portfolio  Manager of the Manager since March 2001;
Portfolio Manager
Age: 35.                                        formerly  portfolio  manager for  Technology  Crossover  Ventures (May
                                                2000 - March 2001);  Assistant Vice President and Associate  Portfolio
                                                Manager of the Manager  (August 1999 - May 2000);  securities  analyst for  the  Manager  (October  1996 -  August  1999);  and a  securities analyst with First of America  Investment  Company (May 1994 - October
                                                1996).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Barry D. Weiss, Vice President and Portfolio    Vice  President  of the  Manager  (since  July  2001);  an officer and
Manager (since 2001)
Age: 37.                                        portfolio manager of other Oppenheimer funds;  formerly Assistant Vice
                                                President  and  Senior  Credit   Analyst  of  the  Manager   (February
                                                2000-June  2001).  Prior to joining the Manager in February  2000,  he was Associate  Director,  Structured  Finance,  Fitch IBCA Inc. (April
                                                1998  -  February  2000);  News  Director,   Fitch  Investors  Service
                                                (September 1996 - April 1998); and Senior Budget Analyst,  City of New
                                                York, Office of Management & Budget (February 1990 - September 1996).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
William L. Wilby, Vice President and            Senior  Vice  President  of  the  Manager  (since  July  1994)  and of
Portfolio Manager (since 1994)
Age: 57.                                        HarbourView  Asset  Management  Corporation  (since May 1999);  Senior
                                                Investment  Officer,  Director of  International  Equities  (since May
                                                2000) of the  Manager;  an officer  and  portfolio  manager of another
                                                Oppenheimer  fund;  formerly  Vice  President of the Manager  (October
                                                1991-  July  1994) and of  HarbourView  Asset  Management  Corporation
                                                (June 1992 - May 1999).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Carol E. Wolf, Vice President and Portfolio     Senior Vice President (since June 2000) of the Manager; an officer
Manager (since 2000)                            and portfolio manager of other Oppenheimer funds; formerly Vice
Age: 50.                                        President of the Manager (June 1990 - June 2000).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Mark Zavanelli, Vice President and Portfolio
Manager (since 2000)                            Vice  President  (since  November  2000) of the  Manager;  a Chartered
Age: 31.                                        Financial   Analyst;   an  officer  and  portfolio  manager  of  other
                                                Oppenheimer  funds.  Prior to joining  the  Manager in May 1998 he was
                                                President of Waterside  Capital  Management,  a registered  investment advisor  (August 1995 - April 1998) and a financial  research  analyst for Elder Research (June 1997 - April 1998).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since April   Manager; Treasurer (since March 1999) of HarbourView Asset Management
1999)                                           Corporation, Shareholder Services, Inc., Oppenheimer Real Asset
Age: 42                                         Management Corporation, Shareholder Financial Services, Inc.,
                                                Oppenheimer Partnership Holdings, Inc., OFI Private Investments, Inc.
                                                (since March 2000), OppenheimerFunds International Ltd. and
                                                Oppenheimer Millennium Funds plc (since May 2000), offshore fund management subsidiaries of the Manager, and OAM Institutional, Inc.
                                                (since November 2000), an investment advisory subsidiary of the
                                                Manager; Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company, a trust company subsidiary of the Manager;
                                                Assistant Treasurer (since March 1999) of Oppenheimer Acquisition
                                                Corp. and OppenheimerFunds Legacy Program (since April 2000); an officer of other Oppenheimer funds; formerly Principal and Chief
                                                Operating Officer, Bankers Trust Company - Mutual Fund Services
                                                Division (March 1995 - March 1999).
----------------------------------------------- -----------------------------------------------------------------------

----------------------------------------------- -----------------------------------------------------------------------
Robert G. Zack,                                 Senior Vice President (since May 1985) and General Counsel (since
Vice President and Secretary (since November    February 2002) of the Manager; Assistant Secretary of Shareholder
1, 2001)                                        Services, Inc. (since May 1985), Shareholder Financial Services, Inc.
Age: 53                                         (since November 1989); OppenheimerFunds International Ltd. And
                                                Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly, Acting General Counsel (November
                                                2001 - February 2002) and Associate General Counsel (1984 - October
                                                2001).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary (since    Vice  President and Senior  Counsel of the Manager  (since July 1999);
November 1, 2001)                               an officer of other Oppenheimer  funds;  formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary (since   Vice  President and Senior  Counsel of the Manager  (since July 1999);
November 1, 2001)                               an officer of other Oppenheimer  funds;  formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary (since    Vice  President  and  Assistant  Counsel of the  Manager  (since  June
November 1, 2001)                               1998); an officer of other  Oppenheimer  funds;  formerly an Assistant
Age: 36                                         Vice  President  and Assistant  Counsel of the Manager  (August 1997 -
                                                June 1998); and Assistant  Counsel of the Manager (August  1994-August
                                                1997).
----------------------------------------------- -----------------------------------------------------------------------

|X|      Remuneration  of  Trustees.  The  officers  of the  Funds and one  Trustee  of the Fund  (Mr.  Murphy)  is
affiliated  with the  Manager  and  receive no salary or fee from the Funds.  The  remaining  Trustees of the Funds received the compensation  shown below.  The  compensation  from the Funds were paid during their fiscal year ended
December 31, 2001. The  compensation  from all of the  Denver-based  Oppenheimer  funds  includes the  compensation from the Funds and represents compensation received as a director,  trustee,  managing general partner or member of
---------------------------------------------------------------- ---------------------------------- -----------------------------
                                                                      |X|       affiliated with the Manager until
January 2, 2002.                                                 Aggregate Compensation             Total Compensation from all
                                                                 From Fund                           Board II Funds1 (41 Funds)

Trustee/Director
Name and Other Positions
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
William Armstrong                                                             $12,266                         $78,865
     Review Committee Member
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Robert G. Avis                                                                $12,354                         $79,452
     Review Committee Member
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Bill Baker                                                                    $9,331                          $60,000
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
George C. Bowen                                                               $11,809                         $75,936
     Review Committee Member
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Edward L. Cameron                                                             $11,784                         $75,794
     Audit Committee Chairman
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Jon S. Fossel                                                                 $13,091                         $84,177
     Review Committee Chairman
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Sam Freedman                                                                  $12,970                         $83,402
     Review Committee Member
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Ray Kalinowski2                                                               $3,251                          $16,468

---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
C. Howard Kast                                                                $13,601                         $87,452
     Audit Committee Member
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Robert M. Kirchner                                                            $12,354                         $79,452
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
F. William Marshall, Jr.                                                      $10,874                         $69,922
     Audit Committee Member
---------------------------------------------------------------- ---------------------------------- -----------------------------
---------------------------------------------------------------- ---------------------------------- -----------------------------
Ned Steel                                                                     $9,331                          $60,000
---------------------------------------------------------------- ---------------------------------- -----------------------------

Effective July 1, 2000 and April 5, 2001,  respectively,  Ned M. Steel and Raymond Kalinowski  resigned as Trustees of the Fund.  Mr. Steel  subsequently  became  Trustee  Emeritus of the Fund. For the year ended December 31, 2001,
Mr. Steel received $9,331 and $3,251 aggregate  compensation from the Fund,  respectively,  and $60,000 and $16,468 total compensation from all Board II funds respectively.
For the 20002001 calendar year.
2.       Resigned effective April 24, 2001.

|X|      Deferred Compensation Plan. The Board of Trustees has adopted a Deferred Compensation Plan for disinterested Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Funds.  Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee.  The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

      Deferral of Trustee's fees under the plan will not materially affect the Funds' assets, liabilities and net income per share.  The plan will not obligate the fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the Securities and Exchange
Commission, the Funds may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

       |X|   Major Shareholders.  As of March 31, 2002, the only entities owning of record or known by the management of the Trust to be beneficial owners of 5% or more of the outstanding shares of any Fund were the following insurance companies and their respective affilaites: (i) Monarch Life Insurance Company ("Monarch"),
Springfield MA; (ii) GE Life & Annuity Assurance Company ("GE"), Richmond, VA; (iii) Nationwide Life Insurance
Company ("Nationwide"), Columbus, OH; (iv) Aetna Life Insurance and Annuity Company ("Aetna"), Hartford, CT; (v)
Massachusetts Mutual Life Insurance Company ("MassMutual"), Springfield, MA; (vi) Jefferson-Pilot Life Insurance
Company, and Alexander Hamilton Life Insurance Company of America (collectively, "Jefferson-Pilot"), Concord, NH;
(vii) CUNA Mutual Group ("CUNA"), Madison, WI; (viii) American General Annuity Insurance Company ("American
General"), Houston, TX; (ix) Protective Life Insurance Company ("Protective"), Birmingham, AL; (x) Allstate Life
Insurance Company and Glenbrook Life and Annuity Company (collectively, "Allstate"), Northbrook, IL; (xi)
Columbus Life Insurance Company ("Columbus"), Cincinnati, OH; and (xii) Pruco Insurance Company ("Pruco"),
Newark, NJ; (xii) John Hancock Life Insurance Company, Boston, MA ("John Hancock); (xiii) Lincoln National Life
Insurance Company ("Lincoln Benefit"); (xiv) Transamerica Life Insurance Company, Cedar Rapids, IO
("Transamerica"); and (xv) Travelers Insurance Company, Hartford, CT ("Travelers"). Such shares were held as shown in Appendix C.

The Manager.  The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund, the Manager and the Distributor have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and
Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C.  You
can obtain information about the hours of operation of the Public Reference Room by calling the SEC at
1-202-942-8090. The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's
EDGAR database at the SEC's Internet web site at http://www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov or by writing to the
SEC's Public Reference Section, Washington, D.C. 20549-0102.

      |X| The Investment  Advisory  Agreements.  The Manager provides  investment  advisory and management services to each Fund under an investment  advisory  agreement  between the Manager and the Trust for each Fund. The Manager selects  securities for the Funds'  portfolios and handles their  day-to-day  business.  The portfolio  managers of the Funds are employed by the Manager and are the persons who are principally responsible for the day-to-day management of the Funds' portfolios. Other members of the Manager's Teams provide the portfolio managers with counsel and support in managing the Funds' portfolios.  For Global Securities Fund/VA, this includes George Evans and Frank Jennings.  Similarly, other members of the Manager's Fixed Income Portfolio Department, particularly portfolio analysts, traders and other portfolio managers having broad experience with domestic and international government and fixed-income securities, provide the portfolio managers of the High Income Fund/VA, Bond Fund/VA and Strategic Bond Fund/VA with support in managing the portfolios of those Funds.

      The agreements require the Manager, at its expense, to provide the Funds with adequate office space, facilities and equipment.  It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Funds. Those responsibilities include the compilation and maintenance of records with respect to operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Funds.

      The Funds pay expenses not expressly assumed by the Manager under the agreements, or by the Distributor under the General Distributor's Agreements for Service shares.  The advisory agreement lists examples of expenses paid by the Funds.  The major categories relate to interest, taxes, brokerage commissions, fees to certain
Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs.  The management fees paid by the
Funds to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of each Fund as a whole.  Prior to May 1, 1999, the advisory agreement for Aggressive Growth
Fund/VA did not include a breakpoint above $800 million.  Whenever more than one class of shares is issued, the fees are allocated to each class of shares based upon the relative proportion of a Fund's net assets represented by that class.

      The Agreements contain no expense limitation. However, the Manager has undertaken to voluntarily reduce the management fee of Oppenheimer Strategic Bond Fund/VA, commencing January 1, 2002, if the relative performance of that Fund is at or below the following criteria.  If the trailing 12-month performance of Oppenheimer Strategic
Bond Fund/VA at the end of any calendar quarter is ranked by Lipper, Inc. ("Lipper") in the fifth quintile of the
Lipper peer group for that Fund (funds dedicated to variable insurance products in Lipper's general bond funds category), the Manager undertakes to reduce the management fee for that Fund by 0.10%, and for each quarter thereafter until its performance improves, and if Oppenheimer Strategic Bond Fund/VA is ranked by Lipper in the fourth quintile of that peer group, the Manager undertakes to reduce the management fee by 0.05% for the following fiscal quarter and for each quarter thereafter until its performance improves. This management fee waiver is voluntary and may be terminated by the Manager at any time, without advance notice. If the Fund's performance is ranked in the third quintile, the full management fee is charged.  If the performance again declines, the same waiver applies again.

-------------------------------------------------------------------------------------------------------------
                           Management Fees for the Fiscal Year Ended December 31:
-------------------------------------------------------------------------------------------------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
                 Fund:                           1999                   2000                   2001
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Money Fund/VA                            $   749,665            $   920,505            $ 1,294,520
$   445,899         $   601,698    $
619,030
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
High Income Fund/VA                      $2,511,521             $  2,436,299           $ 2,563,318
$1,177,754          $1,667,490
$2,383,008
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Bond Fund/VA                             $4,539,138             $  4,030.064           $ 4,571,739
$2,188,350          $3,281,556
$4,218,231
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Aggressive Growth Fund/VA                $8,700,904             $18,407,015            $12,164,540
$3,382,840          $5,324,309
$6,564,650
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Capital Appreciation Fund/VA             $6,845,473             $12,361,613            $12,843,798
$1,139,2551         $2,859,202
$4,369,487
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Multiple Strategies Fund/VA              $4,271,966             $  4,090,208           $  4,312,500
$3,132,569          $4,068,887
$4,584,184
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Global Securities Fund/VA                $8,336,850             $13,531,073            $12,404,364
$3,395,740          $5,615,606
$7,167,836
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Strategic Bond Fund/VA             $     $2,066,323             $2,147,021             $  2,440,218
618,338  $1,197,613 $1,860,227
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Main Street Growth
& Income Fund/VA                         $2,864,220             $5,651,580             $7,073,905
---------------------------------------- ---------------------- ---------------------- ----------------------
---------------------------------------- ---------------------- ---------------------- ----------------------
Main Street Small Cap Fund/VA
    N/A                                  $20,414(1)             $94,162                $114,814
$    N/A
$       2,219 2
---------------------------------------- ---------------------- ---------------------- ----------------------
--------------------
 (1) The Manager voluntarily reimbursed certain expenses other than management fees during the periods shown.

      The investment advisory agreements state that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

      The agreements permit the Manager to act as investment advisor for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment advisor to a Fund, the Manager may withdraw the right of that Fund to use the name "Oppenheimer" as part of its name.

|X|       Annual Approval of Investment Advisory Agreement. Each year, the Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the investment advisory agreement for each Fund. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Funds pay with respect to
Service shares.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Funds and their shareholders;
o        The profitability of the Funds to the Manager;
o        The investment performance of the Funds in comparison to regular market indices
o        Economies of scale that may be available to the Funds from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Funds from their relationship with the Manager, and
o        The direct and indirect benefits the Manager received from its relationship with the Funds.  These included services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Funds.  The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Funds and their shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Trustees, meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Funds' Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

         In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the Agreements, including the investment advisory fees, in light of all of the surrounding circumstances.

Brokerage Policies of the Funds

Brokerage Provisions of the Investment Advisory Agreements.  One of the duties of the Manager under the investment advisory agreements is to arrange the portfolio transactions for the Funds.  The advisory agreements contain provisions relating to the employment of broker-dealers to effect the Funds' portfolio transactions.  The
Manager is authorized by the advisory agreements to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Funds to obtain, at reasonable expense, the "best execution" of the Funds' portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable. The Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Funds as established by its
Board of Trustees.

         Under the investment  advisory  agreements,  the Manager may select brokers (other than  affiliates)  that provide  brokerage  and/or research  services for the Funds and/or the other accounts over which the Manager or its affiliates have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge,  if the Manager makes a good faith  determination  that the  commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the
Funds' portfolio transactions, the Manager may also consider sales of shares of the Funds and other investment companies for which the Manager or an affiliate serves as investment adviser.

Brokerage Practices Followed by the Manager.  The Manager allocates brokerage for the Funds subject to the provisions of the investment advisory agreements and the procedures and rules described above. Generally, the
Manager's portfolio traders allocate brokerage based upon recommendations from the Manager's portfolio managers.
In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the
Manager's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers.  In transactions on foreign exchanges, the Funds may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S.
markets.  Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market.  Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.  In an option transaction, the Funds ordinarily use the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

      Other funds advised by the Manager have investment policies similar to those of the Funds. Those other funds may purchase or sell the same securities as the Funds at the same time as the Funds, which could affect the supply and price of the securities. If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

      Most purchases of debt obligations are principal transactions at net prices.  This affects a substantial portion of the portfolio transactions of Money Fund/VA, High Income Fund/VA, Bond Fund/VA and Strategic Bond
Fund/VA.  Instead of using a broker for those transactions, the Funds normally deal directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using the services of a broker.  Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter.  Purchases from dealers include a spread between the bid and asked prices. The Funds seek to obtain prompt execution of these orders at the most favorable net price.

      The investment advisory agreements permit the Manager to allocate brokerage for research services.  The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates.  The investment research received for the commissions of those other accounts may be useful both to one of the Funds and one or more of the Manager's other accounts.  Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

      Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services.  If a research service also assists the
Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

      The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii)
the trade is not a riskless principal transaction.  The Board of Trustees permits the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

      The research services provided by brokers broaden the scope and supplement the research activities of the
Manager.  That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase.  The Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

      The (i) total brokerage commissions paid by the Funds (other than Money Fund/VA, which paid no brokerage commissions), not including spreads or concessions on principal transactions on a net trade basis, for the Funds'
fiscal year ended December 31, 1999, 2000 and 2001; and (ii) for the Funds' fiscal year ended December 31, 2001, the amount of transactions directed to brokers for research services, and the amount of the commissions paid to broker-dealers for those services, is shown in the chart below:

------------------------- ----------------------------------------------------- ------------------- ------------------
                                                                                Transactions        Commissions Paid
                                      Total Brokerage Commissions               Directed for        For Research1
                                           Paid by the Funds                    Research1
------------------------- ----------------------------------------------------- ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Fund                          1999              2000               2001                2001               2001
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
High Income
Fund/VA                   $ 12,736       $7,335              $8,024             $ 0                 $0
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Bond Fund/VA              $ 294,377      $248,630            $759,725           $ 0                 $0
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Strategic Bond
Fund/VA                   $37,4597       $50.611             $38,184            $ 0                 $0
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Aggressive Growth
Fund/VA                   $1,260,968     $523,144            $2,943,962         $1,085,289          $890,652,315
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Capital Appreciation
Fund/VA                   $1,229,872     $1,473,398          $2,151,288         $779,543,161        $1,099,399
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Main Street Small
Cap Fund/VA                $4,819        $16,832             $73,472            $588,128            $1,470
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Global Securities
Fund/VA                   $3,026,315     $3,787,676          $2,591,256         $117,399,565        $240,757
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Multiple Strategies
Fund/VA                   $  269,657     $666,958            $565,744           $23,333,181         $45,774
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
Main Street Growth
& Income Fund/VA          $  458,120     $1,278,160          $1,563,519         $406,809,557        $ 507,121
------------------------- -------------- ------------------- ------------------ ------------------- ------------------
------------
1. The amount of transactions  directed to brokers for research  services and the amount of the commissions paid to brokers for those services are shown in these columns.

Distribution and Service Plans (Service Shares Only)

      Under its General Distributor's Agreements with the Funds, OppenheimerFunds Distributor, Inc. will only act as the principal underwriter of the Funds' Service shares.

         Each Fund has adopted a Distribution and Service Plan (the "Plan") for its Service shares under Rule
12b-1 of the Investment Company Act, pursuant to which each Fund will make payments to the Distributor in connection with the distribution and/or servicing of Service shares. The Distributor will pay insurance company separate account sponsors and other entities that offer and/or provide services to Service shares, as described in the Prospectus.  Each Plan has been approved by a vote of (i) the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on that Plan, and (ii) the Manager as the then-sole initial holder of such shares.

         Under the Plans, no payment will be made to any insurance company separate account sponsor or affiliate thereof under a Fund's Plan (each is referred to as a "Recipient") in any quarter if the aggregate net assets of a Fund's Service shares held by the Recipient for itself and its customers did not exceed a minimum amount, if any, that may be determined from time to time by a majority of the Trust's Independent Trustees. Although the
Plans provide for a fee of 0.25% of average annual net assets, the Board of Trustees had set the fee at 0.15% of average annual net assets prior to May 1, 2002 (when that rate increased to 0.25% for all series except andMoney
Fund). The Board has set no minimum asset amount.  For the fiscal year ended December
31, 2001,  all payments made under the Service Class Plan  wereOppenheimer  Global paid by the Funds'  distributor, to Funds.Recipients (including recipients affiliated with the Manager).

         Those Service class payments during the fiscal year ended December 31, 2001, for all Funds having
Service class shares outstanding as of that date, were as follows:

---------------------------------------- --------------------------------------

                                                 Service Plan Payments
                 Class                                  by OFDI
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
    Oppenheimer High Income Fund/VA
            Service Shares                                $1
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
  Oppenheimer Strategic Bond Fund/VA
            Service Shares                                $2
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
 Oppenheimer Aggressive Growth Fund/VA
            Service Shares                                $46
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
   Oppenheimer Capital Appreciation
        Fund/VA Service Shares                            $6
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
   Oppenheimer Main Street Small Cap
        Fund/VA Service Shares                            $17
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
 Oppenheimer Global Securities Fund/VA
            Service Shares                              $12,673
---------------------------------------- --------------------------------------

---------------------------------------- --------------------------------------
   Oppenheimer Main Street Growth &
     Income Fund/VA Service Shares                      $15,379
---------------------------------------- --------------------------------------

         Under the Plans, the Manager and the Distributor may make payments to affiliates and, in their sole discretion, from time to time may use their own resources (which, as to the Manager, may include profits derived from the advisory fee it receives from each respective Fund) to make payments to Recipients for distribution and administrative services they perform.  The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of distribution assistance payments they make to Recipients from their own assets.

         Unless terminated as described below, each Plan continues in effect from year to year but only as long as such continuance is specifically approved at least annually by the Trust's Board of Trustees and its
Independent Trustees by a vote cast in person at a meeting called for the purpose of voting on such continuance.
Any Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding Service shares.  For purposes of voting with respect to the Plans, Account owners are considered to be shareholders of a Fund's shares. No Plan may be amended to increase materially the amount of payments to be made unless such amendment is approved by Account owners of the class affected by the amendment.  All material amendments must be approved by the Board and a majority of the Independent Trustees.

         While the plans are in effect and Service shares are outstanding, the Treasurer of the Trust must provide separate written reports to the Trust's Board of Trustees at least quarterly describing the amount of payments and the purpose of the payment made pursuant to each Plan. These reports are subject to the review and approval of the Independent Trustees.

Performance of the Funds

Explanation  of  Performance  Terminology.  The  Funds  use a  variety  of terms  to  illustrate  their  investment performance.  Those terms include  "cumulative  total return," "average annual total return," "average annual total return at net asset  value"  and  "total  return at net asset  value."  An  explanation  of how total  returns  are calculated is set forth below.  The charts below show the Funds' performance as of the Funds' most recent fiscal year end. You can obtain current performance information by following the instructions in the prospectus for your insurance product, or by calling the Funds' Transfer Agent at 1.800.981.2871.

         The Funds'  illustrations  of their  performance  data in  advertisements  must  comply  with rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by a Fund of its performance data must include the average annual total returns for the advertised class of shares of that Fund. Those returns must be shown for the 1, 5 and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Performance information for Service shares is sharesnot shown for the following Funds because no shares of those Funds were offered prior to December 31, 2001: Bond Fund/VA and Multiple Strategies Fund/VA. Because
Service shares are subject to an additional fee, the performance is expected to be lower for any given period.

         Use of standardized performance calculations enables an investor to compare the Funds' performance to the performance of other funds for the same periods.  However, a number of factors should be considered before using the Funds' performance information as a basis for comparison with other investments:

         |_| Total returns measure the performance of a hypothetical account in a Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
         |_|  The Fund's performance does not reflect the charges deducted from an investor's separate account by the insurance company or other sponsor of that separate account, which vary from product to product.  If these charges were deducted, performance will be lower than as described in the Fund's Prospectus and Statement of
Additional Information.  In addition, the separate accounts may have inception dates different from those of the
Funds. The sponsor for your insurance product can provide performance information that reflects those charges and inception dates.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The Funds' performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
         |_| The principal value of the Funds' shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
          |_| The preceding two statements do not apply to Money Fund/VA, which seeks to maintain a stable net asset value of $1.00 per share. There can be no assurance that Money Fund/VA will be able to do so.
         |_| Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.  The Funds' total returns should not be expected to be the same as the returns of other Oppenheimer funds, whether or not such other funds have the same portfolio managers and/or similar names.

         The Funds' total returns are affected by market conditions, the quality of that Funds' investments, the maturity of debt investments, the types of investments that Fund holds, and its operating expenses.

         |X| Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the  Funds'
performance.  Total  return is the  change in value of a  hypothetical  investment  in a Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment  is redeemed at the end of the period.  The  cumulative  total return  measures the change in value over the entire period (for  example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average annual total returns do not show actualyear-by-
          year-by-year performance.  The Funds use standardized calculations for its total returns as prescribed by the SEC.  The methodology is discussed below.

                  |_| Average Annual Total Return.  The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years.  It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                                       1/n
                                        (ERV     ) - 1  = Average Annual Total Return
                                        (----    )
                                        ( P      )

         |_| Cumulative Total Return.  The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years.  Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis.
Cumulative total return is determined as follows:

                                        ERV - P
                                        ------  = Total Return
                                         P

The Funds' Total Returns for the Periods Ended 12/31/01

-------------------------------------------------------------------------------------------------------------

                                   Five Years      Ten Years                                                  One Year(1)
                                   (or             (or                                                        (or life-of-class)
Fund and Class/Inception Date      life-of-class)  life-of-class)

-------------------------------------------------------------------------------------------------------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
High Income Fund/VA (4/3/86)                               2.87%         8.71%
                                       1.97%
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- -------------
Service Shares: High Income
Fund/VA                                                      N/A           N/A
(9/18/01)                              1.67%
---------------------------------- --------------- -------------- -------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Bond Fund/VA (4/3/85)                                      5.62%         6.64%
                                       7.79%
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Aggressive Growth Fund/VA                 -31.27%          7.05%        11.76%
(8/15/86)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Service Shares: Aggressive                -31.31%        -43.90%           N/A
Growth Fund/VA (10/16/00)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Capital Appreciation Fund/VA
(4/3/85)                                  -12.58%         14.18%        15.21%
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Service Shares: Capital                    15.51%            N/A           N/A
Appreciation Fund/VA
(9/18/01)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Multiple Strategies Fund/VA                 2.22%          8.74%        10.20%
(2/9/87)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Global Securities Fund/VA                 -12.04%         15.40%       13.91%
(11/12/90)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------

Fund and Class/Inception Date      One Year(1)     Five Years     Ten Years
                                   (or             (or            (or
                                   life-of-class)  life-of-class) life-of-class)

---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Service Shares: Global                    -12.17%
Securities Fund/VA (10/16/00)                            -13.02%      N/A
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Strategic Bond Fund/VA (5/3/93)             4.85%          4.36%         5.61%
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Service Shares: Strategic Bond              1.94%            N/A           N/A
Fund/VA
(3/19/01)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Main Street Growth &
Income Fund/VA (7/5/95)                   -10.16%          6.71%        13.67%
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Service Shares: Main Street               -10.27%        -14.62%           N/A
Growth & Income Fund/VA (7/13/00)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- ------------- ----------- -----------------
Main Street Small Cap Fund/VA              -0.36%          3.76%           n/a
(5/1/98)
---------------------------------- --------------- -------------- ------------- ----------- -----------------
---------------------------------- --------------- -------------- -------------
Service Shares: Main Street              4.15%               N/A           N/A
Small Cap Fund/VA (7/16/01)
---------------------------------- --------------- -------------- -------------
---------------------------------- --------------- -------------- -------------
Money Fund/VA (4/3/85)                   3.85%             5.12%         4.77%
---------------------------------- --------------- -------------- -------------
--------
(1)      For Service shares,  cumulativeperformance  would have been lower if the 0.10% increase in the service fee for that class,  effective  May 1, 2002,  had occurred  during the period  shown.total  For service  shares of
     Oppenheimer  Aggressive  Growth  Fund/VA,  performance  would have been less if service  fees had been charged
     during (1)   2000. Cumulative total return for a period of less than one year is not annualized.

         |_|  Standardized Yield.  The "standardized yield" (sometimes referred to just as "yield") is shown for a stated 30-day period.  It is not based on actual distributions paid by the Fixed Income Funds to shareholders in the 30-day period, but is a hypothetical yield based upon the net investment income from the Fund's portfolio investments for that period.  It may therefore differ from the "dividend yield" for the same class of shares, described below.

     Standardized yield is calculated using the following formula set forth in rules adopted by the Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:

         The symbols above represent the following factors:

         a =   dividends and interest earned during the 30-day period.
         b =   expenses accrued for the period (net of any expense assumptions).
         c =   the average  daily  number of shares of that class  outstanding  during the 30-day  period that were entitled to receive dividends.
         d =   the  maximum  offering  price per share of that class on the last day of the  period,  adjusted  for undistributed net investment income.

         The standardized yield for a particular 30-day period may differ from the yield for other periods.  The
SEC formula assumes that the standardized yield for a 30-day period occurs at a constant rate for a six-month period and is annualized at the end of the six-month period.  Additionally, because each class of shares is subject to different expenses, it is likely that the standardized yields of the Fund's classes of shares will differ for any 30-day period.

                  |_| Dividend  Yield.  The Fixed Income  Funds may quote a "dividend  yield" for each class of its shares.  Dividend  yield is based on the  dividends  paid on a class of shares during the actual  dividend  period.
To calculate  dividend yield, the dividends of a class declared during a stated period are added together,  and the sum is multiplied by 12 (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period.  Because the Fixed Income Funds pay their annual dividend in March of each year, dividend yield is shown for the 30 days ended March 31, 2001.  The formula is shown below:

Dividend Yield = Distribution Paid / No. of Days in the Period x No. of Days in the Calendar Year
                                       Maximum Offering Price (payment date)

---------------------------------------- -------------------------------------- --------------------------------------
                                           Standardized Yield for the 30-Day    Dividend Yield for the 30-Day Period
                                                 Period Ended 12/31/01                          Ended
                 Fund                                                                          3/31/02
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
High Income Fund/VA                                     11.36%                                 10.99%
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Bond Fund/VA                                            11.42%                                  8.06%
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Strategic Bond Fund/VA                                   8.87%                                  8.62%
---------------------------------------- -------------------------------------- --------------------------------------

         |_|  Money Fund/VA Yields.  The current yield for Money Fund/VA is calculated for a seven-day period of time as follows.  First, a base period return is calculated for the seven-day period by determining the net change in the value of a hypothetical pre-existing account having one share at the beginning of the seven-day period.  The change includes dividends declared on the original share and dividends declared on any shares purchased with dividends on that share, but such dividends are adjusted to exclude any realized or unrealized capital gains or losses affecting the dividends declared.  Next, the base period return is multiplied by 365/7 to obtain the current yield to the nearest hundredth of one percent.

         The compounded effective yield for a seven-day period is calculated by
         (1) adding 1 to the base period return (obtained as described above),
         (2) raising the sum to a power equal to 365 divided by 7, and
         (3) subtracting 1 from the result.

         The yield as calculated above may vary for accounts less than approximately $100 in value due to the effect of rounding off each daily dividend to the nearest full cent.  The calculation of yield under either procedure described above does not take into consideration any realized or unrealized gains or losses on the
Fund's portfolio securities which may affect dividends.  Therefore, the return on dividends declared during a period may not be the same on an annualized basis as the yield for that period.

Other Performance Comparisons.  The Funds may compare their performance annually to that of an appropriate broadly-based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional
Information.  The Funds may also compare their performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities.  Examples of these performance comparisons are set forth below.

         |X| Lipper Rankings. From time to time the Funds may publish the rankings of their performance by
Lipper, Inc. Lipper is a widely-recognized independent mutual fund monitoring service.  Lipper monitors the performance of regulated investment companies, including the Funds, and ranks their performance for various periods in categories based on investment styles.  The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.  Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |X| Morningstar Ratings and Rankings.  From time to time the star rating and ranking of the performance of separate accounts that hold Fund shares will be determined by Morningstar, an independent mutual fund monitoring service.  Morningstar rates and ranks separate accounts that hold mutual funds in broad investment categories.  The results may be published by or for the Funds or the separate account sponsors.

         Morningstar proprietary star rankings reflect historical risk-adjusted total investment return.  For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's load-adjusted return for the same period, and then adjusting this excess return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10%
receive 1 star.  The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The total return rating of a separate account holding shares of a Fund may also be compared to that of other separate accounts in its Morningstar category, in addition to its star ratings.  Those total return ratings are percentages from one percent to one hundred percent and are not risk adjusted.  For example, if a separate account is in the 94th percentile, that means that 94% of the separate accounts in the same category performed better than it did.

         |X| Performance Rankings and Comparisons by Other Entities and Publications.  From time to time the
Funds may include in advertisements and sales literature performance information about the Funds cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal, Barron's, or similar publications. That information may include performance quotations from other sources, including Lipper and
Morningstar.  The Funds' performance may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Funds' shares to the return on fixed-income investments available from banks and thrift institutions.  Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However, the Funds' returns and share price are not guaranteed or insured by the FDIC or any other agency and will
fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return. Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Funds may publish rankings or ratings of the Manager other than performance rankings of the Oppenheimer funds themselves.  Those ratings or rankings by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services.
They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, insurance sponsors, shareholders or others.

         From time to time the Funds may include in advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of one or more of the Funds. The combined account may be part of an illustration of an asset allocation model or similar presentation.  The account information may combine total return performance of the Funds included in the account.  Additionally, from time to time, advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions.  That may include, for example,

o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Funds.

-------------------------------------------------------------------------------------------------------------------
ABOUT YOUR ACCOUNT
-------------------------------------------------------------------------------------------------------------------

How to Buy and Sell Shares

         Shares of the Funds are sold to provide benefits under variable life insurance policies and variable annuity and other insurance company separate accounts, as explained in the Prospectuses for the Funds and for the insurance product you have selected. Therefore, instructions from an investor to buy or sell shares of the Funds should be directed to the insurance sponsor for the investor's separate account, or that insurance sponsor's agent.

         |X| Allocation of Expenses. The Funds pay expenses related to its daily operations, such as custodian bank fees, certain Trustees' fees, transfer agency fees, legal fees and auditing costs.  Those expenses are paid out of the Fund's assets and are  not paid directly by shareholders.  However, those expenses reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         For any Fund that has two classes of shares outstanding, the methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses.  General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes.
The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class.  Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses,
Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian bank expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class.  Examples of such expenses include 12b-1 distribution and service fees of
Service shares, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Funds are determined as of the close of business of The New York Stock Exchange on each day that the Exchange is open.
The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a holiday).  The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the
Exchange is closed  (including  weekends  and U.S.  holidays)  or after 4:00 P.M. on a regular  business  day.  The
Funds' net asset  values  will not be  calculated  on those  days,  and the values of some of the Fund's  portfolio securities may change significantly on those days, when shareholders may not purchase or redeem shares.
Additionally, trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New York Stock Exchange.

         Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock Exchange, will not be reflected in the Funds' calculation of their net asset values that day unless the Board of Trustees determines that the event is likely to effect a material change in the value of the security. The Manager may make that determination, under procedures established by the Board.

         |X|  Securities Valuation. The Funds' Board of Trustees has established procedures for the valuation of the Funds' securities.  In general the procedures for all Funds other than Money Fund/VA are as follows:

         |_|  Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:

(1)      if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and
                      "asked" prices on the valuation date or, if not, at the closing "bid" price on the valuation date.

         |_|  Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

|_|      Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Funds' Board of
Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.

         |_|  The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Funds' Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)      non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

         |_|  The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)      money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

         |_| Securities  (including  restricted  securities)  not having  readily-available  market  quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities).  The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, as determined by a pricing service approved by the Board of Trustees or by the Manager.  If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on
NASDAQ on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on
NASDAQ on the valuation date.  If the put, call or future is not traded on an exchange or on NASDAQ, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When a Fund writes an option, an amount equal to the premium received is included in that Fund's
Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section.  The credit is adjusted ("marked-to-market") to reflect the current market value of the option.  In determining the
Fund's gain on investments, if a call or put written by a Fund is exercised, the proceeds are increased by the premium received.  If a call or put written by a Fund expires, that Fund has a gain in the amount of the premium.
If that Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction.  If a Fund exercises a put it holds, the amount that Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

Money Fund/VA Net Asset Valuation Per Share.  Money Fund/VA will seek to maintain a net asset value of $1.00 per share for purchases and redemptions.  There can be no assurance it will do so.  Money Fund/VA operates under Rule
2a-7 under which it may use the amortized cost method of valuing their shares.  The Funds' Board of Trustees has adopted procedures for that purpose.  The amortized cost method values a security initially at its cost and thereafter assumes
a constant amortization of any premium or accretion of any discount, regardless of the impact of fluctuating interest rates on the market value of the security.  This method does not take into account unrealized capital gains or losses.

         The Funds' Board of Trustees has established procedures intended to stabilize Money Fund/VA's net asset value at $1.00 per share.  If Money Fund/VA's net asset value per share were to deviate from $1.00 by more than
0.5%, Rule 2a-7 requires the Board promptly to consider what action, if any, should be taken.  If the Trustees find that the extent of any such deviation may result in material dilution or other unfair effects on shareholders, the Board will take whatever steps it considers appropriate to eliminate or reduce such dilution or unfair effects, including, without limitation, selling portfolio securities prior to maturity, shortening the average
portfolio maturity, withholding or reducing dividends, reducing the outstanding number of shares of that Fund without monetary consideration, or calculating net asset value per share by using available market quotations.

         As long as Money Fund/VA uses Rule 2a-7, it must abide by certain conditions described in the Prospectus which limit the maturity of securities that Fund buys. Under Rule 2a-7, the maturity of an instrument is generally considered to be its stated maturity (or in the case of an instrument called for redemption, the date on which the redemption payment must be made), with special exceptions for certain variable rate demand and floating rate instruments.  Repurchase agreements and securities loan agreements are, in general, treated as having maturity equal to the period scheduled until repurchase or return, or if subject to demand, equal to the notice period.

         While amortized cost method provides  certainty in valuation,  there may be periods during which the value of an  instrument,  as determined by amortized  cost, is higher or lower than the price Money Fund/VA would receive if it sold the  instrument.  During  periods of declining  interest  rates,  the daily yield on shares of that Fund may tend to be lower (and net  investment  income and daily  dividends  higher) than market  prices or estimates of market prices for its  portfolio.  Thus, if the use of amortized  cost by the funds  resulted in a lower  aggregate portfolio  value on a particular  day, a  prospective  investor in Money Fund/VA would be able to obtain a somewhat higher yield than would result from  investment in a fund utilizing  solely market values,  and existing  investors in that Fund would receive less  investment  income than if Money Fund/VA were priced at market value.  Conversely, during  periods of rising  interest  rates,  the daily  yield on shares of that Fund will tend to be higher and its aggregate value lower than that of a portfolio priced at market value.  A prospective investor would receive a lower yield than from an investment in a portfolio priced at market value, while existing investors in Money
Fund/VA would receive more investment income than if that Fund were priced at market value.

Dividends, Capital Gains and Taxes

Dividends and Distributions.  The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of the Funds' portfolios, and expenses borne by the Funds or borne separately by a class (if more than one class of shares are outstanding). Dividends are calculated in the same manner, at the same time, and on the same
day for each class of shares. Dividends on Service shares are expected to be lower. That is because of the effect of the additional fee on Service shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

Tax Status of the Fund's Dividends and Distributions.  The federal tax treatment of the Funds' dividends and capital gains distributions is briefly highlighted in the Prospectus, and may also be explained in the prospectus for the insurance product you have selected.

         The Funds intend to qualify as a "regulated investment company" under the Internal Revenue Code
(although it reserves the right not to qualify). If the Funds qualify as  "regulated investment companies" under the Internal Revenue Code, they will not be liable for federal income taxes on amounts paid by it as dividends and distributions.  The Funds qualified as regulated investment companies in its last fiscal year.  The Internal
Revenue Code contains a number of complex tests relating to qualification which the Funds might not meet in any particular year.  If it did not so qualify, the Funds would be treated for tax purposes as an ordinary corporation and receive no tax deduction for payments made to shareholders.

Additional Information About the Funds

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of the Manager.  It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders.  It also handles shareholder servicing and administrative functions.
It serves as the Transfer Agent for an annual per account fee.  The Transfer Agent has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.35% per annum of shares of any class of any Fund, effective October 1, 2001. That undertaking may be amended or withdrawn at any time. The Transfer Agent also acts as shareholder servicing agent for the other Oppenheimer funds.  Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian Bank.  The Bank of New York is the custodian bank for the Funds' assets.  The custodian bank's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Funds.  It will be the practice of the Funds to deal with the custodian bank in a manner uninfluenced by any banking relationship the custodian bank may have with the Manager and its affiliates.  The Funds' cash balances with the custodian bank in excess of $100,000 are not protected by Federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent Auditors.  Deloitte & Touche LLP are the independent auditors of the Funds. They audit the Funds'
financial statements and perform other related audit services.  They also act as auditors for certain other funds advised by the Manager and its affiliates and they are the auditors for the Manager and its affiliates.

Independent Auditors' Report

===============================================================================
The Board of Trustees and Shareholders of Oppenheimer Money Fund/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Money Fund/VA (which is a series of Oppenheimer Variable Account
Funds), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Money Fund/VA results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the
United States of America.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

Statement of Investments  December 31, 2001

                                                                   Principal    Value
                                                                   Amount       See Note 1
==========================================================================================
Repurchase Agreements--3.6%
------------------------------------------------------------------------------------------

Repurchase agreement with PaineWebber, Inc., 1.70%, dated
12/31/01, to be repurchased at $13,301,256 on 1/2/02,
collateralized by Federal Home Loan Mtg. Corp., 6.50%, 11/1/31,
with a value of $13,597,447 (Cost $13,300,000)                    $13,300,000  $13,300,000
==========================================================================================
Bankers' Acceptances--1.3%
------------------------------------------------------------------------------------------
U.S. Bank NA, MN, 2.25%, 1/24/02 (Cost $5,000,000)                  5,000,000    5,000,000
==========================================================================================
Certificates of Deposit--9.9%
------------------------------------------------------------------------------------------
Domestic Certificates of Deposit--1.9%
Citibank NA:
2.11%, 2/1/02                                                       1,000,000    1,000,000
2.17%, 1/30/02                                                      1,000,000    1,000,111
------------------------------------------------------------------------------------------
National Bank of Commerce, Tennessee:
1.94%, 2/15/02                                                      5,000,000    5,000,000
                                                                               -----------
                                                                                 7,000,111
------------------------------------------------------------------------------------------
Yankee Certificates of Deposit--8.0%
Abbey National Treasury Services (gtd. by Abbey National plc):
2.41%, 4/2/02                                                       5,000,000    5,002,220
2.48%, 1/3/02                                                       2,000,000    2,000,010
------------------------------------------------------------------------------------------
ABN AMRO Bank NV:
3.445%, 2/13/02                                                     5,000,000    5,000,029
------------------------------------------------------------------------------------------
BNP Paribas, Chicago:
2.33%, 1/18/02                                                      3,000,000    3,000,000
2.40%, 1/10/02                                                      2,000,000    2,000,000
------------------------------------------------------------------------------------------
Lloyds TSB Bank plc, New York:
1.90%, 2/14/02                                                      2,500,000    2,500,000
------------------------------------------------------------------------------------------
National Westminster Bank plc, New York:
2.51%, 1/4/02                                                       1,000,000    1,000,001
------------------------------------------------------------------------------------------
Rabobank Nederland NV, New York:
2.03%, 5/28/02                                                      2,000,000    1,999,435
------------------------------------------------------------------------------------------
Royal Bank of Canada, New York Branch:
2.34%, 1/17/02                                                      1,000,000    1,000,000
------------------------------------------------------------------------------------------
Royal Bank of Scotland, New York:
1.89%, 6/4/02                                                       6,000,000    6,000,000
                                                                               -----------
                                                                                29,501,695
                                                                               -----------
Total Certificates of Deposit (Cost $36,501,806)                                36,501,806
==========================================================================================
Direct Bank Obligations--6.2%
------------------------------------------------------------------------------------------
Lloyds TSB Bank plc:
2.16%, 1/25/02                                                      5,000,000    4,992,800
------------------------------------------------------------------------------------------
Nationwide Building Society:
1.89%, 2/14/02                                                      4,000,000    3,990,760
2.04%, 2/7/02                                                       3,000,000    2,993,710
2.23%, 2/11/02                                                      2,000,000    1,994,921
------------------------------------------------------------------------------------------
Nordea North America, Inc. (gtd. by Merita Bank plc):
2.10%, 5/20/02                                                      5,000,000    4,959,458
2.20%, 4/15/02                                                      2,000,000    1,987,289
2.28%, 4/17/02                                                      2,000,000    1,986,573
                                                                               -----------
Total Direct Bank Obligations (Cost $22,905,511)                                22,905,511

Statement of Investments  (Continued)

                                                                        Principal   Value
                                                                        Amount      See Note 1
===============================================================================================
Letters of Credit--5.5%
-----------------------------------------------------------------------------------------------

Barclays Bank plc, guaranteeing commercial paper of
Primer Banco del Istmo SA:
3.37%, 2/26/02                                                          $5,000,000  $ 4,973,789
-----------------------------------------------------------------------------------------------
Danske Bank AS, guaranteeing commercial paper of Danske Corp., Series A:
2.33%, 1/9/02                                                            5,000,000    4,997,411
-----------------------------------------------------------------------------------------------
Societe Generale, guaranteeing commercial paper of
Societe Generale North America:
2.26%, 1/14/02                                                           3,500,000    3,497,144
2.30%, 2/11/02                                                           2,000,000    1,994,761
-----------------------------------------------------------------------------------------------
Toronto Dominion Bank, guaranteeing commercial paper of
Toronto Dominion Holdings, Inc.:
1.795%, 3/20/02                                                          5,000,000    4,980,554
                                                                                    -----------
Total Letters of Credit (Cost $20,443,659)                                           20,443,659
===============================================================================================
Short-Term Notes-62.6%
-----------------------------------------------------------------------------------------------
Aerospace/Defense--1.1%
BAE Systems Holdings, Inc.:
2.12%, 1/29/02(1)                                                        3,000,000    2,995,053
2.39%, 1/14/02(1)                                                        1,000,000      999,137
                                                                                    -----------
                                                                                      3,994,190
-----------------------------------------------------------------------------------------------
Asset-Backed--18.2%
AriesOne Metafolio Corp.:
2.05%, 1/8/02(1)                                                         7,849,000    7,845,871
-----------------------------------------------------------------------------------------------
Asset Portfolio Funding:
1.83%, 3/20/02(1)                                                        1,000,000      996,035
2.42%, 1/7/02(1)                                                         2,000,000    1,999,193
-----------------------------------------------------------------------------------------------
BILLS Securitisation Ltd.:
1.87%, 6/7/02                                                            2,000,000    1,983,689
2.07%, 2/27/02                                                           2,000,000    1,993,445
-----------------------------------------------------------------------------------------------
Breeds Hill Capital Co. LLC, Series A:
2.20%, 1/4/02(1)                                                         1,348,000    1,347,753
-----------------------------------------------------------------------------------------------
Charta Corp.:
2.29%, 1/17/02(1)                                                        2,000,000    1,997,964
-----------------------------------------------------------------------------------------------
Corporate Receivables Corp.:
2.04%, 2/20/02(1)                                                        5,000,000    4,985,833
-----------------------------------------------------------------------------------------------
Crown Point Capital Co.:
1.85%, 3/12/02(1)                                                        2,000,000    1,992,806
-----------------------------------------------------------------------------------------------
CXC, Inc.:
2.18%, 2/7/02(1)                                                         2,000,000    1,995,519
-----------------------------------------------------------------------------------------------
GOVCO, Inc.:
2.04%, 2/19/02(1)                                                        3,000,000    2,991,670
2.35%, 1/7/02(1)                                                         2,000,000    1,999,217
-----------------------------------------------------------------------------------------------
Greyhawk Funding LLC:
1.82%, 3/5/02(1)                                                         5,000,000    4,984,075
1.95%, 2/15/02(1)                                                        5,000,000    4,987,812
-----------------------------------------------------------------------------------------------
Lexington Parker Capital Co. LLC:
1.94%, 6/3/02(1)                                                         2,000,000    1,983,510
2.10%, 2/5/02(1)                                                         2,000,000    1,995,917
3.49%, 1/25/02(1)                                                        3,000,000    2,993,020

                          Oppenheimer Money Fund/VA

Statement of Investments  (Continued)

                                                        Principal    Value
                                                        Amount       See Note 1
--------------------------------------------------------------------------------
Asset-Backed (continued)
Scaldis Capital LLC:
1.88%, 5/31/02(1)                                       $ 7,000,000  $ 6,945,167
2.125%, 5/17/02(1)                                        2,000,000    1,983,755
--------------------------------------------------------------------------------
Victory Receivables Corp.:
2.12%, 1/22/02(1)                                         5,000,000    4,993,817
--------------------------------------------------------------------------------
VVR Funding LLC:
1.84%, 3/7/02(1)                                          4,413,000    4,398,339
                                                                     -----------
                                                                      67,394,407
--------------------------------------------------------------------------------
Banks--0.5%
J.P. Morgan Chase & Co.:
2.30%, 1/15/02                                            2,000,000    1,998,211
--------------------------------------------------------------------------------
Beverages--1.7%
Coca Cola Enterprises, Inc.:
2.33%, 1/18/02(1)                                         1,500,000    1,498,350
--------------------------------------------------------------------------------
Diageo Capital plc:
2.155%, 1/30/02(1)                                        4,000,000    3,993,072
2.30%, 2/6/02(1)                                          1,000,000      997,700
                                                                     -----------
                                                                       6,489,122
--------------------------------------------------------------------------------
Broker/Dealers--3.8%
Banc of America Securities LLC:
2.075%, 1/2/02(2)                                         5,000,000    5,000,000
--------------------------------------------------------------------------------
Goldman Sachs Group LP, Promissory Note:
1.99%, 6/14/02(3)                                         4,000,000    4,000,000
--------------------------------------------------------------------------------
Morgan Stanley Dean Witter & Co.(Masternote Facility):
2.125%, 12/2/02(2)                                        5,000,000    5,000,000
                                                                     -----------
                                                                      14,000,000
--------------------------------------------------------------------------------
Commercial Finance--5.9%
Caterpillar Financial Services Corp.:
2.34%, 1/14/02                                            2,900,000    2,897,549
--------------------------------------------------------------------------------
Countrywide Home Loans, Series J:
2.214%, 6/7/02(2)                                         5,000,000    4,999,360
--------------------------------------------------------------------------------
Private Export Fund Corp.:
2.24%, 4/9/02(1)                                          5,000,000    4,969,511
--------------------------------------------------------------------------------
Tyco Capital Corp.:
1.89%, 2/4/02                                             2,000,000    1,996,430
2%, 2/27/02                                               2,000,000    1,993,667
2.05%, 2/25/02                                            5,000,000    4,984,340
                                                                     -----------
                                                                      21,840,857
--------------------------------------------------------------------------------
Consumer Finance--2.7%
American General Finance Corp.:
1.75%, 3/13/02                                           10,000,000    9,965,486
--------------------------------------------------------------------------------
Diversified Financial--2.7%
General Electric Capital Services:
2.32%, 2/7/02                                             2,000,000    1,995,231
--------------------------------------------------------------------------------
National Rural Utilities Cooperative Finance Corp.:
2.03%, 1/15/02                                            3,000,000    2,997,632
--------------------------------------------------------------------------------
Prudential Funding LLC:
2.33%, 1/16/02                                            5,000,000    4,995,146
                                                                     -----------
                                                                       9,988,009

Statement of Investments  (Continued)

                                                                Principal   Value
                                                                Amount      See Note 1
---------------------------------------------------------------------------------------
Diversified Media--1.3%
McGraw-Hill Cos., Inc.:
1.82%, 4/17/02                                                  $5,000,000  $ 4,973,206
---------------------------------------------------------------------------------------
Food--1.8%
Nestle Capital Corp.:
1.795%, 3/21/02(1)                                               5,000,000    4,980,305
2.08%, 5/30/02(1)                                                1,800,000    1,784,504
                                                                            -----------
                                                                              6,764,809
---------------------------------------------------------------------------------------
Gas Utilities--1.9%
Centrica plc:
2.04%, 5/15/02(1)                                                3,000,000    2,977,220
2.32%, 1/18/02(1)                                                4,000,000    3,995,618
                                                                            -----------
                                                                              6,972,838
---------------------------------------------------------------------------------------
Healthcare/Drugs--3.4%
American Home Products:
2%, 2/13/02(1)                                                   1,500,000    1,496,417
2.05%, 2/12/02(1)                                                3,000,000    2,992,825
2.15%, 2/14/02(1)                                                1,000,000      997,372
2.35%, 1/29/02(1)                                                5,000,000    4,990,861
---------------------------------------------------------------------------------------
Glaxo Wellcome plc:
2.38%, 1/11/02(1)                                                2,000,000    1,998,678
                                                                            -----------
                                                                             12,476,153
---------------------------------------------------------------------------------------
Insurance--8.6%
Cooperative Assn. of Tractor Dealers, Inc., Series A:
1.83%, 3/18/02                                                   3,500,000    3,486,478
2.05%, 5/3/02                                                    2,000,000    1,986,106
2.15%, 1/8/02                                                    3,000,000    2,998,746
2.25%, 1/22/02                                                     900,000      898,819
---------------------------------------------------------------------------------------
ING America Insurance Holdings, Inc.:
1.75%, 3/6/02                                                    4,000,000    3,987,555
2.19%, 2/7/02                                                    4,000,000    3,991,243
2.29%, 2/14/02                                                   3,000,000    2,991,897
---------------------------------------------------------------------------------------
Marsh U.S.A., Inc.:
2.33%, 1/9/02(1)                                                 2,000,000    1,998,964
---------------------------------------------------------------------------------------
Metropolitan Life Insurance Co.:
2.194%, 1/2/02(2)                                                3,500,000    3,500,000
---------------------------------------------------------------------------------------
Pacific Life Insurance Co.:
2.168%, 1/2/02(2)(3)                                             4,000,000    4,000,000
---------------------------------------------------------------------------------------
Travelers Insurance Co.:
2.08%, 9/13/02(2)(3)                                             2,000,000    2,000,000
                                                                            -----------
                                                                             31,839,808
---------------------------------------------------------------------------------------
Metals/Mining--1.7%
Rio Tinto America, Inc. (gtd. by Rio Tinto plc & Rio Tinto Ltd.):
1.80%, 3/21/02(1)                                                6,226,000    6,201,407
---------------------------------------------------------------------------------------
Nondurable Household Goods--2.7%
Gillette Co.:
1.82%, 4/2/02(1)                                                 5,000,000    4,976,997
3.31%, 2/25/02(1)                                                5,000,000    4,974,715
                                                                            -----------
                                                                              9,951,712

                         Oppenheimer Money Fund/VA

Statement of Investments  (Continued)

                                                   Principal    Value
                                                   Amount       See Note 1
----------------------------------------------------------------------------

Oil: International--1.6%
BP Amoco Capital plc:
2.24%, 4/3/02                                      $ 5,000,000  $  4,971,378
----------------------------------------------------------------------------
Chevron UK Investment plc (gtd. by Chevron Corp.):
2.38%, 1/14/02                                       1,000,000       999,141
                                                                ------------
                                                                   5,970,519
----------------------------------------------------------------------------
Special Purpose Financial--3.0%
Independence Funding LLC:
1.83%, 2/21/02(1)                                    2,000,000     1,994,815
----------------------------------------------------------------------------
K2 (USA) LLC:
2.08%, 4/22/02(1)                                    4,000,000     3,974,347
----------------------------------------------------------------------------
MONET Trust, Series 2000-1:
1.97%, 6/28/02(2)(3)                                 1,000,000     1,000,000
----------------------------------------------------------------------------
Sigma Finance, Inc.:
3.35%, 3/7/02(1)                                     4,000,000     3,975,806
                                                                ------------
                                                                  10,944,968
                                                                ------------
Total Short-Term Notes (Cost $231,765,702)                       231,765,702
============================================================================
U.S. Government Agencies-8.6%
----------------------------------------------------------------------------
Federal Home Loan Bank:
2.20%, 6/27/02                                      10,000,000     9,891,833
6.75%, 2/15/02                                       5,000,000     5,026,659
----------------------------------------------------------------------------
Federal Home Loan Mortgage Corp.:
5.50%, 5/15/02                                       5,000,000     5,059,679
----------------------------------------------------------------------------
FNMA Master Credit Facility:
2.03%, 1/2/02                                        2,000,000     1,999,887
2.42%, 4/1/02                                        5,000,000     4,969,750
3.39%, 3/1/02                                        5,000,000     4,972,221
                                                                ------------
Total U.S. Government Agencies (Cost $31,920,029)                 31,920,029
----------------------------------------------------------------------------
Total Investments, at Value (Cost $361,836,707)           97.7%  361,836,707
----------------------------------------------------------------------------
Other Assets Net of Liabilities                            2.3     8,392,203
                                                    ----------  ------------
Net Assets                                               100.0% $370,228,910
                                                    ==========  ============

Short-term notes, bankers' acceptances, direct bank obligations and letters of credit are generally traded on a discount basis; the interest rate is the discount rate received by the Fund at the time of purchase. Other securities normally bear interest at the rates shown.
1. Security issued in an exempt transaction without registration under the
Securities Act of 1933. Such securities amount to $133,180,947, or 35.97% of the Fund's net assets and have been determined to be liquid pursuant to guidelines adopted by the Board of Trustees.
2. Represents the current interest rate for a variable rate security.
3. Identifies issues considered to be illiquid-See Note 4 of Notes to Financial
Statements.

See accompanying Notes to Financial Statements.

                          Oppenheimer Money Fund/VA

Statement of Assets and Liabilities  December 31, 2001

============================================================================================

Assets
Investments, at value (cost $361,836,707)--see accompanying statement           $361,836,707
--------------------------------------------------------------------------------------------
Cash                                                                                 139,751
--------------------------------------------------------------------------------------------
Receivables and other assets:
Shares of beneficial interest sold                                                 8,134,937
Interest                                                                             418,870
Other                                                                                     10
                                                                                ------------
Total assets                                                                     370,530,275
============================================================================================
Liabilities
Payables and other liabilities:
Dividends                                                                            130,330
Shares of beneficial interest redeemed                                                82,106
Shareholder reports                                                                   44,942
Registration and filing fees                                                          26,082
Legal, auditing and other professional fees                                            9,726
Trustees' compensation                                                                   239
Other                                                                                  7,940
                                                                                ------------
Total liabilities                                                                    301,365
============================================================================================
Net Assets                                                                      $370,228,910
                                                                                ============
============================================================================================
Composition of Net Assets
Par value of shares of beneficial interest                                      $    370,207
--------------------------------------------------------------------------------------------
Additional paid-in capital                                                       369,837,196
--------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                       21,507
                                                                                ------------
Net assets-applicable to 370,207,424 shares of beneficial interest outstanding  $370,228,910
                                                                                ============
============================================================================================
Net Asset Value, Redemption Price and Offering Price Per Share                         $1.00

See accompanying Notes to Financial Statements.

                         Oppenheimer Money Fund/VA

Statement of Operations  For the Year Ended December 31, 2001

=================================================================

Investment Income
Interest                                              $11,835,764
=================================================================
Expenses
Management fees                                         1,294,520
-----------------------------------------------------------------
Shareholder reports                                        63,811
-----------------------------------------------------------------
Registration and filing fees                               37,121
-----------------------------------------------------------------
Custodian fees and expenses                                20,167
-----------------------------------------------------------------
Legal, auditing and other professional fees                14,200
-----------------------------------------------------------------
Transfer and shareholder servicing agent fees               6,656
-----------------------------------------------------------------
Trustees'compensation                                       2,663
-----------------------------------------------------------------
Other                                                      66,115
                                                      -----------
Total expenses                                          1,505,253
Less reduction to custodian expenses                      (19,790)
                                                      -----------
Net expenses                                            1,485,463
=================================================================
Net Investment Income                                  10,350,301
=================================================================
Net Realized Gain (Loss) on Investments                    35,731
=================================================================
Net Increase in Net Assets Resulting from Operations  $10,386,032
                                                      ===========

See accompanying Notes to Financial Statements.

                          Oppenheimer Money Fund/VA

Statements of Changes in Net Assets

                                                          Year Ended December 31,
                                                          2001                 2000
===========================================================================================

Operations
Net investment income (loss)                              $ 10,350,301         $ 12,227,808
-------------------------------------------------------------------------------------------
Net realized gain (loss)                                        35,731                2,584
                                                          ------------         ------------
Net increase (decrease) in net
assets resulting from operations                            10,386,032           12,230,392
===========================================================================================
Dividends and/or Distributions to Shareholders             (10,350,301)         (12,227,808)
===========================================================================================
Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from
beneficial interest transactions                           154,422,163           14,702,775
===========================================================================================
Net Assets
Total increase                                             154,457,894           14,705,359
-------------------------------------------------------------------------------------------
Beginning of period                                        215,771,016          201,065,657
                                                          ------------         ------------
End of period                                             $370,228,910         $215,771,016
                                                          ============         ============

See accompanying Notes to Financial Statements.

                         Oppenheimer Money Fund/VA

Financial Highlights

                                               Year Ended December 31,
                                               2001        2000        1999       1998        1997
======================================================================================================

Per Share Operating Data
Net asset value, beginning of period              $1.00       $1.00       $1.00      $1.00       $1.00
------------------------------------------------------------------------------------------------------
Income from investment operations--net
investment income and net realized gain             .04         .06         .05        .05         .05
Dividends and/or distributions to shareholders     (.04)       (.06)       (.05)      (.05)       (.05)
------------------------------------------------------------------------------------------------------
Net asset value, end of period                    $1.00       $1.00       $1.00      $1.00       $1.00
                                                  =====       =====       =====      =====       =====
======================================================================================================
Total Return(1)                                    3.85%       6.26%       4.96%      5.25%       5.31%
======================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)       $370,229    $215,771    $201,066   $151,799    $126,782
------------------------------------------------------------------------------------------------------
Average net assets (in thousands)              $288,106    $204,586    $166,727   $137,633    $133,707
------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income                              3.59%       5.98%       4.87%      5.12%       5.19%
Expenses                                           0.52%       0.51%       0.48%      0.50%(3)    0.48%(3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns reflect changes in net investment income only. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                          Oppenheimer Money Fund/VA

Notes To Financial Statements

===============================================================================
1. Significant Accounting Policies

Oppenheimer Money Fund/VA (the Fund) is a separate series of Oppenheimer
Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek maximum current income from investments in
"money market" securities consistent with low capital risk and the maintenance of liquidity. The Trust's investment advisor is OppenheimerFunds, Inc. (the
Manager). The following is a summary of significant accounting policies consistently followed by the Fund.
-------------------------------------------------------------------------------
Securities Valuation. Portfolio securities are valued on the basis of amortized cost, which approximates market value.
-------------------------------------------------------------------------------
Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency
proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
-------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders.
-------------------------------------------------------------------------------
Dividends And Distributions To Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
-------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

===============================================================================
2. Shares Of Beneficial Interest

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

                                Year Ended December 31, 2001         Year Ended December 31, 2000
                                ------------------------------      --------------------------------
                                Shares           Amount             Shares             Amount
----------------------------------------------------------------------------------------------------

Sold                            1,020,448,982    $1,020,448,982    $ 668,734,451       $ 668,734,451
Dividends and/or
distributions reinvested           10,350,301        10,350,301       12,474,728          12,474,728
Redeemed                         (876,377,120)     (876,377,120)    (666,506,404)       (666,506,404)
                                -------------    --------------    -------------       -------------
Net increase (decrease)           154,422,163    $  154,422,163    $ 14,702,775        $  14,702,775
                                =============    ==============    =============       =============

                         Oppenheimer Money Fund/VA

Notes To Financial Statements  (continued)

===============================================================================
3. Fees And Other Transactions With Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust. The annual fees are 0.45% of the first $500 million of average annual net assets, 0.425% of the next $500 million, 0.40% of the next $500 million and 0.375% of average annual net assets in excess of $1.5 billion. The Fund's management fee for the year ended
December 31, 2001, was an annualized rate of 0.45%.
-------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager, acts as the transfer and shareholder servicing agent for the Fund. The
Fund pays OFS an agreed-upon per-account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per-account fee does not equal or exceed the applicable minimum fee.
     OFS has voluntarily agreed to limit transfer and shareholder servicingagent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.
===============================================================================
4. Illiquid Securities

As of December 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
December 31, 2001, was $11,000,000, which represents 2.97% of the Fund's net assets.

Independent Auditors' Report

================================================================================
The Board of Trustees and Shareholders of Oppenheimer High Income Fund/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer High Income Fund/VA (which is a series of Oppenheimer Variable
Account Funds), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer High Income Fund/VA as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

                        Oppenheimer High Income Fund/VA

Statement of Investments  December 31, 2001

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
=========================================================================================================================

Corporate Loans--0.1%
-------------------------------------------------------------------------------------------------------------------------
Telergy, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche A, 1/1/02(1)(2) (Cost $966,644)   $   986,362   $    246,590
=========================================================================================================================
Mortgage-Backed Obligations--1.6%
-------------------------------------------------------------------------------------------------------------------------
AMRESCO Commercial Mortgage Funding I Corp., Multiclass Mtg
Pass-Through Certificates, Series 1997-C1, Cl. H, 7%, 6/17/29(1)                                   200,000        177,563
-------------------------------------------------------------------------------------------------------------------------
Asset Securitization Corp., Commercial Mtg. Pass-Through Certificates:
Series 1997-D4, Cl. B1, 7.525%, 4/14/29(3)                                                         167,000        135,244
Series 1997-D4, Cl. B2, 7.525%, 4/14/29(3)                                                         167,000        130,260
Series 1997-D4, Cl. B3, 7.525%, 4/14/29(3)                                                         166,000        117,497
-------------------------------------------------------------------------------------------------------------------------
CBA Mortgage Corp., Commercial Mtg. Pass-Through Certificates:
Series 1993-C1, Cl. E, 6.72%, 12/25/03(1)(3)                                                       250,000        247,998
Series 1993-C1, Cl. F, 6.72%, 12/25/03(3)(4)                                                       700,000        694,750
-------------------------------------------------------------------------------------------------------------------------
First Chicago/Lennar Trust 1, Commercial Mtg. Pass-Through Certificates:
Series 1997-CHL1, Cl. D, 8.111%, 5/25/08(1)(3)                                                     300,000        274,406
Series 1997-CHL1, Cl. E, 8.111%, 2/25/11(1)(3)                                                   1,500,000      1,166,250
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Capital I, Inc., Commercial Mtg. Pass-Through Certificates,
Series 1996-C1, Cl. E, 7.377%, 3/15/06(1)(3)                                                       835,342        795,156
-------------------------------------------------------------------------------------------------------------------------
Mortgage Capital Funding, Inc., Commercial Mtg. Pass-Through Certificates,
Series 1997-MC1, Cl. F, 7.452%, 5/20/07(4)                                                         254,890        224,622
-------------------------------------------------------------------------------------------------------------------------
Resolution Trust Corp., Commercial Mtg. Pass-Through Certificates:
Series 1994-C1, Cl. E, 8%, 6/25/26(1)                                                              509,163        508,845
Series 1995-C1, Cl. F, 6.90%, 2/25/27                                                              252,316        249,984
-------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Mortgage Securities VII, Inc., Commercial Mtg
Pass-Through Certificates, Series 1996-B, Cl. 1, 7.11%, 4/25/26(1)(3)                            1,266,553        905,586
                                                                                                             ------------
Total Mortgage-Backed Obligations (Cost $5,557,651)                                                             5,628,161
=========================================================================================================================
Loan Participations--0.7%
-------------------------------------------------------------------------------------------------------------------------
Shoshone Partners Loan Trust Sr. Nts., 4.03%, 4/28/02 (representing a basket of reference loans and a total return swap between
Chase Manhattan Bank and the Trust)(1)(3) (Cost $5,362,327)                                      5,360,000      2,367,707
=========================================================================================================================
Corporate Bonds and Notes--82.2%
-------------------------------------------------------------------------------------------------------------------------
Aerospace/Defense--1.0%
Alliant Techsystems, Inc., 8.50% Sr. Unsec. Sub. Nts., 5/15/11                                     900,000        940,500
-------------------------------------------------------------------------------------------------------------------------
BE Aerospace, Inc., 8.875% Sr. Unsec. Sub. Nts., 5/1/11                                            800,000        684,000
-------------------------------------------------------------------------------------------------------------------------
Decrane Aircraft Holdings, Inc., 12% Sr. Unsec. Sub. Nts., Series B, 9/30/08                     1,750,000      1,645,000
-------------------------------------------------------------------------------------------------------------------------
Fairchild Corp., 10.75% Sr. Unsec. Sub. Nts., 4/15/09                                            1,000,000        345,000
                                                                                                             ------------
                                                                                                                3,614,500

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Chemicals--3.2%
Avecia Group plc, 11% Sr. Unsec. Nts., 7/1/09                                                  $   800,000   $    768,000
-------------------------------------------------------------------------------------------------------------------------
ClimaChem, Inc., 10.75% Sr. Unsec. Nts., Series B, 12/1/07                                         250,000        113,750
-------------------------------------------------------------------------------------------------------------------------
Compass Minerals Group, Inc., 10% Sr. Sub. Nts., 8/15/11(4)                                        700,000        729,750
-------------------------------------------------------------------------------------------------------------------------
Georgia Gulf Corp., 10.375% Sr. Unsec. Sub. Nts., 11/1/07                                          250,000        262,500
-------------------------------------------------------------------------------------------------------------------------
Huntsman Corp./ICI Chemical Co. plc:
10.125% Sr. Unsec. Sub. Nts., 7/1/09                                                               400,000        386,000
10.125% Sr. Unsec. Sub. Nts., 7/1/09(EUR)                                                          500,000        392,889
Zero Coupon Sr. Unsec. Disc. Nts., 13.09%, 12/31/09(5)                                             800,000        204,000
-------------------------------------------------------------------------------------------------------------------------
IMC Global, Inc., 11.25% Sr. Nts., 6/1/11(4)                                                       300,000        321,000
-------------------------------------------------------------------------------------------------------------------------
ISP Chemco, Inc., 10.25% Sr. Sub. Nts., 7/1/11(4)                                                1,000,000      1,050,000
-------------------------------------------------------------------------------------------------------------------------
ISP Holdings, Inc., 10.625% Bonds, 12/15/09(4)                                                     500,000        502,500
-------------------------------------------------------------------------------------------------------------------------
Lyondell Chemical Co.:
9.50% Sec. Nts., 12/15/08(4)                                                                     1,000,000        995,000
9.625% Sr. Sec. Nts., Series A, 5/1/07                                                             500,000        506,250
9.875% Sec. Nts., Series B, 5/1/07                                                                 400,000        403,000
10.875% Sr. Sub. Nts., 5/1/09                                                                      100,000         92,750
-------------------------------------------------------------------------------------------------------------------------
Noveon, Inc., 11% Sr. Unsec. Sub. Nts., Series B, 2/28/11                                        1,200,000      1,266,000
-------------------------------------------------------------------------------------------------------------------------
OM Group, Inc., 9.25% Sr. Sub. Nts., 12/15/11(4)                                                 1,000,000      1,025,000
-------------------------------------------------------------------------------------------------------------------------
PCI Chemicals Canada, Inc., 9.25% Sec. Nts., 10/15/07(2)(6)                                        500,000        212,500
-------------------------------------------------------------------------------------------------------------------------
Pioneer Americas Acquisition Corp., 9.25% Sr. Nts., 6/15/07(2)(6)                                  700,000        200,375
-------------------------------------------------------------------------------------------------------------------------
Polymer Group, Inc.:
8.75% Sr. Sub. Nts., 3/1/08                                                                      1,500,000        442,500
9% Sr. Unsec. Sub. Nts., Series B, 7/1/07(2)                                                       250,000         73,750
-------------------------------------------------------------------------------------------------------------------------
Sterling Chemicals, Inc.:
11.75% Sr. Unsec. Sub. Nts., 8/15/06(2)                                                            300,000         22,500
12.375% Sr. Sec. Nts., Series B, 7/15/06(2)                                                      1,200,000      1,002,000
                                                                                                             ------------
                                                                                                               10,972,014
-------------------------------------------------------------------------------------------------------------------------
Consumer Non-Durables--2.2%
AKI Holdings Corp., 0%/13.50% Sr. Disc. Debs., 7/1/09(1)(7)                                      1,080,000        545,400
-------------------------------------------------------------------------------------------------------------------------
AKI, Inc., 10.50% Sr. Unsec. Nts., 7/1/08                                                        1,000,000        955,000
-------------------------------------------------------------------------------------------------------------------------
Galey & Lord, Inc., 9.125% Sr. Unsec. Sub. Nts., 3/1/08                                            700,000        141,750
-------------------------------------------------------------------------------------------------------------------------
Globe Manufacturing Corp., 10% Sr. Unsec. Sub. Nts., Series B, 8/1/08(1)(2)(6)                     900,000             --
-------------------------------------------------------------------------------------------------------------------------
Holmes Products Corp., 9.875% Sr. Unsec. Sub. Nts., Series B, 11/15/07(1)                          425,000        147,687
-------------------------------------------------------------------------------------------------------------------------
Pennzoil-Quaker State Co., 10% Sr. Nts., 11/1/08(4)                                              1,000,000      1,050,000
-------------------------------------------------------------------------------------------------------------------------
Playtex Products, Inc., 9.375% Sr. Unsec. Sub. Nts., 6/1/11                                      1,000,000      1,060,000
-------------------------------------------------------------------------------------------------------------------------
Revlon Consumer Products Corp.:
9% Sr. Nts., 11/1/06                                                                             1,100,000        759,000
12% Sr. Sec. Nts., 12/1/05(4)                                                                    2,000,000      1,997,500
-------------------------------------------------------------------------------------------------------------------------
Salton, Inc., 10.75% Sr. Unsec. Sub. Nts., 12/15/05                                                800,000        788,000
-------------------------------------------------------------------------------------------------------------------------
Styling Technology Corp., 10.875% Sr. Unsec. Sub. Nts., 7/1/08(1)(2)(6)                            600,000             --
                                                                                                             ------------
                                                                                                                7,444,337

                       Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Energy--5.5%
AEI Resources, Inc., 11.50% Sr. Sub. Nts., 12/15/06(1)(2)(6)                                   $   750,000   $     86,250
-------------------------------------------------------------------------------------------------------------------------
Belden & Blake Corp., 9.875% Sr. Sub. Nts., 6/15/07                                                500,000        415,000
-------------------------------------------------------------------------------------------------------------------------
BRL Universal Equipment Corp., 8.875% Sr. Sec. Nts., 2/15/08                                       500,000        522,500
-------------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp., 8.125% Sr. Unsec. Nts., 4/1/11                                            800,000        780,000
-------------------------------------------------------------------------------------------------------------------------
Clark Refining & Marketing, Inc., 8.875% Sr. Sub. Nts., 11/15/07                                   500,000        407,500
-------------------------------------------------------------------------------------------------------------------------
Denbury Management, Inc., 9% Sr. Sub. Nts., 3/1/08                                                 500,000        471,250
-------------------------------------------------------------------------------------------------------------------------
Dresser, Inc., 9.375% Sr. Sub. Nts., 4/15/11                                                       500,000        512,500
-------------------------------------------------------------------------------------------------------------------------
El Paso Energy Partners LP, 8.50% Sr. Unsec. Sub. Nts., Series B, 6/1/11                         1,000,000      1,015,000
-------------------------------------------------------------------------------------------------------------------------
Empresa Electrica del Norte Grande SA, 10.50% Sr. Debs., 6/15/05(1)                              1,000,000        292,500
-------------------------------------------------------------------------------------------------------------------------
Forest Oil Corp., 10.50% Sr. Unsec. Sub. Nts., 1/15/06                                             250,000        266,250
-------------------------------------------------------------------------------------------------------------------------
Frontier Oil Corp., 11.75% Sr. Nts., 11/15/09(1)                                                   800,000        852,000
-------------------------------------------------------------------------------------------------------------------------
Grant Geophysical, Inc., 9.75% Sr. Unsec. Nts., Series B, 2/15/08(1)                             1,025,000        722,625
-------------------------------------------------------------------------------------------------------------------------
Hanover Equipment Trust, 8.50% Sr. Sec. Nts., Trust 2001, Cl. A, 9/1/08(4)                         500,000        522,500
-------------------------------------------------------------------------------------------------------------------------
Hornbeck-Leevac Marine Services, Inc., 10.625% Sr. Nts., 8/1/08(4)                               1,500,000      1,530,000
-------------------------------------------------------------------------------------------------------------------------
Leviathan Gas Pipeline Partners LP/Leviathan Finance Corp.,
10.375% Sr. Unsec. Sub. Nts., Series B, 6/1/09                                                     500,000        532,500
-------------------------------------------------------------------------------------------------------------------------
Lone Star Technologies, Inc., 9% Sr. Sub. Nts., 6/1/11                                           1,000,000        845,000
-------------------------------------------------------------------------------------------------------------------------
Ocean Rig Norway AS, 10.25% Sr. Sec. Nts., 6/1/08                                                1,600,000      1,400,000
-------------------------------------------------------------------------------------------------------------------------
P&L Coal Holdings Corp., 9.625% Sr. Sub. Nts., Series B, 5/15/08                                   645,000        694,987
-------------------------------------------------------------------------------------------------------------------------
Pogo Producing Co., 8.75% Sr. Sub. Nts., Series B, 5/15/07                                         800,000        822,000
-------------------------------------------------------------------------------------------------------------------------
RAM Energy, Inc., 11.50% Sr. Unsec. Nts., 2/15/08                                                2,000,000      1,490,000
-------------------------------------------------------------------------------------------------------------------------
SESI LLC, 8.875% Sr. Unsec. Nts., 5/15/11                                                          500,000        472,500
-------------------------------------------------------------------------------------------------------------------------
Statia Terminals International NV/Statia Terminals (Canada), Inc.,
11.75% First Mtg. Nts., Series B, 11/15/03(1)                                                      225,000        232,875
-------------------------------------------------------------------------------------------------------------------------
Stone Energy Corp.:
8.25% Sr. Sub. Nts., 12/15/11(4)                                                                   800,000        816,000
8.75% Sr. Sub. Nts., 9/15/07                                                                       735,000        753,375
-------------------------------------------------------------------------------------------------------------------------
Universal Compression Holdings, Inc., 0%/9.875% Sr. Disc. Nts., 2/15/08(7)                       2,000,000      1,910,000
-------------------------------------------------------------------------------------------------------------------------
Westport Resources Corp., 8.25% Sr. Unsec. Sub. Nts., 11/1/11(4)                                   600,000        609,000
                                                                                                             ------------
                                                                                                               18,974,112
-------------------------------------------------------------------------------------------------------------------------
Financial--2.7%
Alamosa Delaware, Inc., 13.625% Sr. Unsec. Nts., 8/15/11                                           200,000        211,000
-------------------------------------------------------------------------------------------------------------------------
AmeriCredit Corp., 9.875% Gtd. Sr. Nts., 4/15/06                                                   800,000        756,000
-------------------------------------------------------------------------------------------------------------------------
AMRESCO, Inc., 9.875% Sr. Sub. Nts., Series 98-A, 3/15/05(2)                                       900,000        229,500
-------------------------------------------------------------------------------------------------------------------------
Armkel Finance, Inc., 9.50% Sr. Sub. Nts., 8/15/09(4)                                              600,000        633,000
-------------------------------------------------------------------------------------------------------------------------
Bank Plus Corp., 12% Sr. Nts., 7/18/07(1)                                                          517,000        550,605
-------------------------------------------------------------------------------------------------------------------------
Finova Group, Inc. (The), 7.50% Nts., 11/15/09                                                   1,400,000        595,000
-------------------------------------------------------------------------------------------------------------------------
IPC Acquisition Corp., 11.50% Sr. Sub. Nts., 12/15/09(4)                                           750,000        753,750
-------------------------------------------------------------------------------------------------------------------------
IStar Financial, Inc., 8.75% Sr. Unsec. Nts., 8/15/08                                              750,000        751,450
-------------------------------------------------------------------------------------------------------------------------
LaBranche & Co., Inc., 12% Sr. Unsec. Sub. Nts., 3/2/07                                            600,000        687,000
-------------------------------------------------------------------------------------------------------------------------
Local Financial Corp., 11% Sr. Nts., 9/8/04(1)                                                     800,000        852,000

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Financial  (continued)
Metris Cos., Inc.:
10% Sr. Unsec. Nts., 11/1/04(1)                                                                $   500,000   $    477,500
10.125% Sr. Unsec. Nts., 7/15/06(1)                                                              1,000,000        955,000
-------------------------------------------------------------------------------------------------------------------------
Ocwen Capital Trust I, 10.875% Capital Nts., 8/1/27(1)                                             450,000        362,250
-------------------------------------------------------------------------------------------------------------------------
Saul (B.F.) Real Estate Investment Trust, 9.75% Sr. Sec. Nts., Series B, 4/1/08(1)               1,500,000      1,462,500
                                                                                                             ------------
                                                                                                                9,276,555
-------------------------------------------------------------------------------------------------------------------------
Food & Drug--1.1%
Family Restaurants, Inc.:
9.75% Sr. Nts., 2/1/02(1)(2)(6)                                                                  1,300,000         58,500
10.875% Sr. Sub. Disc. Nts., 2/1/04(1)(2)(6)                                                       100,000          3,500
-------------------------------------------------------------------------------------------------------------------------
Fleming Cos., Inc.:
10.125% Sr. Unsec. Nts., 4/1/08                                                                    800,000        812,000
10.625% Sr. Sub. Nts., 7/31/07                                                                     400,000        384,000
10.625% Sr. Sub. Nts., Series B, 7/31/07                                                           600,000        576,000
-------------------------------------------------------------------------------------------------------------------------
Pantry, Inc. (The), 10.25% Sr. Sub. Nts., 10/15/07                                                 325,000        320,937
-------------------------------------------------------------------------------------------------------------------------
Rite Aid Corp., 11.25% Sr. Nts., 7/1/08(4)                                                       1,800,000      1,773,000
                                                                                                             ------------
                                                                                                                3,927,937
-------------------------------------------------------------------------------------------------------------------------
Food/Tobacco--2.7%
Aurora Foods, Inc., 8.75% Sr. Sub. Nts., Series B, 7/1/08                                          700,000        640,500
-------------------------------------------------------------------------------------------------------------------------
Del Monte Corp., 9.25% Sr. Unsec. Sub. Nts., 5/15/11                                             1,000,000      1,050,000
-------------------------------------------------------------------------------------------------------------------------
Doane Pet Care Co., 9.75% Sr. Unsec. Sub. Nts., 5/15/07(1)                                         500,000        412,500
-------------------------------------------------------------------------------------------------------------------------
Great Atlantic & Pacific Tea Co., Inc. (The), 9.125% Sr. Nts., 12/15/11                          1,000,000      1,007,500
-------------------------------------------------------------------------------------------------------------------------
Ingles Markets, Inc., 8.875% Sr. Sub. Nts., 12/1/11(4)                                             400,000        395,000
-------------------------------------------------------------------------------------------------------------------------
Michael Foods, Inc., 11.75% Sr. Unsec. Sub. Nts., 4/1/11                                           400,000        434,000
-------------------------------------------------------------------------------------------------------------------------
New World Pasta Co., 9.25% Sr. Nts., 2/15/09(1)                                                    200,000        183,000
-------------------------------------------------------------------------------------------------------------------------
Packaged Ice, Inc., 9.75% Sr. Unsec. Nts., Series B, 2/1/05                                      1,000,000        725,000
-------------------------------------------------------------------------------------------------------------------------
Smithfield Foods, Inc.:
7.625% Sr. Unsec. Sub. Nts., 2/15/08(1)                                                            925,000        911,125
8% Sr. Nts., 10/15/09(4)                                                                         1,500,000      1,552,500
-------------------------------------------------------------------------------------------------------------------------
Sparkling Spring Water Group Ltd., 11.50% Sr. Sec. Sub. Nts., 11/15/07(1)                        1,175,000        910,625
-------------------------------------------------------------------------------------------------------------------------
United Biscuits Finance plc, 10.625% Sr. Sub. Nts., 4/15/11(EUR)                                 1,000,000      1,006,152
                                                                                                             ------------
                                                                                                                9,227,902
-------------------------------------------------------------------------------------------------------------------------
Forest Products/Containers--2.9%
Ainsworth Lumber Co. Ltd., 12.50% Sr. Nts., 7/15/07(8)                                             400,000        398,000
-------------------------------------------------------------------------------------------------------------------------
American Pad & Paper Co., 13% Sr. Sub. Nts., Series B, 11/15/05(1)(2)(6)                           200,000          1,200
-------------------------------------------------------------------------------------------------------------------------
Applied Extrusion Technologies, Inc., 10.75% Sr. Nts., Series B, 7/1/11                          1,250,000      1,337,500
-------------------------------------------------------------------------------------------------------------------------
Ball Corp.:
7.75% Sr. Unsec. Nts., 8/1/06(1)                                                                   700,000        749,000
8.25% Sr. Unsec. Sub. Nts., 8/1/08(1)                                                              800,000        848,000
-------------------------------------------------------------------------------------------------------------------------
Doman Industries Ltd., 8.75% Sr. Nts., 3/15/04                                                   2,000,000        370,000
-------------------------------------------------------------------------------------------------------------------------
Gaylord Container Corp., 9.75% Sr. Unsec. Nts., Series B, 6/15/07                                1,200,000      1,020,000
-------------------------------------------------------------------------------------------------------------------------
Packaging Corp. of America, 9.625% Sr. Unsec. Sub. Nts., 4/1/09                                    750,000        825,000

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Forest Products/Containers  (continued)
Repap New Brunswick, Inc.:
9% First Priority Sr. Sec. Nts., 6/1/04(1)                                                     $   450,000   $    474,750
11.50% Sr. Sec. Nts., 6/1/04                                                                       500,000        568,750
-------------------------------------------------------------------------------------------------------------------------
Riverwood International Corp.:
10.625% Sr. Unsec. Nts., 8/1/07                                                                    700,000        738,500
10.875% Sr. Sub. Nts., 4/1/08                                                                      500,000        510,000
-------------------------------------------------------------------------------------------------------------------------
Stone Container Corp.:
9.25% Sr. Unsec. Nts., 2/1/08                                                                    1,000,000      1,060,000
9.75% Sr. Unsec. Nts., 2/1/11                                                                    1,000,000      1,067,500
-------------------------------------------------------------------------------------------------------------------------
U.S. Timberlands Co. LP, 9.625% Sr. Nts., 11/15/07                                                 300,000        202,500
                                                                                                             ------------
                                                                                                               10,170,700
-------------------------------------------------------------------------------------------------------------------------
Gaming/Leisure--6.1%
Aztar Corp., 9% Sr. Sub. Nts., 8/15/11(4)                                                        1,250,000      1,293,750
-------------------------------------------------------------------------------------------------------------------------
Capital Gaming International, Inc., 11.50% Promissory Nts., 8/1/1995(1)(2)(6)                        9,500           --
-------------------------------------------------------------------------------------------------------------------------
Capstar Hotel Co., 8.75% Sr. Sub. Nts., 8/15/07                                                    340,000        286,450
-------------------------------------------------------------------------------------------------------------------------
Coast Hotel & Casinos, Inc., 9.50% Sr. Unsec. Sub. Nts., 4/1/09                                    500,000        515,000
-------------------------------------------------------------------------------------------------------------------------
Felcor Lodging LP:
8.50% Sr. Nts., 6/1/11                                                                             780,000        752,700
9.50% Sr. Unsec. Nts., 9/15/08(4)                                                                  400,000        403,000
-------------------------------------------------------------------------------------------------------------------------
Florida Panthers Holdings, Inc., 9.875% Sr. Sub. Nts., 4/15/09(1)                                  800,000        828,000
-------------------------------------------------------------------------------------------------------------------------
Hollywood Casino Corp., 11.25% Sr. Sec. Nts., 5/1/07                                               500,000        543,125
-------------------------------------------------------------------------------------------------------------------------
Hollywood Park, Inc., 9.25% Sr. Unsec. Sub. Nts., Series B, 2/15/07                                500,000        435,000
-------------------------------------------------------------------------------------------------------------------------
Horseshoe Gaming LLC, 9.375% Sr. Sub. Nts., 6/15/07                                              1,000,000      1,066,250
-------------------------------------------------------------------------------------------------------------------------
Intrawest Corp., 9.75% Sr. Nts., 8/15/08                                                         1,300,000      1,274,000
-------------------------------------------------------------------------------------------------------------------------
Jupiters Ltd., 8.50% Sr. Unsec. Nts., 3/1/06                                                     1,000,000      1,005,000
-------------------------------------------------------------------------------------------------------------------------
Mandalay Resort Group, 10.25% Sr. Unsec. Sub. Nts., Series B, 8/1/07                               800,000        834,000
-------------------------------------------------------------------------------------------------------------------------
Meristar Hospitality Corp.:
9% Sr. Nts., 1/15/08                                                                             1,000,000        955,000
9.125% Sr. Nts., 1/15/11                                                                           500,000        472,500
-------------------------------------------------------------------------------------------------------------------------
Meristar Hospitality Operating Partnership/Finance Corp. II, 10.50% Sr. Nts., 6/15/09(4)         1,000,000      1,006,250
-------------------------------------------------------------------------------------------------------------------------
MGM Mirage, Inc., 8.375% Sr. Unsec. Sub. Nts., 2/1/11                                            1,700,000      1,687,250
-------------------------------------------------------------------------------------------------------------------------
Mohegan Tribal Gaming Authority:
8.375% Sr. Sub. Nts., 7/1/11                                                                     1,200,000      1,242,000
8.75% Sr. Unsec. Sub. Nts., 1/1/09                                                               1,500,000      1,560,000
-------------------------------------------------------------------------------------------------------------------------
Premier Parks, Inc.:
0%/10% Sr. Disc. Nts., 4/1/08(7)                                                                 1,200,000      1,029,000
9.25% Sr. Nts., 4/1/06                                                                             600,000        606,000
9.75% Sr. Nts., 6/15/07                                                                            300,000        314,625
-------------------------------------------------------------------------------------------------------------------------
Six Flags Entertainment Corp., 8.875% Sr. Nts., 4/1/06(1)                                        1,000,000      1,010,000
-------------------------------------------------------------------------------------------------------------------------
Station Casinos, Inc., 9.75% Sr. Sub. Nts., 4/15/07                                                800,000        818,000
-------------------------------------------------------------------------------------------------------------------------
Vail Resorts, Inc., 8.75% Sr. Sub. Nts., 5/15/09(4)                                                700,000        682,500
-------------------------------------------------------------------------------------------------------------------------
Venetian Casino Resort LLC/Las Vegas Sands, Inc., 12.25% Mtg. Nts., 11/15/04                       400,000        402,000
                                                                                                             ------------
                                                                                                               21,021,400

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Healthcare--3.7%
AmerisourceBergen Corp., 8.125% Sr. Nts., 9/1/08(4)                                            $ 1,000,000   $  1,030,000
-------------------------------------------------------------------------------------------------------------------------
Beverly Enterprises, Inc., 9.625% Sr. Unsec. Nts., 4/15/09                                       1,125,000      1,186,875
-------------------------------------------------------------------------------------------------------------------------
Charles River Laboratories International, Inc., 13.50% Sr. Sub. Nts., Series B, 10/1/09            715,000        861,575
-------------------------------------------------------------------------------------------------------------------------
DaVita, Inc., 9.25% Sr. Unsec. Sub. Nts., Series B, 4/15/11                                        800,000        844,000
-------------------------------------------------------------------------------------------------------------------------
Fresenius Medical Care Capital Trust II, 7.875% Nts., 2/1/08                                     2,525,000      2,537,625
-------------------------------------------------------------------------------------------------------------------------
Fresenius Medical Care Capital Trust IV, 7.875% Trust Preferred Nts., 6/15/11                      500,000        500,000
-------------------------------------------------------------------------------------------------------------------------
ICN Pharmaceuticals, Inc.:
8.75% Sr. Nts., 11/15/08(1)                                                                        300,000        337,500
9.75% Sr. Nts., 11/15/08(4)                                                                      1,065,000      1,198,125
-------------------------------------------------------------------------------------------------------------------------
InSight Health Services Corp., 9.875% Sr. Sub. Nts., 11/1/11(4)                                    500,000        520,000
-------------------------------------------------------------------------------------------------------------------------
Magellan Health Services, Inc.:
9% Sr. Sub. Nts., 2/15/08                                                                          900,000        805,500
9.375% Sr. Nts., 11/15/07(4)                                                                     1,000,000      1,020,000
-------------------------------------------------------------------------------------------------------------------------
Unilab Corp., 12.75% Sr. Sub. Nts., 10/1/09(1)                                                     250,000        291,250
-------------------------------------------------------------------------------------------------------------------------
VanGuard Health Systems, Inc., 9.75% Sr. Sub. Nts., 8/1/11(4)                                      500,000        527,500
-------------------------------------------------------------------------------------------------------------------------
Vicar Operating, Inc., 9.875% Sr. Sub. Nts., 12/1/09(4)                                          1,000,000      1,025,000
                                                                                                             ------------
                                                                                                               12,684,950
-------------------------------------------------------------------------------------------------------------------------
Housing--3.3%
Ainsworth Lumber Co. Ltd., 13.875% Sr. Sec. Nts., 7/15/07(4)                                       750,000        780,000
-------------------------------------------------------------------------------------------------------------------------
CB Richard Ellis Services, Inc., 11.25% Sr. Unsec. Sub. Nts., 6/15/11                            1,500,000      1,290,000
-------------------------------------------------------------------------------------------------------------------------
D.R. Horton, Inc.:
7.875% Sr. Nts., 8/15/11                                                                           800,000        784,000
9.75% Sr. Sub. Nts., 9/15/10                                                                       500,000        517,500
-------------------------------------------------------------------------------------------------------------------------
Del Webb Corp., 10.25% Sr. Unsec. Sub. Nts., 2/15/10                                               600,000        646,500
-------------------------------------------------------------------------------------------------------------------------
KB Home:
8.65% Sr. Sub. Nts., 12/15/08                                                                    1,500,000      1,515,000
9.50% Sr. Unsec. Sub. Nts., 2/15/11                                                              1,500,000      1,537,500
-------------------------------------------------------------------------------------------------------------------------
Meritage Corp., 9.75% Sr. Unsec. Nts., 6/1/11                                                      500,000        518,125
-------------------------------------------------------------------------------------------------------------------------
Nortek, Inc.:
9.125% Sr. Unsec. Nts., Series B, 9/1/07                                                           700,000        714,000
9.25% Sr. Nts., Series B, 3/15/07                                                                  500,000        512,500
9.875% Sr. Unsec. Sub. Nts., 6/15/11                                                               400,000        398,000
-------------------------------------------------------------------------------------------------------------------------
Toll Corp., 8.25% Sr. Sub. Nts., 12/1/11                                                         1,500,000      1,492,500
-------------------------------------------------------------------------------------------------------------------------
WCI Communities, Inc., 10.625% Sr. Unsec. Sub. Nts., 2/15/11                                       600,000        622,500
                                                                                                             ------------
                                                                                                               11,328,125
-------------------------------------------------------------------------------------------------------------------------
Information Technology--1.8%
Amkor Technology, Inc.:
9.25% Sr. Unsec. Nts., 5/1/06                                                                      900,000        864,000
9.25% Sr. Unsec. Sub. Nts., 2/15/08                                                                600,000        570,000
-------------------------------------------------------------------------------------------------------------------------
ASAT Finance LLC, 12.50% Sr. Unsec. Nts., 11/1/06                                                  325,000        222,625
-------------------------------------------------------------------------------------------------------------------------
Cherokee International LLC, 10.50% Sr. Unsec. Sub. Nts., Series B, 5/1/09(1)                     1,000,000        505,000
-------------------------------------------------------------------------------------------------------------------------
ChipPAC International Co. Ltd., 12.75% Sr. Unsec. Sub. Nts., Series B, 8/1/09                      500,000        462,500
-------------------------------------------------------------------------------------------------------------------------
Fairchild Semiconductor Corp.:
10.375% Sr. Unsec. Nts., 10/1/07                                                                   850,000        890,375
10.50% Sr. Unsec. Sub. Nts., 2/1/09                                                              1,050,000      1,120,875

                      Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Information Technology  (continued)
Fisher Scientific International, Inc.:
9% Sr. Unsec. Sub. Nts., 2/1/08                                                                $   750,000   $    772,500
9% Sr. Unsec. Sub. Nts., 2/1/08                                                                    365,000        375,950
-------------------------------------------------------------------------------------------------------------------------
Flextronics International Ltd., 9.875% Sr. Unsec. Sub. Nts., 7/1/10                                500,000        527,500
                                                                                                             ------------
                                                                                                                6,311,325
-------------------------------------------------------------------------------------------------------------------------
Manufacturing--2.0%
Actuant Corp., 13% Sr. Sub. Nts., 5/1/09                                                           600,000        645,000
-------------------------------------------------------------------------------------------------------------------------
Agco Corp., 9.50% Sr. Unsec. Nts., 5/1/08                                                        1,000,000      1,050,000
-------------------------------------------------------------------------------------------------------------------------
Blount, Inc., 13% Sr. Sub. Nts., 8/1/09                                                            500,000        232,500
-------------------------------------------------------------------------------------------------------------------------
Buhrmann US, Inc., 12.25% Sr. Unsec. Sub. Nts., 11/1/09                                            600,000        603,000
-------------------------------------------------------------------------------------------------------------------------
Burke Industries, Inc., 10% Sr. Sub. Nts., 8/15/07(1)(2)                                           400,000         34,000
-------------------------------------------------------------------------------------------------------------------------
Eagle-Picher Industries, Inc., 9.375% Sr. Unsec. Sub. Nts., 3/1/08                                 850,000        471,750
-------------------------------------------------------------------------------------------------------------------------
Exide Corp., 10% Sr. Unsec. Nts., 4/15/05                                                          750,000        213,750
-------------------------------------------------------------------------------------------------------------------------
Grove Worldwide LLC, 9.25% Sr. Sub. Nts., 5/1/08(1)(2)(6)                                        1,600,000         40,000
-------------------------------------------------------------------------------------------------------------------------
Hydrochem Industrial Services, Inc., 10.375% Sr. Sub. Nts., 8/1/07(1)                              250,000        181,250
-------------------------------------------------------------------------------------------------------------------------
Insilco Corp., 12% Sr. Sub. Nts., 8/15/07(1)                                                     1,200,000        186,000
-------------------------------------------------------------------------------------------------------------------------
International Wire Group, Inc., 11.75% Sr. Sub. Nts., Series B, 6/1/05                             500,000        412,500
-------------------------------------------------------------------------------------------------------------------------
Jordan Industries, Inc., 10.375% Sr. Unsec. Nts., Series D, 8/1/07                                 700,000        353,500
-------------------------------------------------------------------------------------------------------------------------
Louisiana-Pacific Corp., 10.875% Sr. Sub. Nts., 11/15/08                                           250,000        241,250
-------------------------------------------------------------------------------------------------------------------------
Moll Industries, Inc., 10.50% Sr. Unsec. Sub. Nts., 7/1/08(1)                                      560,000        103,600
-------------------------------------------------------------------------------------------------------------------------
Roller Bearing Co. of America, Inc., 9.625% Sr. Sub. Nts., Series B, 6/15/07(1)                    560,000        492,800
-------------------------------------------------------------------------------------------------------------------------
Terex Corp.:
8.875% Sr. Unsec. Sub. Nts., 4/1/08                                                                400,000        396,000
8.875% Sr. Unsec. Sub. Nts., Series C, 4/1/08                                                      400,000        396,000
9.25% Sr. Sub. Nts., 7/15/11(4)                                                                    800,000        804,000
                                                                                                             ------------
                                                                                                                6,856,900
-------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Broadcasting--1.7%
AMFM Operating, Inc., 12.625% Sr. Sub. Debs., Series E, 10/31/06(1)(8)                             148,500        158,709
-------------------------------------------------------------------------------------------------------------------------
Chancellor Media Corp., 8.75% Sr. Unsec. Sub. Nts., Series B, 6/15/07                              975,000      1,018,875
-------------------------------------------------------------------------------------------------------------------------
Cumulus Media, Inc., 10.375% Sr. Unsec. Sub. Nts., 7/1/08                                          900,000        947,250
-------------------------------------------------------------------------------------------------------------------------
Emmis Communications Corp., 8.125% Sr. Unsec. Sub. Nts., Series B, 3/15/09                       1,000,000        962,500
-------------------------------------------------------------------------------------------------------------------------
Radio One, Inc., 8.875% Sr. Unsec. Sub. Nts., Series B, 7/1/11                                   1,000,000      1,037,500
-------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System, Inc., 9.625% Sr. Unsec. Sub. Nts., 11/1/09                            800,000        796,000
-------------------------------------------------------------------------------------------------------------------------
Young Broadcasting, Inc., 8.50% Sr. Unsec. Nts., 12/15/08(4)                                       800,000        808,000
                                                                                                             ------------
                                                                                                                5,728,834
-------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Cable/Wireless Video--10.0%
Adelphia Communications Corp.:
7.875% Sr. Unsec. Nts., 5/1/09                                                                     360,000        331,650
8.125% Sr. Nts., Series B, 7/15/03                                                               1,000,000        997,500
8.375% Sr. Nts., Series B, 2/1/08                                                                1,000,000        931,250
9.25% Sr. Nts., 10/1/02                                                                            390,000        394,387
9.875% Sr. Nts., Series B, 3/1/07                                                                  140,000        139,475
10.25% Sr. Unsec. Sub. Nts., 6/15/11                                                             2,800,000      2,807,000
10.50% Sr. Unsec. Nts., Series B, 7/15/04                                                          340,000        342,975
10.875% Sr. Unsec. Nts., 10/1/10                                                                   250,000        256,562

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Media/Entertainment: Cable/Wireless Video  (continued)
Charter Communications Holdings LLC/Charter
Communications Holdings Capital Corp.:
0%/9.92% Sr. Unsec. Disc. Nts., 4/1/11(7)(9)                                                   $ 3,150,000   $  2,295,562
0%/11.75% Sr. Unsec. Sub. Disc. Nts., 5/15/11(7)                                                 5,000,000      3,100,000
8.25% Sr. Unsec. Nts., 4/1/07                                                                      350,000        338,188
10% Sr. Nts., 4/1/09                                                                               800,000        825,000
10.75% Sr. Unsec. Nts., 10/1/09                                                                  4,200,000      4,452,000
11.125% Sr. Unsec. Nts., 1/15/11                                                                 1,000,000      1,065,000
-------------------------------------------------------------------------------------------------------------------------
Classic Cable, Inc., 10.50% Sr. Sub. Nts., 3/1/10(2)                                             1,000,000        255,000
-------------------------------------------------------------------------------------------------------------------------
CSC Holdings, Inc., 7.875% Sr. Unsec. Debs., 2/15/18                                             1,000,000        975,831
-------------------------------------------------------------------------------------------------------------------------
Diamond Cable Communications plc, 11.75% Sr. Disc. Nts., 12/15/05                                  800,000        212,000
-------------------------------------------------------------------------------------------------------------------------
Diamond Holdings plc, 9.125% Sr. Nts., 2/1/08                                                      400,000        286,000
-------------------------------------------------------------------------------------------------------------------------
Diva Systems Corp., 0%/12.625% Sr. Disc. Nts., Series B, 3/1/08(1)(7)                              500,000         82,500
-------------------------------------------------------------------------------------------------------------------------
EchoStar Broadband Corp., 10.375% Sr. Unsec. Nts., 10/1/07                                       2,700,000      2,841,750
-------------------------------------------------------------------------------------------------------------------------
EchoStar DBS Corp., 9.375% Sr. Unsec. Nts., 2/1/09                                               1,000,000      1,035,000
-------------------------------------------------------------------------------------------------------------------------
Insight Communications Co., Inc., 0%/12.25% Sr. Disc. Nts., 2/15/11(7)                           1,500,000        892,500
-------------------------------------------------------------------------------------------------------------------------
Insight Midwest LP/Insight Capital, Inc., 9.75% Sr. Nts., 10/1/09                                  700,000        742,000
-------------------------------------------------------------------------------------------------------------------------
Mediacom LLC/Mediacom Capital Corp., 9.50% Sr. Unsec. Nts., 1/15/13                              1,600,000      1,668,000
-------------------------------------------------------------------------------------------------------------------------
NTL Communications Corp.:
0%/9.75% Sr. Unsec. Nts., Series B, 4/15/09(7)(GBP)                                              2,725,000        961,747
0%/11.50% Sr. Nts., 11/15/09(7)(EUR)                                                               500,000         92,379
-------------------------------------------------------------------------------------------------------------------------
NTL, Inc., 0%/10.75% Sr. Unsec. Unsub. Nts., Series B, 4/1/08(7)(GBP)                              500,000        196,479
-------------------------------------------------------------------------------------------------------------------------
Rogers Communications, Inc., 8.75% Sr. Nts., 7/15/07(CAD)                                          500,000        311,658
-------------------------------------------------------------------------------------------------------------------------
Sinclair Broadcast Group, Inc.:
8.75% Sr. Sub. Nts., 12/15/11(4)                                                                   800,000        804,000
10% Sr. Sub. Nts., 9/30/05                                                                         500,000        516,665
-------------------------------------------------------------------------------------------------------------------------
Telewest Communications plc:
0%/9.25% Sr. Disc. Nts., 4/15/09(7)                                                              2,900,000      1,286,875
0%/9.875% Sr. Disc. Nts., 4/15/09(7)(GBP)                                                        1,300,000        813,569
0%/11.375% Sr. Disc. Nts., 2/1/10(7)                                                               800,000        312,000
11.25% Sr. Nts., 11/1/08                                                                         1,990,000      1,462,650
-------------------------------------------------------------------------------------------------------------------------
United International Holdings, Inc., 0%/10.75% Sr. Disc. Nts., Series B, 2/15/08(7)              1,040,000        306,800
-------------------------------------------------------------------------------------------------------------------------
United Pan-Europe Communications NV:
0%/13.375% Sr. Unsec. Disc. Nts., Series B, 11/1/09(7)                                           1,000,000         85,000
10.875% Sr. Unsec. Nts., Series B, 8/1/09                                                          600,000         81,000
11.25% Sr. Nts., Series B, 11/1/09(EUR)                                                            500,000         70,119
                                                                                                             ------------
                                                                                                               34,568,071

                      Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Media/Entertainment: Diversified Media--2.6%
Ackerley Group, Inc., 9% Sr. Unsec. Sub. Nts., Series B, 1/15/09                               $   600,000   $    639,750
-------------------------------------------------------------------------------------------------------------------------
Adelphia Communications Corp., 10.25% Sr. Unsec. Nts., 11/1/06                                     500,000        512,500
-------------------------------------------------------------------------------------------------------------------------
AMC Entertainment, Inc., 9.50% Sr. Unsec. Sub. Nts., 2/1/11                                      1,200,000      1,171,500
-------------------------------------------------------------------------------------------------------------------------
Carmike Cinemas, Inc., 9.375% Gtd. Sr. Sub. Nts., Series B, 2/1/09(2)(6)                         1,250,000      1,306,250
-------------------------------------------------------------------------------------------------------------------------
GSP I Corp., 10.15% First Mtg. Bonds, 6/24/10(4)                                                   386,664        396,536
-------------------------------------------------------------------------------------------------------------------------
Key3Media Group, Inc., 11.25% Sr. Sub. Nts., 6/15/11                                             2,000,000      1,690,000
-------------------------------------------------------------------------------------------------------------------------
Lamar Advertising Co., 9.625% Sr. Unsec. Sub. Nts., 12/1/06                                        500,000        524,375
-------------------------------------------------------------------------------------------------------------------------
Mail-Well I Corp., 8.75% Sr. Unsec. Sub. Nts., Series B, 12/15/08                                1,000,000        785,000
-------------------------------------------------------------------------------------------------------------------------
Penton Media, Inc., 10.375% Sr. Unsec. Sub. Nts., 6/15/11                                        2,200,000      1,265,000
-------------------------------------------------------------------------------------------------------------------------
WRC Media, Inc./Weekly Reader Corp./Compass Learning Corp.,
12.75% Sr. Sub. Nts., 11/15/09                                                                     750,000        755,625
                                                                                                             ------------
                                                                                                                9,046,536
-------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Telecommunications--3.4%
360networks, Inc.:
13% Sr. Unsec. Nts., 5/1/08(1)(2)(EUR)                                                             500,000             45
13% Sr. Unsec. Nts., 5/1/08(1)(2)                                                                  400,000             40
-------------------------------------------------------------------------------------------------------------------------
Allegiance Telecom, Inc., 0%/11.75% Sr. Unsec. Disc. Nts., Series B, 2/15/08(7)                  1,000,000        445,000
-------------------------------------------------------------------------------------------------------------------------
COLO.com, Inc., 13.875% Sr. Nts., 3/15/10(1)(2)(6)                                                 600,000         15,000
-------------------------------------------------------------------------------------------------------------------------
COLT Telecom Group plc:
7.625% Bonds, 7/31/08(DEM)                                                                       1,000,000        334,612
12% Sr. Unsec. Disc. Nts., 12/15/06(1)                                                             200,000        177,000
-------------------------------------------------------------------------------------------------------------------------
Concentric Network Corp., 12.75% Sr. Unsec. Nts., 12/15/07(2)                                      800,000         92,000
-------------------------------------------------------------------------------------------------------------------------
Covad Communications Group, Inc., 0%/13.50% Sr. Disc. Nts., 3/15/08(1)(2)(6)(7)                  1,000,000        155,000
-------------------------------------------------------------------------------------------------------------------------
Dobson Communications Corp., 10.875% Sr. Unsec. Nts., 7/1/10                                       500,000        518,750
-------------------------------------------------------------------------------------------------------------------------
EchoStar DBS Corp., 9.125% Sr. Nts., 1/15/09(4)                                                    300,000        302,250
-------------------------------------------------------------------------------------------------------------------------
Equinix, Inc., 13% Sr. Unsec. Nts., 12/1/07(1)                                                   1,000,000        340,000
-------------------------------------------------------------------------------------------------------------------------
ESAT Telecom Group plc, 11.875% Sr. Unsec. Unsub. Nts., 11/1/09(1)(EUR)                            500,000        507,528
-------------------------------------------------------------------------------------------------------------------------
Exodus Communications, Inc., 10.75% Sr. Nts., 12/15/09(2)(EUR)                                   1,000,000        155,820
-------------------------------------------------------------------------------------------------------------------------
FirstWorld Communications, Inc., 0%/13% Sr. Disc. Nts., 4/15/08(1)(7)                              500,000             50
-------------------------------------------------------------------------------------------------------------------------
FLAG Telecom Holdings Ltd., 11.625% Sr. Nts., 3/30/10EUR                                           250,000         93,492
-------------------------------------------------------------------------------------------------------------------------
Focal Communications Corp., 11.875% Sr. Unsec. Nts., Series B, 1/15/10                             100,000         41,500
-------------------------------------------------------------------------------------------------------------------------
Global Crossing Holdings Ltd., 8.70% Sr. Unsec. Nts., 8/1/07(2)                                  1,500,000        142,500
-------------------------------------------------------------------------------------------------------------------------
Global TeleSystems, Inc., 10.50% Sr. Unsec. Bonds, 12/1/06(1)(2)(6)(EUR)                           350,000         28,048
-------------------------------------------------------------------------------------------------------------------------
Globix Corp., 12.50% Sr. Unsec. Nts., 2/1/10(2)                                                    500,000        102,500
-------------------------------------------------------------------------------------------------------------------------
GST Telecommunications, Inc., 0%/12.75% Sr. Sub. Nts., 11/15/07(1)(2)(6)(7)                      1,250,000         12,500
-------------------------------------------------------------------------------------------------------------------------
Intermedia Communications, Inc., 0%/12.25% Sr. Disc. Nts., Series B, 3/1/09(7)                   1,200,000      1,075,500
-------------------------------------------------------------------------------------------------------------------------
Jazztel plc, 13.25% Sr. Unsec. Nts., 12/15/09(EUR)                                                 750,000        263,781
-------------------------------------------------------------------------------------------------------------------------
KMC Telecom Holdings, Inc., 0%/12.50% Sr. Unsec. Disc. Nts., 2/15/08(7)                          2,500,000        112,500
-------------------------------------------------------------------------------------------------------------------------
KPNQwest BV, 8.875% Sr. Nts., 2/1/08(1)(EUR)                                                       500,000        227,052
-------------------------------------------------------------------------------------------------------------------------
Leap Wireless International, Inc., 0%/14.50% Sr. Unsec. Disc. Nts., 4/15/10(7)                   1,400,000        504,000

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Media/Entertainment: Telecommunications  (continued)
Level 3 Communications, Inc.:
0%/10.50% Sr. Disc. Nts., 12/1/08(7)                                                           $ 2,000,000   $    570,000
0%/12.875% Sr. Unsec. Disc. Nts., 3/15/10(7)                                                     2,000,000        470,000
-------------------------------------------------------------------------------------------------------------------------
McLeodUSA, Inc., 0%/10.50% Sr. Disc. Nts., 3/1/07(2)(6)(7)                                       1,000,000        200,000
-------------------------------------------------------------------------------------------------------------------------
Metromedia Fiber Network, Inc.:
10% Sr. Nts., 12/15/09(EUR)                                                                        500,000        111,300
10% Sr. Unsec. Nts., Series B, 11/15/08                                                            600,000        177,000
-------------------------------------------------------------------------------------------------------------------------
Metromedia International Group, Inc., 3.728% Sr. Unsec. Disc. Nts., 9/30/07(1)(3)                  241,834        107,616
-------------------------------------------------------------------------------------------------------------------------
Netia Holdings BV, 11% Sr. Disc. Nts., 11/1/07(2)(DEM)                                             500,000         38,697
-------------------------------------------------------------------------------------------------------------------------
Netia Holdings II BV, 13.125% Sr. Nts., Series B, 6/15/09(2)                                     1,350,000        222,750
-------------------------------------------------------------------------------------------------------------------------
NorthPoint Communications Group, Inc., 12.875% Nts., 2/15/10(2)(6)                                 800,000        168,000
-------------------------------------------------------------------------------------------------------------------------
Ntelos, Inc., 13% Sr. Nts., 8/15/10(1)                                                           1,000,000        725,000
-------------------------------------------------------------------------------------------------------------------------
OpTel, Inc., 13% Sr. Nts., Series B, 2/15/05(1)(2)(6)                                              750,000        341,250
-------------------------------------------------------------------------------------------------------------------------
PSINet, Inc.:
10.50% Sr. Unsec. Nts., 12/1/06(1)(2)(6)(EUR)                                                    1,000,000         62,328
11% Sr. Nts., 8/1/09(2)                                                                          1,000,000         80,000
-------------------------------------------------------------------------------------------------------------------------
RCN Corp.:
0%/9.80% Sr. Disc. Nts., Series B, 2/15/08(7)                                                      274,000         75,350
10.125% Sr. Unsec. Nts., 1/15/10                                                                   357,000        149,940
-------------------------------------------------------------------------------------------------------------------------
Rhythms NetConnections, Inc., 14% Sr. Unsec. Nts., Series B, 2/15/10(2)                            800,000         68,000
-------------------------------------------------------------------------------------------------------------------------
Tele1 Europe BV, 11.875% Sr. Nts., 12/1/09(EUR)                                                    400,000        119,314
-------------------------------------------------------------------------------------------------------------------------
Teligent, Inc., 11.50% Sr. Nts., 12/1/07(1)(2)(6)                                                  400,000          2,000
-------------------------------------------------------------------------------------------------------------------------
Time Warner Telecom LLC/Time Warner Telecom, Inc., 9.75% Sr. Nts., 7/15/08                         200,000        161,500
-------------------------------------------------------------------------------------------------------------------------
Time Warner Telecom, Inc., 10.125% Sr. Unsec. Sub. Nts., 2/1/11                                    200,000        161,500
-------------------------------------------------------------------------------------------------------------------------
Triton PCS, Inc., 8.75% Sr. Sub. Nts., 11/15/11(4)                                               1,200,000      1,206,000
-------------------------------------------------------------------------------------------------------------------------
Versatel Telecom International NV, 11.875% Sr. Nts., 7/15/09                                       500,000        172,500
-------------------------------------------------------------------------------------------------------------------------
Viatel, Inc., 11.25% Sr. Sec. Nts., 4/15/08(1)(2)                                                  600,000          2,250
-------------------------------------------------------------------------------------------------------------------------
Williams Communications Group, Inc., 10.875% Sr. Unsec. Nts., 10/1/09                              800,000        332,000
-------------------------------------------------------------------------------------------------------------------------
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10(1)(2)(6)                                  1,000,000          3,750
-------------------------------------------------------------------------------------------------------------------------
XO Communications, Inc.:
0%/12.25% Sr. Unsec. Disc. Nts., 6/1/09(2)(7)                                                      500,000         42,500
9% Sr. Unsec. Nts., 3/15/08(2)                                                                     800,000        100,000
9.625% Sr. Nts., 10/1/07(2)                                                                        500,000         62,500
10.75% Sr. Unsec. Nts., 11/15/08(2)                                                                200,000         25,000
                                                                                                             ------------
                                                                                                               11,604,513
-------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Wireless Communications--9.2%
AirGate PCS, Inc., 0%/13.50% Sr. Sub. Disc. Nts., 10/1/09(7)                                     1,000,000        765,000
-------------------------------------------------------------------------------------------------------------------------
Alamosa Delaware, Inc., 12.50% Sr. Unsec. Nts., 2/1/11                                             200,000        205,000
-------------------------------------------------------------------------------------------------------------------------
American Cellular Corp., 9.50% Sr. Sub. Nts., 10/15/09                                           1,000,000        975,000
-------------------------------------------------------------------------------------------------------------------------
American Tower Corp., 9.375% Sr. Nts., 2/1/09                                                    1,000,000        810,000
-------------------------------------------------------------------------------------------------------------------------
CellNet Data Systems, Inc., 0%/14% Sr. Unsec. Disc. Nts., 10/1/07(1)(2)(7)                       1,834,000          2,293
-------------------------------------------------------------------------------------------------------------------------
Centennial Cellular Corp., 10.75% Sr. Sub. Nts., 12/15/08                                          800,000        676,000

                      Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Media/Entertainment: Wireless Communications (continued)
Crown Castle International Corp.:
0%/10.375% Sr. Disc. Nts., 5/15/11(7)                                                          $   300,000   $    187,500
0%/10.625% Sr. Unsec. Disc. Nts., 11/15/07(7)                                                      940,000        794,300
9% Sr. Nts., 5/15/11                                                                               400,000        360,000
9.375% Sr. Nts., 8/1/11                                                                            400,000        369,000
-------------------------------------------------------------------------------------------------------------------------
CTI Holdings SA, 0%/11.50% Sr. Deferred Coupon Nts., 4/15/08(2)(6)(7)                            1,000,000        102,500
-------------------------------------------------------------------------------------------------------------------------
Horizon PCS, Inc., 0%/14% Sr. Unsec. Sub. Nts., 10/1/10(7)                                       1,600,000        832,000
-------------------------------------------------------------------------------------------------------------------------
IPCS, Inc., 0%/14% Sr. Unsec. Disc. Nts., 7/15/10(7)                                               750,000        498,750
-------------------------------------------------------------------------------------------------------------------------
Leap Wireless International, Inc., 12.50% Sr. Nts., 4/15/10                                        700,000        535,500
-------------------------------------------------------------------------------------------------------------------------
Loral Space & Communications Ltd., 9.50% Sr. Nts., 1/15/06                                         700,000        388,500
-------------------------------------------------------------------------------------------------------------------------
Microcell Telecommunications, Inc.:
0%/12% Sr. Unsec. Disc. Nts., 6/1/09(7)                                                          1,000,000        465,000
14% Sr. Disc. Nts., Series B, 6/1/06                                                               700,000        600,250
-------------------------------------------------------------------------------------------------------------------------
Millicom International Cellular SA, 13.50% Sr. Disc. Nts., 6/1/06                                  300,000        199,500
-------------------------------------------------------------------------------------------------------------------------
Nextel Communications, Inc.:
0%/10.65% Sr. Disc. Nts., 9/15/07(7)                                                               700,000        537,250
9.375% Sr. Unsec. Nts., 11/15/09                                                                 4,000,000      3,170,000
12% Sr. Unsec. Nts., 11/1/08                                                                       250,000        221,875
-------------------------------------------------------------------------------------------------------------------------
Omnipoint Corp., 11.50% Sr. Nts., 9/15/09(4)                                                     2,200,000      2,552,000
-------------------------------------------------------------------------------------------------------------------------
ORBCOMM Global LP/ORBCOMM Capital Corp., 14% Sr. Nts., 8/15/04(1)(2)(6)                            600,000         21,000
-------------------------------------------------------------------------------------------------------------------------
Orion Network Systems, Inc., 0%/12.50% Sr. Disc. Nts., 1/15/07(7)                                1,150,000        563,500
-------------------------------------------------------------------------------------------------------------------------
Pinnacle Holdings, Inc., 0%/10% Sr. Unsec. Disc. Nts., 3/15/08(7)                                  500,000        125,000
-------------------------------------------------------------------------------------------------------------------------
Polska Telefoniz Cyfrowa International Financial II SA, 11.25% Sr. Sub. Nts., 12/1/09(EUR)         400,000        360,612
-------------------------------------------------------------------------------------------------------------------------
Price Communications Wireless, Inc., 9.125% Sr. Sec. Nts., Series B, 12/15/06(1)                   500,000        532,500
-------------------------------------------------------------------------------------------------------------------------
Real Time Data Co., 13% Disc. Nts., 5/31/09(1)(8)                                                  476,601        491,628
-------------------------------------------------------------------------------------------------------------------------
Rural Cellular Corp., 9.625% Sr. Sub. Nts., Series B, 5/15/08                                      900,000        931,500
-------------------------------------------------------------------------------------------------------------------------
SBA Communications Corp.:
0%/12% Sr. Unsec. Disc. Nts., 3/1/08(7)                                                          2,820,000      2,129,100
10.25% Sr. Unsec. Nts., 2/1/09                                                                     500,000        430,000
-------------------------------------------------------------------------------------------------------------------------
Spectrasite Holdings, Inc.:
0%/11.25% Sr. Unsec. Disc. Nts., 4/15/09(7)                                                        400,000        106,000
0%/12% Sr. Disc. Nts., 7/15/08(7)                                                                1,640,000        516,600
-------------------------------------------------------------------------------------------------------------------------
TeleCorp PCS, Inc.:
0%/11.625% Sr. Unsec. Sub. Disc. Nts., 4/15/09(7)                                                  800,000        700,000
10.625% Sr. Unsec. Sub. Nts., 7/15/10                                                            1,600,000      1,864,000
-------------------------------------------------------------------------------------------------------------------------
Tritel PCS, Inc.:
0%/12.75% Sr. Unsec. Sub. Disc. Nts., 5/15/09(7)                                                   800,000        684,000
10.375% Sr. Sub. Nts., 1/15/11                                                                   1,500,000      1,725,000
-------------------------------------------------------------------------------------------------------------------------
Triton PCS, Inc.:
0%/11% Sr. Unsec. Sub. Disc. Nts., 5/1/08(7)                                                       600,000        546,000
9.375% Sr. Unsec. Sub. Nts., 2/1/11                                                                600,000        624,000
-------------------------------------------------------------------------------------------------------------------------
US Unwired, Inc., 0%/13.375% Sr. Unsec. Sub. Disc. Nts., Series B, 11/1/09(7)                    1,600,000      1,136,000
-------------------------------------------------------------------------------------------------------------------------
VoiceStream Wireless Corp., 10.375% Sr. Unsec. Nts., 11/15/09                                    2,703,000      3,081,420
                                                                                                             ------------
                                                                                                               31,815,078

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Metals/Minerals--2.1%
AK Steel Corp., 7.875% Sr. Unsec. Nts., 2/15/09                                                $   500,000   $    492,500
-------------------------------------------------------------------------------------------------------------------------
California Steel Industries Corp., 8.50% Sr. Unsec. Nts., Series B, 4/1/09                         300,000        295,500
-------------------------------------------------------------------------------------------------------------------------
Century Aluminum Co., 11.75% Sr. Sec. Nts., 4/15/08                                              1,000,000      1,040,000
-------------------------------------------------------------------------------------------------------------------------
Great Lakes Carbon Corp., 10.25% Sr. Sub. Nts., Series B, 5/15/08                                1,588,125        960,816
-------------------------------------------------------------------------------------------------------------------------
Kaiser Aluminum & Chemical Corp.:
10.875% Sr. Nts., Series B, 10/15/06(2)                                                          1,000,000        915,000
12.75% Sr. Sub. Nts., 2/1/03(2)                                                                  1,600,000      1,176,000
-------------------------------------------------------------------------------------------------------------------------
Metallurg Holdings, Inc., 0%/12.75% Sr. Disc. Nts., 7/15/08(1)(7)                                1,000,000        385,000
-------------------------------------------------------------------------------------------------------------------------
Metallurg, Inc., 11% Sr. Nts., 12/1/07                                                             740,000        640,100
-------------------------------------------------------------------------------------------------------------------------
National Steel Corp., 9.875% First Mtg. Bonds, Series D, 3/1/09                                  1,300,000        461,500
-------------------------------------------------------------------------------------------------------------------------
United States Steel LLC, 10.75% Sr. Nts., 8/1/08                                                 1,000,000        960,000
                                                                                                             ------------
                                                                                                                7,326,416
-------------------------------------------------------------------------------------------------------------------------
Retail--2.4%
Amazon.com, Inc., 0%/10% Sr. Unsec. Disc. Nts., 5/1/08(7)                                        1,500,000      1,117,500
-------------------------------------------------------------------------------------------------------------------------
AutoNation, Inc., 9% Bonds, 8/1/08(4)                                                            1,200,000      1,227,000
-------------------------------------------------------------------------------------------------------------------------
Collins & Aikman Corp., 10.75% Sr. Nts., 12/31/11(4)                                               800,000        806,000
-------------------------------------------------------------------------------------------------------------------------
CSK Auto, Inc., 12% Sr. Nts., 6/15/06(4)                                                         1,000,000      1,012,500
-------------------------------------------------------------------------------------------------------------------------
Finlay Enterprises, Inc., 9% Debs., 5/1/08                                                         900,000        805,500
-------------------------------------------------------------------------------------------------------------------------
Finlay Fine Jewelry Corp., 8.375% Sr. Nts., 5/1/08(1)                                              600,000        540,000
-------------------------------------------------------------------------------------------------------------------------
Ingram Micro, Inc., 9.875% Sr. Unsec. Sub. Nts., 8/15/08(1)                                      1,200,000      1,221,000
-------------------------------------------------------------------------------------------------------------------------
Petco Animal Supplies, Inc., 10.75% Sr. Sub. Nts., 11/1/11(4)                                      750,000        768,750
-------------------------------------------------------------------------------------------------------------------------
Saks, Inc., 9.875% Nts., 10/1/11(4)                                                                900,000        846,000
                                                                                                             ------------
                                                                                                                8,344,250
-------------------------------------------------------------------------------------------------------------------------
Service--5.9%
Allied Waste North America, Inc.:
8.50% Sr. Nts., 12/1/08(4)                                                                       1,500,000      1,522,500
8.875% Sr. Nts., Series B, 4/1/08                                                                2,600,000      2,691,000
10% Sr. Unsec. Sub. Nts., Series B, 8/1/09                                                       2,200,000      2,277,000
-------------------------------------------------------------------------------------------------------------------------
American Plumbing & Mechanical, Inc., 11.625% Sr. Sub. Nts., Series B, 10/15/08                    500,000        472,500
-------------------------------------------------------------------------------------------------------------------------
AP Holdings, Inc., 0%/11.25% Sr. Disc. Nts., 3/15/08(1)(7)                                         450,000         33,750
-------------------------------------------------------------------------------------------------------------------------
Apcoa, Inc., 9.25% Sr. Unsec. Sub. Nts., 3/15/08(1)                                                940,000        361,900
-------------------------------------------------------------------------------------------------------------------------
Brand Scaffold Service, Inc., 10.25% Sr. Unsec. Nts., 2/15/08                                    1,000,000        945,000
-------------------------------------------------------------------------------------------------------------------------
Budget Group, Inc., 9.125% Sr. Unsec. Nts., 4/1/06(1)                                            1,200,000        294,000
-------------------------------------------------------------------------------------------------------------------------
Comforce Operating, Inc., 12% Sr. Nts., Series B, 12/1/07                                          350,000        260,750
-------------------------------------------------------------------------------------------------------------------------
Dyncorp, Inc., 9.50% Sr. Sub. Nts., 3/1/07                                                         625,000        640,625
-------------------------------------------------------------------------------------------------------------------------
Great Lakes Dredge & Dock Corp., 11.25% Sr. Unsec. Sub. Nts., 8/15/08                            1,715,000      1,760,019
-------------------------------------------------------------------------------------------------------------------------
Integrated Electrical Services, Inc.:
9.375% Sr. Sub. Nts., Series B, 2/1/09                                                             600,000        534,000
9.375% Sr. Sub. Nts., Series C, 2/1/09                                                           1,000,000        890,000
-------------------------------------------------------------------------------------------------------------------------
Iron Mountain, Inc., 8.625% Sr. Unsec. Sub. Nts., 4/1/13                                         1,000,000      1,045,000
-------------------------------------------------------------------------------------------------------------------------
IT Group, Inc., 11.25% Sr. Unsec. Sub. Nts., Series B, 4/1/09(1)(2)                                550,000        101,750
-------------------------------------------------------------------------------------------------------------------------
Kindercare Learning Centers, Inc., 9.50% Sr. Sub. Nts., 2/15/09                                    750,000        720,000
-------------------------------------------------------------------------------------------------------------------------
Norse CBO Ltd., 9.342% Sub. Bonds, Series 1A, Cl. C2, 8/13/10(1)                                 1,500,000      1,031,250
-------------------------------------------------------------------------------------------------------------------------
Protection One, Inc./Protection One Alarm Monitoring, Inc., 7.375% Sr. Unsec. Nts., 8/15/05        900,000        742,500

                      Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
-------------------------------------------------------------------------------------------------------------------------

Service  (continued)
-------------------------------------------------------------------------------------------------------------------------
Stericycle, Inc., 12.375% Sr. Unsec. Sub. Nts., Series B, 11/15/09(1)                          $   488,000   $    585,600
-------------------------------------------------------------------------------------------------------------------------
Stewart Enterprises, Inc., 10.75% Sr. Unsec. Sub. Nts., 7/1/08                                   1,800,000      1,971,000
-------------------------------------------------------------------------------------------------------------------------
United Rentals (North America), Inc., 10.75% Sr. Unsec. Nts., 4/15/08                            1,000,000      1,080,000
-------------------------------------------------------------------------------------------------------------------------
United Rentals, Inc., 9.25% Sr. Unsec. Sub. Nts., Series B, 1/15/09                                250,000        248,750
                                                                                                             ------------
                                                                                                               20,208,894
-------------------------------------------------------------------------------------------------------------------------
Transportation--3.1%
America West Airlines, Inc., 10.75% Sr. Nts., 9/1/05                                             1,000,000        445,000
-------------------------------------------------------------------------------------------------------------------------
Amtran, Inc.:
9.625% Nts., 12/15/05                                                                              800,000        562,000
10.50% Sr. Nts., 8/1/04                                                                          1,800,000      1,444,500
-------------------------------------------------------------------------------------------------------------------------
Atlas Air, Inc., 9.25% Sr. Nts., 4/15/08                                                           500,000        412,500
-------------------------------------------------------------------------------------------------------------------------
Delco Remy International, Inc., 11% Sr. Unsec. Sub. Nts., 5/1/09                                 1,900,000      1,947,500
-------------------------------------------------------------------------------------------------------------------------
Dura Operating Corp.:
9% Sr. Sub. Nts., Series B, 5/1/09(EUR)                                                            300,000        243,079
9% Sr. Unsec. Sub. Nts., Series D, 5/1/09                                                        2,700,000      2,551,500
-------------------------------------------------------------------------------------------------------------------------
Hayes Lemmerz International, Inc., 11.875% Sr. Nts., 6/15/06(2)(4)(6)                            1,600,000        768,000
-------------------------------------------------------------------------------------------------------------------------
Hayes Wheels International, Inc., 11% Sr. Sub. Nts., 7/15/06(2)                                    150,000          7,500
-------------------------------------------------------------------------------------------------------------------------
Millenium Seacarriers, Inc., Units (each unit consists of $1,000 principal amount of 11.725% first priority ship mtg. sr. sec. nts.,
7/15/05 and one warrant to purchase five shares of common stock)(1)(2)(3)(10)                      700,000        413,000
-------------------------------------------------------------------------------------------------------------------------
Navigator Gas Transport plc, 10.50% First Priority Ship Mtg. Nts., 6/30/07(4)                    1,000,000        496,250
-------------------------------------------------------------------------------------------------------------------------
Pacific & Atlantic Holdings, Inc., 10.50% Sec. Nts., 12/31/07(1)                                   315,795        143,687
-------------------------------------------------------------------------------------------------------------------------
Sea Containers Ltd., 7.875% Sr. Nts., 2/15/08                                                    1,500,000        817,500
-------------------------------------------------------------------------------------------------------------------------
Teekay Shipping Corp.:
8.875% Sr. Nts., 7/15/11(4)                                                                        250,000        257,500
8.875% Sr. Nts., 7/15/11                                                                           325,000        334,750
                                                                                                             ------------
                                                                                                               10,844,266
-------------------------------------------------------------------------------------------------------------------------
Utility--3.6%
AES Corp. (The):
8.75% Sr. Unsec. Unsub. Nts., 6/15/08                                                            1,500,000      1,327,500
8.875% Sr. Unsec. Nts., 2/15/11                                                                    500,000        442,500
9.375% Sr. Unsec. Nts., 9/15/10                                                                    700,000        633,500
-------------------------------------------------------------------------------------------------------------------------
AES Drax Holdings Ltd., 10.41% Sr. Sec. Sub. Nts., Series B, 12/31/20                            1,000,000        897,500
-------------------------------------------------------------------------------------------------------------------------
AmeriGas Partners LP/AmeriGas Eagle Finance Corp., 8.875% Sr. Nts., 5/20/11(4)                     700,000        724,500
-------------------------------------------------------------------------------------------------------------------------
Azurix Corp.:
10.375% Sr. Unsec. Nts., Series B, 2/15/07                                                         400,000        282,000
10.75% Sr. Unsec. Nts., Series B, 2/15/10                                                          700,000        493,500
-------------------------------------------------------------------------------------------------------------------------
BRL Universal Equipment Corp., 8.875% Sr. Sec. Nts., 2/15/08(4)                                  1,000,000      1,045,000
-------------------------------------------------------------------------------------------------------------------------
Caithness Coso Funding Corp., 9.05% Sr. Sec. Nts., Series B, 12/15/09(1)                           500,000        512,500
-------------------------------------------------------------------------------------------------------------------------
Calpine Corp., 8.50% Sr. Unsec. Nts., 2/15/11                                                    1,700,000      1,549,298
-------------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp., 8.375% Sr. Nts., 11/1/08(4)                                               800,000        794,000
-------------------------------------------------------------------------------------------------------------------------
CMS Energy Corp.:
8.50% Sr. Nts., 4/15/11                                                                            500,000        500,462
9.875% Sr. Unsec. Nts., 10/15/07                                                                 1,200,000      1,274,626
-------------------------------------------------------------------------------------------------------------------------
ESI Tractebel Acquisition Corp., 7.99% Sec. Bonds, Series B, 12/30/11                            1,000,000      1,009,059
-------------------------------------------------------------------------------------------------------------------------
ITC/DeltaCom, Inc., 9.75% Sr. Unsec. Nts., 11/15/08                                              2,250,000        843,750
                                                                                                             ------------
                                                                                                               12,329,695
                                                                                                             ------------
Total Corporate Bonds and Notes (Cost $334,075,170)                                                           283,627,310

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                                             Market Value
                                                                                               Shares        See Note 1
=========================================================================================================================

Preferred Stocks--2.7%
-------------------------------------------------------------------------------------------------------------------------
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.(1)(8)                                          12,506   $        125
-------------------------------------------------------------------------------------------------------------------------
Dobson Communications Corp.:
12.25% Sr. Exchangeable, Non-Vtg.(8)                                                                 2,175      1,995,563
13% Sr. Exchangeable, Non-Vtg.(8)                                                                    1,380      1,383,450
-------------------------------------------------------------------------------------------------------------------------
e.spire Communications, Inc., 12.75% Jr. Redeemable, Non-Vtg.(1)(8)                                    498             50
-------------------------------------------------------------------------------------------------------------------------
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.(1)(6)                      8,000         82,000
-------------------------------------------------------------------------------------------------------------------------
Fidelity Federal Bank, l2% Non-Cum. Exchangeable, Series A, Non-Vtg.(1)                                 20            505
-------------------------------------------------------------------------------------------------------------------------
Global Crossing Holdings Ltd., 10.50% Sr. Exchangeable, Non-Vtg.(1)(8)                               7,893          9,866
-------------------------------------------------------------------------------------------------------------------------
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.(1)(6)(8)                                             342              5
-------------------------------------------------------------------------------------------------------------------------
Intermedia Communications, Inc., 13.50% Exchangeable, Series B(8)                                      930        969,525
-------------------------------------------------------------------------------------------------------------------------
Nebco Evans Holdings, Inc., 11.25% Sr. Redeemable Exchangeable, Non-Vtg.(1)(6)(8)                    7,274            909
-------------------------------------------------------------------------------------------------------------------------
Nextel Communications, Inc., 11.125% Exchangeable, Series E, Non-Vtg.(8)                             1,596        801,990
-------------------------------------------------------------------------------------------------------------------------
Pacific & Atlantic Holdings, Inc., 7.50% Cum. Cv., Series A(1)(6)(8)                                17,538         87,690
-------------------------------------------------------------------------------------------------------------------------
Paxson Communications Corp., 13.25% Cum. Jr. Exchangeable, Non-Vtg.(1)(8)                               60        511,500
-------------------------------------------------------------------------------------------------------------------------
PRIMEDIA, Inc.:
8.625% Exchangeable, Series H, Non-Vtg                                                              15,000        693,750
9.20% Exchangeable, Series F, Non-Vtg.(1)                                                            2,500        115,625
-------------------------------------------------------------------------------------------------------------------------
Rural Cellular Corp., 11.375% Cum. Sr., Series B, Non-Vtg.(8)                                        1,946      1,658,965
-------------------------------------------------------------------------------------------------------------------------
Sovereign Real Estate Investment Trust, 12% Non-Cum., Series A(1)                                   10,000        992,500
                                                                                                             ------------
Total Preferred Stocks (Cost $14,172,626)                                                                       9,304,018
=========================================================================================================================
Common Stocks--0.5%
-------------------------------------------------------------------------------------------------------------------------
Aurora Foods, Inc.(1)(6)                                                                            12,397         31,302
-------------------------------------------------------------------------------------------------------------------------
Celcaribe SA(1)(6)                                                                                 121,950        198,169
-------------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp.(6)                                                                         180,000      1,189,800
-------------------------------------------------------------------------------------------------------------------------
Focal Communications Corp.(6)                                                                      213,452        130,206
-------------------------------------------------------------------------------------------------------------------------
Geotek Communications, Inc.(1)(6)                                                                      226             --
-------------------------------------------------------------------------------------------------------------------------
Gulfstream Holding, Inc.(1)(6)                                                                          56             --
-------------------------------------------------------------------------------------------------------------------------
ICO Global Communication Holdings Ltd.(6)                                                           42,107         84,214
-------------------------------------------------------------------------------------------------------------------------
OpTel, Inc., Non-Vtg.(1)(6)                                                                            945              9
-------------------------------------------------------------------------------------------------------------------------
Southern Pacific Funding Corp., Liquidating Trust(1)(6)                                            251,604             --
-------------------------------------------------------------------------------------------------------------------------
WRC Media Corp.(1)(6)                                                                                1,353             14
                                                                                                             ------------
Total Common Stocks (Cost $1,964,083)                                                                           1,633,714

                      Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                                             Market Value
                                                                                               Units         See Note 1
=========================================================================================================================

Rights, Warrants and Certificates--0.2%
-------------------------------------------------------------------------------------------------------------------------
ASAT Finance LLC Wts., Exp. 11/1/06(1)(6)                                                              500   $      1,000
-------------------------------------------------------------------------------------------------------------------------
CellNet Data Systems, Inc. Wts., Exp. 10/1/07(1)(6)                                                  1,434             14
-------------------------------------------------------------------------------------------------------------------------
Charles River Laboratories International, Inc. Wts., Exp. 10/1/09(1)(6)                              1,100         22,000
-------------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp. Wts.:
Exp. 1/23/03(1)(6)                                                                                   8,351             --
Exp. 1/23/03(1)(6)                                                                                   4,766             --
Exp. 9/1/04(1)(6)                                                                                   14,000             --
-------------------------------------------------------------------------------------------------------------------------
COLO.com, Inc. Wts., Exp. 3/15/10(1)(6)                                                                600              6
-------------------------------------------------------------------------------------------------------------------------
Concentric Network Corp. Wts., Exp. 12/15/07(1)(6)                                                     750              7
-------------------------------------------------------------------------------------------------------------------------
Covergent Communications, Inc. Wts., Exp. 4/1/08(1)(6)                                               2,000            750
-------------------------------------------------------------------------------------------------------------------------
Decrane Aircraft Holdings, Inc. Wts., Exp. 9/30/08(1)(6)                                             1,750             --
-------------------------------------------------------------------------------------------------------------------------
Diva Systems Corp. Wts., Exp. 3/1/08(1)(6)                                                           1,500             15
-------------------------------------------------------------------------------------------------------------------------
e.spire Communications, Inc. Wts., Exp. 11/1/05(1)(6)                                                  475             10
-------------------------------------------------------------------------------------------------------------------------
Equinix, Inc. Wts., Exp. 12/1/07(1)(6)                                                               1,000         20,125
-------------------------------------------------------------------------------------------------------------------------
Focal Communications Corp. Wts., Exp. 12/14/07(6)                                                   33,603             --
-------------------------------------------------------------------------------------------------------------------------
Geotek Communications, Inc. Wts., Exp. 7/15/05(1)(6)                                                52,500             --
-------------------------------------------------------------------------------------------------------------------------
Golden State Bancorp, Inc. Litigation Wts.(6)                                                       15,626         18,439
-------------------------------------------------------------------------------------------------------------------------
Horizon PCS, Inc. Wts., Exp. 10/1/10(1)(6)                                                           1,299         52,122
-------------------------------------------------------------------------------------------------------------------------
ICG Communications, Inc. Wts., Exp. 9/15/05(1)(6)                                                    5,940             59
-------------------------------------------------------------------------------------------------------------------------
ICO Global Communication Holdings Ltd. Wts.:
Exp. 5/16/06(1)(6)                                                                                  10,561            317
Exp. 5/16/06(6)                                                                                         16              2
-------------------------------------------------------------------------------------------------------------------------
Imperial Credit Industries, Inc. Wts., Exp. 1/31/08(1)(6)                                            5,148             --
-------------------------------------------------------------------------------------------------------------------------
In-Flight Phone Corp. Wts., Exp. 8/31/02(1)(6)                                                         950             --
-------------------------------------------------------------------------------------------------------------------------
Insilco Corp. Wts., Exp. 8/15/07(1)(6)                                                                 765              8
-------------------------------------------------------------------------------------------------------------------------
IPCS, Inc. Wts., Exp. 6/15/10(1)(6)                                                                    750         18,844
-------------------------------------------------------------------------------------------------------------------------
KMC Telecom Holdings, Inc. Wts., Exp. 4/15/08(1)(6)                                                  2,455            123
-------------------------------------------------------------------------------------------------------------------------
Leap Wireless International, Inc. Wts., Exp. 4/15/10(1)(6)                                             550         22,069
-------------------------------------------------------------------------------------------------------------------------
Long Distance International, Inc. Wts., Exp. 4/13/08(1)(6)                                             800             --
-------------------------------------------------------------------------------------------------------------------------
Loral Space & Communications Ltd. Wts., Exp. 1/15/07(1)(6)                                             800              8
-------------------------------------------------------------------------------------------------------------------------
Microcell Telecommunications, Inc. Wts., Exp. 6/1/06(4)(6)                                           3,200         16,614
-------------------------------------------------------------------------------------------------------------------------
Millenium Seacarriers, Inc. Wts., Exp. 7/15/05(1)(6)                                                 1,500             15
-------------------------------------------------------------------------------------------------------------------------
Ntelos, Inc. Wts., Exp. 8/15/10(1)(6)                                                                1,000          5,125
-------------------------------------------------------------------------------------------------------------------------
Pathmark Stores, Inc. Wts., Exp. 9/19/10(6)                                                         20,000        182,000
-------------------------------------------------------------------------------------------------------------------------
PLD Telekom, Inc., 9% Cv. Sub. Nts. Wts., Exp. 3/31/03
(cv. into Metromedia International Group, Inc.)(1)(6)                                                  170              2
-------------------------------------------------------------------------------------------------------------------------
Protection One, Inc. Wts.:
Exp. 11/1/03(1)(6)                                                                                  28,000             --
Exp. 6/30/05(1)(6)                                                                                   1,600             16
-------------------------------------------------------------------------------------------------------------------------
R&B Falcon Corp. Wts., Exp. 5/1/09(4)(6)                                                             1,000        259,825
-------------------------------------------------------------------------------------------------------------------------
Real Time Data Co. Wts., Exp. 5/31/04(1)(6)                                                        121,440          1,214
-------------------------------------------------------------------------------------------------------------------------
Republic Technologies International LLC Wts., Exp. 7/15/09(1)(6)                                       500              5
-------------------------------------------------------------------------------------------------------------------------
Telergy, Inc. Wts., Exp. 9/25/10(1)(6)                                                               2,019             20
-------------------------------------------------------------------------------------------------------------------------
Telus Corp. Wts., Exp. 9/15/05(1)(6)                                                                 1,079         10,596
                                                                                                             ------------
Total Rights, Warrants and Certificates (Cost $236,947)                                                           631,350

                        Oppenheimer High Income Fund/VA

Statement of Investments  (Continued)

                                                                                               Principal     Market Value
                                                                                               Amount        See Note 1
=========================================================================================================================

Structured Notes--0.6%
-------------------------------------------------------------------------------------------------------------------------
Bear Stearns Cos., Inc. (The), High Yield Index Medium-Term Nts.,
6%, 2/14/02 (Cost $2,000,000)                                                                  $ 2,000,000   $  1,941,800
=========================================================================================================================
Repurchase Agreements--10.0%(11)
-------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Deutsche Bank Securities, Inc., 1.40%, dated 12/31/01, to be repurchased at $34,690,698 on 1/2/02, collateralized by U.S. Treasury Bonds,
8%, 11/15/21, with a value of $35,507,384 (Cost $34,688,000)                                    34,688,000     34,688,000
-------------------------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $399,023,448)                                                       98.6%   340,068,650
-------------------------------------------------------------------------------------------------------------------------
Other Assets Net of Liabilities                                                                        1.4      4,722,298
                                                                                               -----------   ------------
Net Assets                                                                                           100.0%  $344,790,948
                                                                                               ===========   ============

Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:
   CAD --Canadian Dollar    EUR--Euro
   DEM--German Mark         GBP--British Pound Sterling

1. Identifies issues considered to be illiquid or restricted--See Note 6 of
Notes to Financial Statements.
2. Issuer is in default.
3. Represents the current interest rate for a variable or increasing rate security.
4. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $44,078,222 or 12.78% of the Fund's net assets as of December 31, 2001.
5. Zero coupon bond reflects the effective yield on the date of purchase.
6. Non-income-producing security.
7. Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.
8. Interest or dividend is paid in kind.
9. A sufficient amount of securities has been designated to cover outstanding foreign currency contracts. See Note 5 of Notes to Financial Statements.
10. Units may be comprised of several components, such as debt and equity and/or warrants to purchase equity at some point in the future. For units which represent debt securities, principal amount disclosed represents total underlying principal.
11. The Fund may have elements of risk due to concentrated investments. Such concentrations may subject the Fund to additional risks.

See accompanying Notes to Financial Statements.

                       Oppenheimer High Income Fund/VA

Statement of Assets and Liabilities  December 31, 2001

============================================================================================================

Assets
Investments, at value (including repurchase agreements of $34,688,000) (cost $399,023,448)
--see accompanying statement                                                                    $340,068,650
------------------------------------------------------------------------------------------------------------
Cash                                                                                                 158,241
------------------------------------------------------------------------------------------------------------
Unrealized appreciation on foreign currency contracts                                                 17,269
------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest, dividends and principal paydowns                                                         7,002,067
Shares of beneficial interest sold                                                                   535,283
Investments sold                                                                                         451
Other                                                                                                  4,212
                                                                                                ------------
Total assets                                                                                     347,786,173
============================================================================================================
Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed                                                             2,912,390
Shareholder reports                                                                                   60,888
Trustees' compensation                                                                                   537
Other                                                                                                 21,410
                                                                                                 -----------
Total liabilities                                                                                  2,995,225
============================================================================================================
Net Assets                                                                                      $344,790,948
                                                                                                ============
============================================================================================================
Composition of Net Assets
Par value of shares of beneficial interest                                                      $     40,367
------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                       422,234,474
------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                             33,752,821
------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions            (52,298,534)
------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                         (58,938,180)
                                                                                                ------------
Net Assets                                                                                      $344,790,948
                                                                                                ============
============================================================================================================
Net Asset Value Per Share
Non-Service shares:
Net asset value, redemption price per share and offering price per share (based on
net assets of $344,787,866 and 40,366,798 shares of beneficial interest outstanding)                   $8.54
------------------------------------------------------------------------------------------------------------
Service shares:
Net asset value, redemption price per share and offering price per share (based on
net assets of $3,082 and 361 shares of beneficial interest outstanding)                                $8.54

See accompanying Notes to Financial Statements.

                        Oppenheimer High Income Fund/VA

Statement of Operations  For the Year Ended December 31, 2001

===============================================================================================

Investment Income
Interest                                                                           $ 35,569,777
-----------------------------------------------------------------------------------------------
Dividends                                                                             1,719,714
                                                                                   ------------
Total income                                                                         37,289,491
===============================================================================================
Expenses
Management fees                                                                       2,563,318
-----------------------------------------------------------------------------------------------
Distribution and service plan fees:
Service shares                                                                                1
-----------------------------------------------------------------------------------------------
Shareholder reports                                                                     118,248
-----------------------------------------------------------------------------------------------
Trustees' compensation                                                                    9,302
-----------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                             6,661
-----------------------------------------------------------------------------------------------
Custodian fees and expenses                                                               6,448
-----------------------------------------------------------------------------------------------
Other                                                                                    42,627
                                                                                   ------------
Total expenses                                                                        2,746,605
Less reduction to custodian expenses                                                     (4,093)
                                                                                   ------------
Net expenses                                                                          2,742,512
===============================================================================================
Net Investment Income                                                                34,546,979
===============================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                                         (28,931,747)
Closing of futures contracts                                                          1,049,183
Foreign currency transactions                                                        (1,078,179)
                                                                                   ------------
Net realized gain (loss)                                                            (28,960,743)
-----------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                             650,999
Translation of assets and liabilities denominated in foreign currencies                 444,346
                                                                                   ------------
Net change                                                                            1,095,345
                                                                                   ------------
Net realized and unrealized gain (loss)                                             (27,865,398)
===============================================================================================
Net Increase in Net Assets Resulting from Operations                               $  6,681,581
                                                                                   ============

See accompanying Notes to Financial Statements.

                      Oppenheimer High Income Fund/VA

Statements of Changes in Net Assets

                                                                                   Year Ended December 31,
                                                                                   2001            2000
===============================================================================================================

Operations
Net investment income (loss)                                                       $ 34,546,979    $ 34,458,330
---------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                            (28,960,743)    (12,609,134)
Net change in unrealized appreciation (depreciation)                                  1,095,345     (34,460,833)
                                                                                   ------------    ------------
Net increase (decrease) in net assets resulting from operations                       6,681,581     (12,611,637)
===============================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares                                                                  (34,924,849)    (33,307,606)
Service shares                                                                               --              --
===============================================================================================================
Beneficial Interest Transactions
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Non-Service shares                                                                   39,498,599      38,623,186
Service shares                                                                            3,076              --
===============================================================================================================
Net Assets
Total increase (decrease)                                                            11,258,407      (7,296,057)
---------------------------------------------------------------------------------------------------------------
Beginning of period                                                                 333,532,541     340,828,598
                                                                                   ------------    ------------
End of period [including undistributed (overdistributed) net investment
income of $33,752,821 and $34,837,377, respectively]                               $344,790,948    $333,532,541
                                                                                   ============    ============

See accompanying Notes to Financial Statements.

                        Oppenheimer High Income Fund/VA

Financial Highlights

                                                  Year Ended December 31,
Non-Service shares                                2001           2000         1999         1998         1997
================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                 $9.27         $10.72       $11.02       $11.52       $11.13
----------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                  .84(1)        1.00         1.01          .95          .94
Net realized and unrealized gain (loss)               (.62)(1)      (1.36)        (.55)        (.90)         .37
----------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations         .22           (.36)         .46          .05         1.31
----------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  (.95)         (1.09)        (.76)        (.25)        (.91)
Distributions from net realized gain                    --             --           --         (.30)        (.01)
----------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.95)         (1.09)        (.76)        (.55)        (.92)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $8.54          $9.27       $10.72       $11.02       $11.52
                                                    ======         ======       ======       ======       ======
================================================================================================================
Total Return, at Net Asset Value(2)                   1.97%         (3.74)%       4.29%        0.31%       12.21%
================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)          $344,788       $333,533     $340,829     $328,563     $291,323
----------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                 $347,723       $329,260     $340,519     $322,748     $223,617
----------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                 9.94%(1)      10.47%        9.61%        8.65%        8.88%
Expenses                                              0.79%          0.79%        0.75%        0.78%(4)     0.82%(4)
----------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 46%            31%          33%         161%         168%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                                $ .86
Net realized and unrealized gain (loss)              $(.64)
Net investment income ratio                          10.22%

2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period.
Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.

3. Annualized for periods of less than one full year.

4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                      Oppenheimer High Income Fund/VA

Financial Highlights  (Continued)

                                                    Period Ended
Service shares                                      December 31, 2001(1)
========================================================================

Per Share Operating Data
Net asset value, beginning of period                               $8.40
------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                .20(2)
Net realized and unrealized gain (loss)                             (.06)(2)
------------------------------------------------------------------------
Total income (loss) from investment operations                       .14
------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                  --
Distributions from net realized gain                                  --
------------------------------------------------------------------------
Total dividends and/or distributions to shareholders                  --
------------------------------------------------------------------------
Net asset value, end of period                                     $8.54
                                                                   =====
========================================================================
Total Return, at Net Asset Value(3)                                 1.67%
========================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                              $3
------------------------------------------------------------------------
Average net assets (in thousands)                                     $2
------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                              12.51%(2)
Expenses                                                            0.96%
------------------------------------------------------------------------
Portfolio turnover rate                                               46%

1. For the period from September 18, 2001 (inception of offering) to December
31, 2001.

2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                   Change less than $0.005 per share
Net realized and unrealized gain         Change less than $0.005 per
share Net investment income ratio                                   12.79%

3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of theses charges would reduce the total return figures for all periods shown.

4. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                        Oppenheimer High Income Fund/VA

Notes to Financial Statements

================================================================================
1. Significant Accounting Policies Oppenheimer High Income Fund/VA (the Fund) is
a separate series of Oppenheimer Variable Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of
1940, as amended. The Fund's investment objective is to seek a high level of current income from investments in high yield fixed income securities. The
Trust's investment advisor is OppenheimerFunds, Inc. (the Manager).
         The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
Structured Notes. The Fund invests in structured notes whose market values and redemption prices are linked to an index. The structured notes are leveraged, which increases the volatility of each note's market value relative to the change in the underlying index. Fluctuations in value of the index are recorded as unrealized gains and losses in the accompanying financial statements. The
Fund records a realized gain or loss when a structured note is sold or matures.
As of December 31, 2001, the market value of these securities comprised 0.6% of the Fund's net assets and resulted in unrealized losses in the current period of
$58,200. The Fund also hedges a portion of the foreign currency exposure generated by these securities, as discussed in Note 5.

--------------------------------------------------------------------------------
Security Credit Risk. The Fund invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2001, securities with an aggregate market value of $9,401,436, representing 2.73% of the Fund's net assets, were in default.

--------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
         The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

                      Oppenheimer High Income Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)

Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of December 31, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

                 Expiring
                ------------------------------------------
                    2006                       $ 3,401,577
                    2007                         4,933,260
                    2008                        11,572,833
                    2009                        22,696,701
                                               -----------
                    Total                      $42,604,371
                                               ===========

As of December 31, 2001, the Fund had approximately $6,784,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. Additionally, the Fund had approximately
$98,000 of post-October foreign currency losses which were deferred. If unutilized by the Fund in the following fiscal year, such losses will expire.

--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of paydown gains and losses and the recognition of certain foreign currency gains (losses) as ordinary income (loss)
for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
         The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect a decrease in undistributed net investment income of $706,686. Accumulated net realized loss on investments was decreased by the same amount. Net assets of the
Fund were unaffected by the reclassifications.

                        Oppenheimer High Income Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)

Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Noncash dividends included in dividend income, if any, are recorded at the fair market value of the securities received.
Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
Other. The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after
December 15, 2000. The Fund elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a
$429,346 decrease to cost of securities and a corresponding $429,346 decrease in net unrealized depreciation, based on securities held as of December 31, 2000.
For the year ended December 31, 2001, interest income decreased by $986,514, net realized loss on investments increased by $211,165, and the change in net unrealized appreciation on investments increased by $1,197,679.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================
2. Shares of Beneficial Interest

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

                                                     Year Ended December 31, 2001(1)           Year Ended December 31, 2000
                                                     -----------------------------------       ------------------------------
                                                     Shares             Amount                 Shares           Amount
-----------------------------------------------------------------------------------------------------------------------------

Non-Service shares
Sold                                                  16,771,940        $ 148,496,080           14,844,051      $ 144,443,891
Dividends and/or distributions reinvested              3,924,140           34,924,849            3,447,992         33,307,606
Redeemed                                             (16,326,208)        (143,922,330)         (14,076,683)      (139,128,311)
                                                     -----------        -------------          -----------      -------------
Net increase (decrease)                                4,369,872         $ 39,498,599            4,215,360      $  38,623,186
                                                     ===========        =============          ===========      =============
Service shares
Sold                                                         362             $  3,083                   --             $   --
Dividends and/or distributions reinvested                     --                   --                   --                 --
Redeemed                                                      (1)                  (7)                  --                 --
                                                     -----------        -------------          -----------      -------------
Net increase (decrease)                                      361             $  3,076                   --             $   --
                                                     ===========        =============          ===========      =============

1. For the year ended December 31, 2001, for Non-Service shares and for the period from September 18, 2001 (inception of offering) to December 31, 2001, for
Service shares.

                      Oppenheimer High Income Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$207,851,494 and $138,496,162, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $401,835,494 was:

       Gross unrealized appreciation                    $ 11,758,867
       Gross unrealized depreciation                     (73,525,711)
                                                     ---------------
       Net unrealized appreciation (depreciation)       $(61,766,844)
                                                     ===============

================================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust. The annual fees are 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million,
0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% on the next $200 million and 0.50% of average annual net assets over $1 billion. The
Fund's management fee for the year ended December 31, 2001, was an annualized rate of 0.74%.

--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

         OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
Distribution and Service Plan for Service Shares. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Although the plan allows for payment to be made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund, that rate is currently reduced to 0.15%. The Board of
Trustees may increase that rate to no more than 0.25% per annum, without notification in advance. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the Service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee.

                        Oppenheimer High Income Fund/VA

Notes to Financial Statements (Continued)

================================================================================
5. Foreign Currency Contracts

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

         The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the
Statement of Assets and Liabilities as a receivable or payable and in the
Statement of Operations with the change in unrealized appreciation or depreciation.

         The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

As of December 31, 2001, the Fund had outstanding foreign currency contracts as follows:

                                    Expiration           Contract          Valuation as of      Unrealized
Contract Description                Date                 Amount (000s)     December 31, 2001    Appreciation
-------------------------------------------------------------------------------------------------------------
Contracts to Sell
-----------------
Canadian Dollar (CAD)               1/3/02               540  CAD           $338,275                 $17,269

================================================================================
6. Illiquid or Restricted Securities

As of December 31, 2001, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of December 31, 2001, was $34,594,156, which represents 10.03% of the Fund's net assets, of which $32,516 is considered restricted. Information concerning restricted securities is as follows:

                                                                                                       Unrealized
                                        Acquisition                          Valuation as of           Appreciation
Security                                Dates              Cost              December 31, 2001         (Depreciation)
---------------------------------------------------------------------------------------------------------------------
Stocks and/or Warrants
----------------------

Aurora Foods, Inc.                      9/18/00            $   --            $31,302                         $31,302
Geotek Communications, Inc.              4/6/00                --                 --                              --
Real Time Data Co. Wts.                 6/30/99             1,214              1,214                              --

Independent Auditors' Report

================================================================================
The Board of Trustees and Shareholders of Oppenheimer Bond Fund/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Bond Fund/VA (which is a series of Oppenheimer Variable Account
Funds), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended.
These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
         In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Bond Fund/VA, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

Statement of Investments  December 31, 2001

                                                                                                Principal            Market Value
                                                                                                Amount               See Note 1
================================================================================================================================

Asset-Backed Securities--6.1%
--------------------------------------------------------------------------------------------------------------------------------
AQ Finance NIM Trust, Home Equity Collateralized Mtg. Obligations,
Series 2001-3A, 8.835%, 2/25/32(1)                                                              $ 1,000,000          $ 1,000,000
--------------------------------------------------------------------------------------------------------------------------------
LBFTC I, Home Equity Collateralized Mtg. Obligations,
Series 2000-1A, Cl. D, 10%, 2/25/30(2)                                                            1,685,353            1,657,440
--------------------------------------------------------------------------------------------------------------------------------
Lease Investment Flight Trust, Collateralized Plane Obligations,
Series 1A, Cl. D2, 8%, 7/15/31(1)                                                                 5,850,000            2,340,000
--------------------------------------------------------------------------------------------------------------------------------
Liberte American Loan Master Trust, Collateralized Loan Obligations,
Series 1999-1A, Cl. D2, 7.162%, 11/25/06(1)(3)                                                    9,000,000            7,200,000
--------------------------------------------------------------------------------------------------------------------------------
Litigation Settlement Monetized Fee Trust, Asset-Backed Certificates,
Series 2001-1A, Cl. A1, 8.33%, 4/25/31(1)                                                         5,519,236            5,677,915
--------------------------------------------------------------------------------------------------------------------------------
Long Beach Asset Holdings Corp. NIM Trust, Home Equity Asset-Backed
Pass-Through Certificates, Series 2001-3, 7.87%, 9/25/31                                          6,413,303            6,377,228
--------------------------------------------------------------------------------------------------------------------------------
MSF Funding LLC, Collateralized Mtg. Obligations,
Series 2000-1, Cl. C, 9.45%, 7/25/07(1)(3)                                                        1,357,891            1,352,799
--------------------------------------------------------------------------------------------------------------------------------
NC Finance Trust, Collateralized Mtg. Obligations,
Series 1999-I, Cl. ECFD, 8.75%, 12/25/28                                                          5,463,389            5,031,440
--------------------------------------------------------------------------------------------------------------------------------
Option One Mortgage Securities Corp., Home Equity Collateralized Mtg. Obligations:
Series 1999-1, Cl. CTFS, 10.06%, 3/26/29(1)                                                       2,855,582            2,710,572
Series 1999-3, Cl. CTFS, 10.80%, 12/26/29                                                         1,598,663            1,548,955
--------------------------------------------------------------------------------------------------------------------------------
Seneca Funding I Ltd., Commercial Bond Obligations, Cl. A, 4.843%, 5/31/29(3)                     7,540,000            5,509,855
--------------------------------------------------------------------------------------------------------------------------------
Tobacco Settlement Authority, Asset-Backed Securities,
Series 2001-A, 6.79%, 6/1/10                                                                      2,100,000            2,064,563
                                                                                                                     -----------
Total Asset-Backed Securities (Cost $45,545,220)                                                                      42,470,767

=================================================================================================================================
Corporate Loans--0.2%
--------------------------------------------------------------------------------------------------------------------------------
Ferrell Cos., Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B,
5.924%, 6/17/06(1)(3) (Cost $1,709,388)                                                           1,726,654            1,683,488

================================================================================================================================
Mortgage-Backed Obligations--91.1%
--------------------------------------------------------------------------------------------------------------------------------
Government Agency--70.8%
--------------------------------------------------------------------------------------------------------------------------------
FHLMC/FNMA/Sponsored--70.7%
Federal Home Loan Mortgage Corp., Gtd. Multiclass Mtg.
Participation Certificates, Series 151, Cl. F, 9%, 5/15/21                                          302,840              319,497
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates, Series 2054, Cl. TE, 6.25%, 4/15/24                              109,000              110,736
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 192, Cl. IO, 9.35%, 2/1/28(4)                                                             54,113,848           12,725,210
Series 194, Cl. IO, 6.67%, 4/1/28(4)                                                             42,756,843           10,542,234
Series 197, Cl. IO, 6.96%, 4/1/28(4)                                                             10,927,075            2,820,551
Series 202, Cl. IO, 7.28%, 4/1/29(4)                                                             38,570,394            9,835,451
Series 203, Cl. IO, 10.04%, 6/15/29(4)                                                           16,774,848            4,398,155
Series 204, Cl. IO, 14.05%, 5/15/29(4)                                                           30,367,953            7,943,118
Series 205, Cl. IO, 7.26%, 9/15/29(4)                                                            19,582,376            4,583,500
Series 206, Cl. IO, 20.22%, 12/15/29(4)                                                          16,306,725            3,378,550
Series 207, Cl. IO, 8.58%, 4/15/30(4)                                                            14,203,353            2,920,564
Series 214, Cl. IO, 25.18%, 6/1/31(4)                                                            62,927,950           17,393,679
Series 303, Cl. IO, 15.08%, 11/1/29(4)                                                            5,347,821            1,112,180

                            Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                               Principal            Market Value
                                                                                               Amount               See Note 1
--------------------------------------------------------------------------------------------------------------------------------

FHLMC/FNMA/Sponsored  (continued)
Federal Home Loan Mortgage Corp., Real Estate Mtg.
Investment Conduit Multiclass Certificates:
Series 2351, Cl. EF, 6.50%, 12/15/24(5)                                                        $ 15,873,000         $ 16,369,031
Series 2355, Cl. CQ, 6.50%, 7/15/26                                                              10,800,000           11,097,000
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn.:
6%, 2/25/30(6)                                                                                  148,000,000          144,715,880
6.50%, 1/25/28(6)                                                                               226,750,000          226,750,000
6.50%, 3/1/11                                                                                       349,370              359,080
7%, 4/1/04-11/1/25                                                                                  398,752              407,934
7.50%, 1/1/08-1/1/26                                                                              1,267,015            1,318,248
8%, 5/1/17                                                                                           96,170              102,207
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn., Collateralized Mtg. Obligations,
Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates,
Trust 131, Cl. G, 8.75%, 11/25/05                                                                   563,131              589,351
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates, Interest-Only Stripped
Mtg.-Backed Security, Trust 311, Cl. 2, 9.32%, 6/1/30(4)                                         11,534,934            3,020,711
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment
Conduit Pass-Through Certificates, Trust 1989-17, Cl. E, 10.40%, 4/25/19                            358,769              393,187
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 299, Cl. 2, 18.04%, 5/1/28(4)                                                               4,382,261            1,048,319
Trust 313, Cl. 2, 13.31%, 6/25/31(4)                                                             22,077,710            6,043,773
                                                                                                                    ------------
                                                                                                                     490,298,146
--------------------------------------------------------------------------------------------------------------------------------
GNMA/Guaranteed--0.1%
Government National Mortgage Assn., 7%, 1/15/09-5/15/09                                             252,945              264,628
--------------------------------------------------------------------------------------------------------------------------------
Private--20.3%
--------------------------------------------------------------------------------------------------------------------------------
Commercial--16.5%
Asset Securitization Corp., Commercial Mtg. Pass-Through Certificates:
Series 1996-D2, Cl. A3, 7.38%, 2/14/29(3)                                                        10,000,000            9,750,000
Series 1996-MD6, Cl. A3, 7.09%, 11/13/29(3)                                                       1,200,000            1,225,312
Series 1997-D4, Cl. B1, 7.525%, 4/14/29(3)                                                          218,000              176,546
Series 1997-D4, Cl. B2, 7.525%, 4/14/29(3)                                                          218,000              170,040
Series 1997-D4, Cl. B3, 7.525%, 4/14/29(3)                                                          219,000              155,011
Series 1997-D5, Cl. B2, 6.93%, 2/14/41                                                            5,400,000            2,378,109
--------------------------------------------------------------------------------------------------------------------------------
Asset Securitization Corp., Interest-Only Stripped Mtg.-Backed Security,
Series 1997-D5, Cl. PS1, 8.96%, 2/14/41(4)                                                       17,686,919            1,282,302
--------------------------------------------------------------------------------------------------------------------------------
Capital Lease Funding Securitization LP, Interest-Only Corporate-Backed
Pass-Through Certificates, Series 1997-CTL1, 9.34%, 6/22/24(1)(4)                                28,775,810              872,267
--------------------------------------------------------------------------------------------------------------------------------
Commercial Mortgage Acceptance Corp., Commercial Mtg. Obligations:
Series 1996-C1, Cl. D, 7.35%, 12/25/20(1)(3)                                                      1,625,000            1,621,953
Series 2000-FL2A, Cl. J-NS, 4.20%, 7/15/02(3)                                                     2,600,000            2,561,406
--------------------------------------------------------------------------------------------------------------------------------
Commercial Mortgage Asset Trust, Commercial Mtg. Pass-Through Certificates,
Series 1999-C1, Cl. C, 7.35%, 8/17/13                                                               673,400              690,025
--------------------------------------------------------------------------------------------------------------------------------
CRIIMI MAE Commercial Mortgage Trust I, Collateralized Mtg. Obligations,
Series 1998-C1, Cl. A2, 7%, 3/2/11(2)                                                            12,750,000           12,614,930
--------------------------------------------------------------------------------------------------------------------------------
CS First Boston Mortgage Securities Corp., Interest-Only Stripped
Mtg.-Backed Security, Series 1998-C1, Cl. AX, 7.90%, 4/11/30(4)                                  23,969,294            1,250,910

                           Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                Principal           Market Value
                                                                                                Amount              See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Commercial  (continued)
DLJ Commercial Mortgage Corp., Commercial Mtg. Pass-Through Certificates:
Series 1999-STF1, Cl. B6, 6.511%, 7/5/08(1)(3)                                                  $ 2,123,800         $  2,006,503
Series 1999-STF1, Cl. B6, 6.511%, 7/5/08(1)(3)                                                   34,282,669                   --
--------------------------------------------------------------------------------------------------------------------------------
FDIC Trust, Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 1994-C1, Cl. 2D, 8.70%, 9/25/25                                                            1,500,000            1,468,359
Series 1994-C1, Cl. 2E, 8.70%, 9/25/25                                                            1,500,000            1,468,359
--------------------------------------------------------------------------------------------------------------------------------
First Chicago/Lennar Trust 1, Commercial Mtg. Pass-Through Certificates,
Series 1997-CHL1, Cl. C, 8.111%, 7/25/06(1)(3)                                                    2,746,000            2,684,643
--------------------------------------------------------------------------------------------------------------------------------
First Union National Bank Commercial Mortgage Trust, Commercial Mtg.
Pass-Through Certificates, Series 2001-C2, Cl. E, 7.003%, 1/12/43                                 4,931,000            5,006,506
--------------------------------------------------------------------------------------------------------------------------------
First Union-Lehman Brothers Commercial Mortgage Trust, Interest-Only
Stripped Mtg.-Backed Security, Series 1998-C2, 10.93%, 5/18/28(4)                                18,549,457              568,439
--------------------------------------------------------------------------------------------------------------------------------
General Motors Acceptance Corp., Collateralized Mtg. Obligations,
Series 1998-C1, Cl. E, 7.096%, 3/15/11(3)                                                         3,500,000            3,473,750
--------------------------------------------------------------------------------------------------------------------------------
GMAC Commercial Mortgage Securities, Inc., Interest-Only Stripped
Mtg.-Backed Security Pass-Through Certificates, Series 1997-C1, Cl. X, 8.15%, 7/15/27(4)         16,889,415            1,136,077
--------------------------------------------------------------------------------------------------------------------------------
GS Mortgage Securities Corp. II, Commercial Mtg. Obligations:
Series 2001-Rock, Cl. C, 6.878%, 5/3/18(2)                                                        4,800,000            4,733,624
Series 2001-Rock, Cl. E, 6.878%, 5/3/18(2)                                                        3,300,000            3,140,155
--------------------------------------------------------------------------------------------------------------------------------
Hotel First Mortgage Trust, Commercial Mtg. Obligations,
Series 1993-A, Cl. A, 8.52%, 8/5/08(1)                                                            1,716,187            1,789,125
--------------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Chase Commercial Mortgage Securities, Commercial Mtg.
Pass-Through Obligations, Series 2001-FL1A, Series G, 3.895%, 7/13/13(1)(3)                       5,566,977            5,462,379
--------------------------------------------------------------------------------------------------------------------------------
LB-UBS Securities Commercial Mortgage Trust, Commercial Mtg.
Pass-Through Certificates, Series 2000-C3, Cl. C, 7.95%, 2/15/10                                  5,826,600            6,263,595
--------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers Commercial Conduit Mortgage Trust, Interest-Only
Stripped Mtg.-Backed Security, Series 1998-C1, Cl. IO, 11.61%, 2/18/28(4)                        25,343,755            1,088,989
--------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Capital I, Inc., Commercial Mtg. Pass-Through Certificates:
Series 1996-C1, Cl. E, 7.377%, 3/15/06(1)(3)                                                        715,000              680,603
Series 1997-RR, Cl. D, 7.751%, 4/30/39(2)(3)                                                      2,580,138            2,231,997
Series 1998-WF1, Cl. F, 7.30%, 3/15/30(1)                                                         3,000,000            2,679,375
--------------------------------------------------------------------------------------------------------------------------------
Mortgage Capital Funding, Inc., Multifamily Mtg. Pass-Through Certificates,
Series 1996-MC1, Cl. G, 7.15%, 6/15/06(2)                                                         1,625,000            1,474,275
--------------------------------------------------------------------------------------------------------------------------------
NationsBank Trust, Lease Pass-Through Certificates,
Series 1997A-1, 7.442%, 1/10/11(3)                                                                2,232,813            2,356,665
--------------------------------------------------------------------------------------------------------------------------------
Nomura Asset Securities Corp., Commercial Mtg. Obligations,
Series 1996-MD5, Cl. A3, 7.638%, 4/13/39(3)                                                       8,400,000            8,866,032
--------------------------------------------------------------------------------------------------------------------------------
PNC Mortgage Securities Corp., Collateralized Mtg. Obligations
Pass-Through Certificates, Series 1998-12, Cl. 1A2, 5.75%, 1/25/29                                9,685,500            8,780,487
--------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Mortgage Securities VII, Inc., Commercial Mtg.
Pass-Through Certificates, Series 2001-CDCA, Cl. GSA, 3.896%, 2/15/13(2)(3)                       4,891,800            4,897,915
--------------------------------------------------------------------------------------------------------------------------------
Structured Asset Securities Corp., Sub. Multiclass Pass-Through Certificates,
Series 1996-CFL, Cl. G, 7.75%, 2/25/28                                                            7,500,000            7,529,297
                                                                                                                    ------------
                                                                                                                     114,535,960

                            Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                 Principal          Market Value
                                                                                                 Amount             See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Other--0.0%
Salomon Brothers Mortgage Securities VI, Inc., Principal-Only Stripped
Mtg.-Backed Security, Series 1987-3, Cl. A, (1.44)%, 10/23/17(1)(7)                              $   53,878         $     44,315
--------------------------------------------------------------------------------------------------------------------------------
Residential--3.8%
Countrywide Funding Corp., Mtg. Pass-Through Certificates,
Series 1993-12, Cl. B1, 6.625%, 2/25/24                                                             819,084              801,163
--------------------------------------------------------------------------------------------------------------------------------
NC Finance Trust, Collateralized Mtg. Obligations,
Series 2001-1, Cl. ECFD, 7.25%, 10/22/02                                                          4,277,901            4,277,902
--------------------------------------------------------------------------------------------------------------------------------
Ryland Mortgage Securities Corp. III, Sub. Bonds,
Series 1992-A, Cl. 1A, 8.25%, 3/29/30(3)                                                             66,975               68,063
--------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Mortgage Securities VII, Inc., Commercial Mtg.
Pass-Through Certificates, Series 1999-NC2, Cl. M3, 5.35%, 4/25/29(3)                             3,072,000            3,085,440
--------------------------------------------------------------------------------------------------------------------------------
Structured Asset Securities Corp., Collateralized Mtg. Obligations,
Mtg. Pass-Through Certificates, Series 1998-8, Cl. B, 3.40%, 8/25/28(3)                           3,383,193            3,337,204
--------------------------------------------------------------------------------------------------------------------------------
Washington Mutual Finance Corp., Collateralized Mtg. Obligations,
Series 2000-1, Cl. B1, 5.93%, 1/25/40(3)                                                          5,200,000            5,155,312
--------------------------------------------------------------------------------------------------------------------------------
Washington Mutual Mortgage Loan Trust, Commercial Mtg. Obligations,
Series 2001-S9, Cl. A12, 6.75%, 9/25/31                                                           9,711,174            9,847,738
                                                                                                                    ------------
                                                                                                                      26,572,822
                                                                                                                    ------------
Total Mortgage-Backed Obligations (Cost $626,717,696)                                                                631,715,871

================================================================================================================================
U.S. Government Obligations--1.6%
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Bonds, 5.375%, 2/15/31                                                              7,450,000            7,347,570
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Nts., 5%, 8/15/11                                                                   3,600,000            3,592,127
                                                                                                                    ------------
Total U.S. Government Obligations (Cost $10,932,168)                                                                  10,939,697

================================================================================================================================
Corporate Bonds and Notes--51.1%
--------------------------------------------------------------------------------------------------------------------------------
Aerospace/Defense--0.0%
Alliant Techsystems, Inc., 8.50% Sr. Unsec. Sub. Nts., 5/15/11                                      300,000              313,500
--------------------------------------------------------------------------------------------------------------------------------
Chemicals--0.4%
Avecia Group plc, 11% Sr. Unsec. Nts., 7/1/09                                                       800,000              768,000
--------------------------------------------------------------------------------------------------------------------------------
Huntsman Corp./ICI Chemical Co. plc, 10.125% Sr. Unsec. Sub. Nts., 7/1/09                           400,000              386,000
--------------------------------------------------------------------------------------------------------------------------------
ISP Chemco, Inc., 10.25% Sr. Sub. Nts., 7/1/11(2)                                                   400,000              420,000
--------------------------------------------------------------------------------------------------------------------------------
Lyondell Chemical Co.:
9.50% Sec. Nts., 12/15/08(2)                                                                        200,000              199,000
9.625% Sr. Sec. Nts., Series A, 5/1/07                                                              300,000              303,750
--------------------------------------------------------------------------------------------------------------------------------
OM Group, Inc., 9.25% Sr. Sub. Nts., 12/15/11(2)                                                    250,000              256,250
--------------------------------------------------------------------------------------------------------------------------------
Sterling Chemicals, Inc., 12.375% Sr. Sec. Nts., Series B, 7/15/06(8)                               400,000              334,000
                                                                                                                    ------------
                                                                                                                       2,667,000
--------------------------------------------------------------------------------------------------------------------------------
Consumer Non-Durables--0.2%
AKI, Inc., 10.50% Sr. Unsec. Nts., 7/1/08                                                           300,000              286,500
--------------------------------------------------------------------------------------------------------------------------------
Pennzoil-Quaker State Co., 10% Sr. Nts., 11/1/08(2)                                                 300,000              315,000
--------------------------------------------------------------------------------------------------------------------------------
Playtex Products, Inc., 9.375% Sr. Unsec. Sub. Nts., 6/1/11                                         500,000              530,000
--------------------------------------------------------------------------------------------------------------------------------
Revlon Consumer Products Corp.:
9% Sr. Nts., 11/1/06                                                                                200,000              138,000
12% Sr. Sec. Nts., 12/1/05(2)                                                                       250,000              249,687
--------------------------------------------------------------------------------------------------------------------------------
Styling Technology Corp., 10.875% Sr. Unsec. Sub. Nts., 7/1/08(1)(8(9)                              360,000                   --
                                                                                                                    ------------
                                                                                                                       1,519,187

                            Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                 Principal          Market Value
                                                                                                 Amount             See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Energy--3.8%
Colorado Interstate Gas Corp., 10% Sr. Debs., 6/15/05                                            $  500,000         $    577,491
--------------------------------------------------------------------------------------------------------------------------------
Devon Financing Corp., 7.875% Debs., 9/30/31(2)                                                   9,600,000            9,744,470
--------------------------------------------------------------------------------------------------------------------------------
El Paso Energy Partners LP, 8.50% Sr. Unsec. Sub. Nts., Series B, 6/1/11                            850,000              862,750
--------------------------------------------------------------------------------------------------------------------------------
Enron Corp., 9.875% Debs., 6/15/03(8)                                                               375,000               75,000
--------------------------------------------------------------------------------------------------------------------------------
Hornbeck-Leevac Marine Services, Inc., 10.625% Sr. Nts., 8/1/08(2)                                  750,000              765,000
--------------------------------------------------------------------------------------------------------------------------------
Kinder Morgan Energy Partners LP, 6.75% Sr. Unsec. Nts., 3/15/11                                  5,000,000            5,007,910
--------------------------------------------------------------------------------------------------------------------------------
McDermott, Inc., 9.375% Nts., 3/15/02                                                               400,000              362,000
--------------------------------------------------------------------------------------------------------------------------------
Mitchell Energy & Development Corp., 9.25% Sr. Nts., 1/15/02                                         55,000               55,101
--------------------------------------------------------------------------------------------------------------------------------
Ocean Rig Norway AS, 10.25% Sr. Sec. Nts., 6/1/08                                                   400,000              350,000
--------------------------------------------------------------------------------------------------------------------------------
P&L Coal Holdings Corp., 9.625% Sr. Sub. Nts., Series B, 5/15/08                                    725,000              781,187
--------------------------------------------------------------------------------------------------------------------------------
PanCanadian Energy Corp., 7.20% Bonds, 11/1/31                                                    6,750,000            6,593,791
--------------------------------------------------------------------------------------------------------------------------------
SESI LLC, 8.875% Sr. Unsec. Nts., 5/15/11                                                           500,000              472,500
--------------------------------------------------------------------------------------------------------------------------------
Stone Energy Corp., 8.25% Sr. Sub. Nts., 12/15/11(2)                                                300,000              306,000
--------------------------------------------------------------------------------------------------------------------------------
Westport Resources Corp., 8.25% Sr. Unsec. Sub. Nts., 11/1/11(2)                                    500,000              507,500
                                                                                                                    ------------
                                                                                                                      26,460,700
--------------------------------------------------------------------------------------------------------------------------------
Financial--16.9%
Aeltus CBO II Ltd./Aeltus CBO II Corp., 7.982% Sr. Sec. Sub. Bonds, 8/6/09(2)                     5,000,000            4,993,100
--------------------------------------------------------------------------------------------------------------------------------
Brascan Corp., 8.125% Nts., 12/15/08                                                              6,025,000            6,020,764
--------------------------------------------------------------------------------------------------------------------------------
BT Institutional Cap Trust A, 8.09% Bonds, 12/1/26(2)                                             7,800,000            7,814,040
--------------------------------------------------------------------------------------------------------------------------------
Colonial Bank, 9.375% Sub. Nts., 6/1/11                                                           6,900,000            7,271,482
--------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston (USA), Inc., 6.125% Nts., 11/15/11                                     6,000,000            5,866,938
--------------------------------------------------------------------------------------------------------------------------------
Dime Capital Trust I, 9.33% Capital Securities, Series A, 5/6/27                                 10,228,000           10,867,720
--------------------------------------------------------------------------------------------------------------------------------
Nationwide CSN Trust, 9.875% Sec. Nts., 2/15/25(2)                                                9,500,000            9,882,100
--------------------------------------------------------------------------------------------------------------------------------
Ohio National Financial Services, Inc., 7% Nts., 7/15/11(2)                                      15,900,000           16,110,421
--------------------------------------------------------------------------------------------------------------------------------
Osprey Trust/Osprey I, Inc., 8.31% Sr. Sec. Nts., 1/15/03(2)(8)                                  37,300,000            7,646,500
--------------------------------------------------------------------------------------------------------------------------------
Oversea-Chinese Banking Corp. Ltd., 7.75% Unsec. Sub. Nts., 9/6/11                                9,800,000           10,251,349
--------------------------------------------------------------------------------------------------------------------------------
Popular North America, Inc. 6.80% Medium-Term Nts., Series C, 12/21/05                            5,720,000            5,790,213
--------------------------------------------------------------------------------------------------------------------------------
Sears Roebuck Acceptance Corp., 6.75% Nts., 8/15/11                                               9,000,000            8,993,214
--------------------------------------------------------------------------------------------------------------------------------
Stilwell Financial, Inc., 7% Nts., 11/1/06                                                        8,000,000            7,838,944
--------------------------------------------------------------------------------------------------------------------------------
U.S. Leasing International, Inc., 6.625% Sr. Nts., 5/15/03                                          750,000              772,740
--------------------------------------------------------------------------------------------------------------------------------
Unicredito Italiano Capital Trust, 9.20% Non-Cum. Trust
Preferred Securities, 10/5/49(2)(3)                                                               6,600,000            7,353,225
                                                                                                                    ------------
                                                                                                                     117,472,750
--------------------------------------------------------------------------------------------------------------------------------
Food/Tobacco--0.8%
Aurora Foods, Inc., 8.75% Sr. Sub. Nts., Series B, 7/1/08                                           300,000              274,500
--------------------------------------------------------------------------------------------------------------------------------
Canandaigua Brands, Inc., 8.625% Sr. Unsec. Nts., 8/1/06                                          1,000,000            1,035,000
--------------------------------------------------------------------------------------------------------------------------------
Great Atlantic & Pacific Tea Co., Inc. (The), 9.125% Sr. Nts., 12/15/11                             250,000              251,875
--------------------------------------------------------------------------------------------------------------------------------
Kraft Foods, Inc., 6.50% Bonds, 11/1/31                                                           3,600,000            3,535,085
--------------------------------------------------------------------------------------------------------------------------------
Winn-Dixie Stores, Inc., 8.875% Sr. Nts., 4/1/08                                                    300,000              288,000
                                                                                                                    ------------
                                                                                                                       5,384,460

                            Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                Principal            Market Value
                                                                                                Amount               See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Forest Products/Containers--2.4%
Potlatch Corp., 9.46% Medium-Term Nts., 4/2/02                                                  $   500,000          $   508,061
--------------------------------------------------------------------------------------------------------------------------------
Riverwood International Corp., 10.625% Sr. Unsec. Nts., 8/1/07                                      450,000              474,750
--------------------------------------------------------------------------------------------------------------------------------
Scotia Pacific Co. LLC, 7.71% Sec. Nts., Series B, Cl. A-3, 1/20/14                              18,649,000           15,333,581
--------------------------------------------------------------------------------------------------------------------------------
Stone Container Corp., 9.75% Sr. Unsec. Nts., 2/1/11                                                400,000              427,000
                                                                                                                     -----------
                                                                                                                      16,743,392
--------------------------------------------------------------------------------------------------------------------------------
Gaming/Leisure--0.9%
Aztar Corp., 9% Sr. Sub. Nts., 8/15/11(2)                                                           500,000              517,500
--------------------------------------------------------------------------------------------------------------------------------
Felcor Lodging LP, 8.50% Sr. Nts., 6/1/11                                                           308,000              297,220
--------------------------------------------------------------------------------------------------------------------------------
HMH Properties, Inc., 8.45% Sr. Nts., Series C, 12/1/08                                             300,000              286,500
--------------------------------------------------------------------------------------------------------------------------------
Host Marriott LP, 9.50% Sr. Nts., 1/15/07(2)                                                        400,000              402,500
--------------------------------------------------------------------------------------------------------------------------------
Intrawest Corp., 9.75% Sr. Nts., 8/15/08                                                            600,000              588,000
--------------------------------------------------------------------------------------------------------------------------------
Meristar Hospitality Corp.:
8.75% Sr. Unsec. Sub. Nts., 8/15/07                                                                 700,000              589,750
9.125% Sr. Nts., 1/15/11                                                                            400,000              378,000
--------------------------------------------------------------------------------------------------------------------------------
Meristar Hospitality Operating Partnership/Finance Corp. II, 10.50% Sr. Nts., 6/15/09(2)            350,000              352,188
--------------------------------------------------------------------------------------------------------------------------------
MGM Mirage, Inc., 8.375% Sr. Unsec. Sub. Nts., 2/1/11                                               800,000              794,000
--------------------------------------------------------------------------------------------------------------------------------
Mohegan Tribal Gaming Authority:
8.125% Sr. Nts., 1/1/06(1)                                                                          400,000              413,000
8.375% Sr. Sub. Nts., 7/1/11                                                                        300,000              310,500
8.75% Sr. Unsec. Sub. Nts., 1/1/09                                                                  300,000              312,000
--------------------------------------------------------------------------------------------------------------------------------
Premier Parks, Inc.:
0%/10% Sr. Disc. Nts., 4/1/08(10)                                                                   300,000              257,250
9.75% Sr. Nts., 6/15/07                                                                             200,000              209,750
--------------------------------------------------------------------------------------------------------------------------------
Station Casinos, Inc., 9.75% Sr. Sub. Nts., 4/15/07                                                 550,000              562,375
                                                                                                                     -----------
                                                                                                                       6,270,533
--------------------------------------------------------------------------------------------------------------------------------
Healthcare--0.4%
Fresenius Medical Care Capital Trust II, 7.875% Nts., 2/1/08                                        600,000              603,000
--------------------------------------------------------------------------------------------------------------------------------
Fresenius Medical Care Capital Trust IV, 7.875% Trust Preferred Nts., 6/15/11                       600,000              600,000
--------------------------------------------------------------------------------------------------------------------------------
ICN Pharmaceuticals, Inc.:
8.75% Sr. Nts., 11/15/08(1)                                                                         275,000              309,375
9.75% Sr. Nts., 11/15/08(2)                                                                         125,000              140,625
--------------------------------------------------------------------------------------------------------------------------------
Magellan Health Services, Inc., 9.375% Sr. Nts., 11/15/07(2)                                        300,000              306,000
--------------------------------------------------------------------------------------------------------------------------------
Tenet Healthcare Corp., 8.125% Sr. Unsec. Sub. Nts., Series B, 12/1/08(1)                           500,000              530,000
                                                                                                                     -----------
                                                                                                                       2,489,000
--------------------------------------------------------------------------------------------------------------------------------
Housing--3.8%
CB Richard Ellis Services, Inc., 11.25% Sr. Unsec. Sub. Nts., 6/15/11                               300,000              258,000
--------------------------------------------------------------------------------------------------------------------------------
CPG Partners LP, 8.25% Unsec. Unsub. Nts., 2/1/11                                                 6,300,000            6,387,690
--------------------------------------------------------------------------------------------------------------------------------
D.R. Horton, Inc.:
7.875% Sr. Nts., 8/15/11                                                                            400,000              392,000
9.75% Sr. Sub. Nts., 9/15/10                                                                        400,000              414,000
--------------------------------------------------------------------------------------------------------------------------------
KB Home:
8.65% Sr. Sub. Nts., 12/15/08                                                                       400,000              404,000
9.50% Sr. Unsec. Sub. Nts., 2/15/11                                                                 300,000              307,500

                          Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                Principal            Market Value
                                                                                                Amount               See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Housing  (continued)
Nortek, Inc.:
9.125% Sr. Unsec. Nts., Series B, 9/1/07                                                        $   200,000          $   204,000
9.25% Sr. Nts., Series B, 3/15/07                                                                   800,000              820,000
--------------------------------------------------------------------------------------------------------------------------------
Pulte Corp., 8.125% Sr. Unsec. Nts., 3/1/11                                                       3,600,000            3,562,585
--------------------------------------------------------------------------------------------------------------------------------
Socgen Real Estate LLC, 7.64% Bonds, 12/29/49(2)                                                 12,000,000           12,388,668
--------------------------------------------------------------------------------------------------------------------------------
Toll Corp., 8.25% Sr. Sub. Nts., 12/1/11                                                          1,000,000              995,000
                                                                                                                     -----------
                                                                                                                      26,133,443
--------------------------------------------------------------------------------------------------------------------------------
Information Technology--0.1%
Amkor Technology, Inc., 9.25% Sr. Unsec. Sub. Nts., 2/15/08                                         400,000              380,000
--------------------------------------------------------------------------------------------------------------------------------
Fairchild Semiconductor Corp., 10.50% Sr. Unsec. Sub. Nts., 2/1/09                                  400,000              427,000
                                                                                                                     -----------
                                                                                                                         807,000
--------------------------------------------------------------------------------------------------------------------------------
Manufacturing--0.1%
Moll Industries, Inc., 10.50% Sr. Unsec. Sub. Nts., 7/1/08(1)                                       250,000               46,250
--------------------------------------------------------------------------------------------------------------------------------
Roller Bearing Co. of America, Inc., 9.625% Sr. Sub. Nts., Series B, 6/15/07(1)                     500,000              440,000
--------------------------------------------------------------------------------------------------------------------------------
Terex Corp.:
8.875% Sr. Unsec. Sub. Nts., Series C, 4/1/08                                                       100,000               99,000
9.25% Sr. Sub. Nts., 7/15/11(2)                                                                     250,000              251,250
                                                                                                                     -----------
                                                                                                                         836,500
--------------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Broadcasting--0.5%
Chancellor Media Corp., 8.75% Sr. Unsec. Sub. Nts., Series B, 6/15/07                             2,500,000            2,612,500
--------------------------------------------------------------------------------------------------------------------------------
Emmis Communications Corp., 8.125% Sr. Unsec. Sub. Nts., Series B, 3/15/09                          600,000              577,500
--------------------------------------------------------------------------------------------------------------------------------
Radio One, Inc., 8.875% Sr. Unsec. Sub. Nts., Series B, 7/1/11                                      250,000              259,375
                                                                                                                     -----------
                                                                                                                       3,449,375
--------------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Cable/Wireless Video--1.3%
Adelphia Communications Corp., 8.375% Sr. Nts., Series B, 2/1/08                                  1,300,000            1,210,625
--------------------------------------------------------------------------------------------------------------------------------
Charter Communications Holdings LLC/Charter
Communications Holdings Capital Corp.:
8.25% Sr. Unsec. Nts., 4/1/07                                                                     3,000,000            2,898,750
10% Sr. Unsec. Sub. Nts., 5/15/11                                                                   600,000              613,500
10.75% Sr. Unsec. Nts., 10/1/09                                                                     800,000              848,000
--------------------------------------------------------------------------------------------------------------------------------
EchoStar Broadband Corp., 10.375% Sr. Unsec. Nts., 10/1/07                                          900,000              947,250
--------------------------------------------------------------------------------------------------------------------------------
EchoStar DBS Corp., 9.375% Sr. Unsec. Nts., 2/1/09                                                1,000,000            1,035,000
--------------------------------------------------------------------------------------------------------------------------------
Insight Midwest LP/Insight Capital, Inc., 9.75% Sr. Nts., 10/1/09                                   500,000              530,000
--------------------------------------------------------------------------------------------------------------------------------
Mediacom LLC/Mediacom Capital Corp., 9.50% Sr. Unsec. Nts., 1/15/13                                 600,000              625,500
--------------------------------------------------------------------------------------------------------------------------------
NTL Communications Corp., 11.50% Sr. Unsec. Nts., Series B, 10/1/08                                 600,000              213,000
--------------------------------------------------------------------------------------------------------------------------------
Sinclair Broadcast Group, Inc., 8.75% Sr. Sub. Nts., 12/15/11(2)                                    250,000              251,250
                                                                                                                     -----------
                                                                                                                       9,172,875
--------------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Diversified Media--0.4%
Adelphia Communications Corp., 10.25% Sr. Unsec. Nts., 11/1/06                                      300,000              307,500
--------------------------------------------------------------------------------------------------------------------------------
AMC Entertainment, Inc., 9.50% Sr. Unsec. Sub. Nts., 2/1/11                                         300,000              292,875
--------------------------------------------------------------------------------------------------------------------------------
GSP I Corp., 10.15% First Mtg. Bonds, 6/24/10(2)                                                    927,995              951,687
--------------------------------------------------------------------------------------------------------------------------------
Imax Corp., 7.875% Sr. Nts., 12/1/05                                                                900,000              344,250
--------------------------------------------------------------------------------------------------------------------------------
Key3Media Group, Inc., 11.25% Sr. Sub. Nts., 6/15/11                                                600,000              507,000
--------------------------------------------------------------------------------------------------------------------------------
Mail-Well I Corp., 8.75% Sr. Unsec. Sub. Nts., Series B, 12/15/08                                   300,000              235,500
--------------------------------------------------------------------------------------------------------------------------------
Penton Media, Inc., 10.375% Sr. Unsec. Sub. Nts., 6/15/11                                           600,000              345,000
                                                                                                                    ------------
                                                                                                                       2,983,812

                            Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                Principal            Market Value
                                                                                                Amount               See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Media/Entertainment: Telecommunications--6.2%
Cable & Wire Optus Ltd., 8.125% Nts., 6/15/09(2)                                                $ 8,950,000          $ 9,823,055
--------------------------------------------------------------------------------------------------------------------------------
Calpoint Receivable Strip Trust 2001, 7.44% Bonds, 12/10/06(2)                                   12,000,000           11,789,556
--------------------------------------------------------------------------------------------------------------------------------
Global Crossing Holdings Ltd., 8.70% Sr. Unsec. Nts., 8/1/07(8)                                     200,000               19,000
--------------------------------------------------------------------------------------------------------------------------------
International CableTel, Inc., 11.50% Sr. Deferred Coupon Nts., Series B, 2/1/06                   1,250,000              443,750
--------------------------------------------------------------------------------------------------------------------------------
Metromedia Fiber Network, Inc., 10% Sr. Unsec. Nts., Series B, 11/15/08                             400,000              118,000
--------------------------------------------------------------------------------------------------------------------------------
Qwest Capital Funding, Inc., 7.625% Bonds, 8/3/21(2)                                              1,500,000            1,434,344
--------------------------------------------------------------------------------------------------------------------------------
Qwest Communications International, Inc., 7.50% Sr. Unsec. Nts., Series B, 11/1/08               10,065,000           10,190,611
--------------------------------------------------------------------------------------------------------------------------------
Teleglobe, Inc., 7.70% Unsec. Debs., 7/20/29                                                      8,045,000            6,769,900
--------------------------------------------------------------------------------------------------------------------------------
Triton PCS, Inc., 8.75% Sr. Sub. Nts., 11/15/11(2)                                                  600,000              603,000
--------------------------------------------------------------------------------------------------------------------------------
WorldCom, Inc., 8.25% Bonds, 5/15/31                                                              1,920,000            2,035,350
--------------------------------------------------------------------------------------------------------------------------------
XO Communications, Inc., 9.625% Sr. Nts., 10/1/07(8)                                                800,000              100,000
                                                                                                                     -----------
                                                                                                                      43,326,566
--------------------------------------------------------------------------------------------------------------------------------
Media/Entertainment: Wireless Communications--1.8%
American Cellular Corp., 9.50% Sr. Sub. Nts., 10/15/09                                            1,250,000            1,218,750
--------------------------------------------------------------------------------------------------------------------------------
American Tower Corp., 9.375% Sr. Nts., 2/1/09                                                       700,000              567,000
--------------------------------------------------------------------------------------------------------------------------------
Loral Space & Communications Ltd., 9.50% Sr. Nts., 1/15/06                                          200,000              111,000
--------------------------------------------------------------------------------------------------------------------------------
Nextel Communications, Inc., 9.375% Sr. Unsec. Nts., 11/15/09                                     1,050,000              832,125
--------------------------------------------------------------------------------------------------------------------------------
Omnipoint Corp., 11.50% Sr. Nts., 9/15/09(2)                                                        650,000              754,000
--------------------------------------------------------------------------------------------------------------------------------
Price Communications Wireless, Inc., 9.125% Sr. Sec. Nts., Series B, 12/15/06(1)                  1,000,000            1,065,000
--------------------------------------------------------------------------------------------------------------------------------
SBA Communications Corp.:
0%/12% Sr. Unsec. Disc. Nts., 3/1/08(10)                                                            700,000              528,500
10.25% Sr. Unsec. Nts., 2/1/09                                                                      200,000              172,000
--------------------------------------------------------------------------------------------------------------------------------
Spectrasite Holdings, Inc., 0%/12% Sr. Disc. Nts., 7/15/08(10)                                      600,000              189,000
--------------------------------------------------------------------------------------------------------------------------------
Triton PCS, Inc., 9.375% Sr. Unsec. Sub. Nts., 2/1/11                                               400,000              416,000
--------------------------------------------------------------------------------------------------------------------------------
VoiceStream Wireless Corp., 10.375% Sr. Unsec. Nts., 11/15/09                                     5,820,000            6,634,800
                                                                                                                     -----------
                                                                                                                      12,488,175
--------------------------------------------------------------------------------------------------------------------------------
Metals/Minerals--0.3%
AK Steel Corp.:
7.875% Sr. Unsec. Nts., 2/15/09                                                                     500,000              492,500
9.125% Sr. Nts., 12/15/06                                                                           550,000              565,125
--------------------------------------------------------------------------------------------------------------------------------
Great Lakes Carbon Corp., 10.25% Sr. Sub. Nts., Series B, 5/15/08                                   794,062              480,408
--------------------------------------------------------------------------------------------------------------------------------
National Steel Corp., 9.875% First Mtg. Bonds, Series D, 3/1/09                                     500,000              177,500
--------------------------------------------------------------------------------------------------------------------------------
United States Steel LLC, 10.75% Sr. Nts., 8/1/08                                                    300,000              288,000
                                                                                                                     -----------
                                                                                                                       2,003,533
--------------------------------------------------------------------------------------------------------------------------------
Retail--0.1%
Amazon.com, Inc., 0%/10% Sr. Unsec. Disc. Nts., 5/1/08(10)                                          300,000              223,500
--------------------------------------------------------------------------------------------------------------------------------
CSK Auto, Inc., 12% Sr. Nts., 6/15/06(2)                                                            200,000              202,500
--------------------------------------------------------------------------------------------------------------------------------
Ingram Micro, Inc., 9.875% Sr. Unsec. Sub. Nts., 8/15/08(1)                                         300,000              305,250
                                                                                                                     -----------
                                                                                                                         731,250

                          Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                Principal           Market Value
                                                                                                Amount              See Note 1
--------------------------------------------------------------------------------------------------------------------------------

Service--2.1%
Allied Waste North America, Inc.:
8.50% Sr. Nts., 12/1/08(2)                                                                      $   300,000         $    304,500
8.875% Sr. Nts., Series B, 4/1/08                                                                 1,000,000            1,035,000
10% Sr. Unsec. Sub. Nts., Series B, 8/1/09                                                          600,000              621,000
--------------------------------------------------------------------------------------------------------------------------------
Great Lakes Dredge & Dock Corp., 11.25% Sr. Unsec. Sub. Nts., 8/15/08                               300,000              307,875
--------------------------------------------------------------------------------------------------------------------------------
Integrated Electrical Services, Inc., 9.375% Sr. Sub. Nts., Series C, 2/1/09                        450,000              400,500
--------------------------------------------------------------------------------------------------------------------------------
MMCaps Funding I Ltd., Inc., 8.03% Sr. Nts., 6/15/31(2)                                           7,150,000            6,951,838
--------------------------------------------------------------------------------------------------------------------------------
PHH Corp., 8.125% Nts., 2/3/03                                                                    4,550,000            4,550,073
--------------------------------------------------------------------------------------------------------------------------------
Protection One, Inc./Protection One Alarm Monitoring, Inc.,
7.375% Sr. Unsec. Nts., 8/15/05                                                                     300,000              247,500
--------------------------------------------------------------------------------------------------------------------------------
Safety-Kleen Corp., 9.25% Sr. Unsec. Nts., 5/15/09(1)(8)(9)                                         800,000                   80
                                                                                                                    ------------
                                                                                                                      14,418,366
--------------------------------------------------------------------------------------------------------------------------------
Transportation--0.6%
Amtran, Inc., 9.625% Nts., 12/15/05                                                                 800,000              562,000
--------------------------------------------------------------------------------------------------------------------------------
Atlas Air, Inc.:
8.01% Pass-Through Certificates, Series 1998-1C, 1/2/10                                           2,359,263            2,288,532
9.375% Sr. Unsec. Nts., 11/15/06                                                                    300,000              250,500
--------------------------------------------------------------------------------------------------------------------------------
Dura Operating Corp., 9% Sr. Unsec. Sub. Nts., Series D, 5/1/09                                     450,000              425,250
--------------------------------------------------------------------------------------------------------------------------------
Federal-Mogul Corp., 7.375% Nts., 1/15/06(8)                                                        625,000               87,500
--------------------------------------------------------------------------------------------------------------------------------
Hayes Lemmerz International, Inc., 11.875% Sr. Nts., 6/15/06(2)(8)(9)                               300,000              144,000
                                                                                                                    ------------
                                                                                                                       3,757,782
--------------------------------------------------------------------------------------------------------------------------------
Utility--8.0%
AES Corp. (The):
8.75% Sr. Unsec. Unsub. Nts., 6/15/08                                                               750,000              663,750
8.875% Sr. Unsec. Nts., 2/15/11                                                                     700,000              619,500
--------------------------------------------------------------------------------------------------------------------------------
AGL Capital Corp., 7.125% Sr. Unsec. Nts., 1/14/11                                                7,000,000            6,926,150
--------------------------------------------------------------------------------------------------------------------------------
Alliant Energy Resources, Inc., 7% Nts., 12/1/11                                                 10,000,000            9,560,980
--------------------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp., 8.375% Sr. Nts., 11/1/08(2)                                                800,000              794,000
--------------------------------------------------------------------------------------------------------------------------------
CMS Energy Corp., 9.875% Sr. Unsec. Nts., 10/15/07                                                  600,000              637,313
--------------------------------------------------------------------------------------------------------------------------------
Kansas City Power & Light Co., 6.50% Sr. Nts., 11/15/11                                           5,000,000            4,838,105
--------------------------------------------------------------------------------------------------------------------------------
PSEG Energy Holdings, Inc., 8.625% Sr. Unsec. Nts., 2/15/08                                       4,800,000            4,884,293
--------------------------------------------------------------------------------------------------------------------------------
PSEG Power LLC, 8.625% Sr. Unsec. Nts., 4/15/31                                                   5,500,000            6,125,064
--------------------------------------------------------------------------------------------------------------------------------
Qwest Corp., 6.875% Unsec. Debs., 9/15/33                                                         7,447,000            6,266,449
--------------------------------------------------------------------------------------------------------------------------------
South Carolina Electric & Gas Co., 9% Mtg. Bonds, 7/15/06                                           500,000              526,261
--------------------------------------------------------------------------------------------------------------------------------
Williams Cos., Inc. (The), 7.50% Sr. Unsec. Unsub. Debs., Cl. A, 1/15/31                          2,900,000            2,833,404
--------------------------------------------------------------------------------------------------------------------------------
Xcel Energy, Inc., 7% Sr. Unsec. Sub. Nts., 12/1/10                                              10,400,000           10,521,566
                                                                                                                    ------------
                                                                                                                      55,196,835
                                                                                                                    ------------
Total Corporate Bonds and Notes (Cost $382,812,420)                                                                  354,626,034

                                                                                                Shares
================================================================================================================================

Preferred Stocks--0.9%
--------------------------------------------------------------------------------------------------------------------------------
Pacific Gas & Electric Co., $14.75 Cum.(9)                                                          168,000            3,433,500
--------------------------------------------------------------------------------------------------------------------------------
Southern California Edison Co., 6.45% Cum., Non-Vtg.(9)                                              30,000            2,849,064
                                                                                                                    ------------
Total Preferred Stocks (Cost $6,078,000)                                                                               6,282,564

                            Oppenheimer Bond Fund/VA

Statement of Investments   (Continued)

                                                                                                                  Market Value
                                                                                                 Shares           See Note 1
================================================================================================================================

Common Stocks--0.0%
--------------------------------------------------------------------------------------------------------------------------------
Aurora Foods, Inc.(1)(9)                                                                              5,313       $       13,415
--------------------------------------------------------------------------------------------------------------------------------
Pathmark Stores, Inc.(9)                                                                              7,645              188,526
                                                                                                                  --------------
Total Common Stocks (Cost $91,262)                                                                                       201,941

                                                                                                 Units
================================================================================================================================

Rights, Warrants and Certificates--0.0%
--------------------------------------------------------------------------------------------------------------------------------
Pathmark Stores, Inc. Wts., Exp. 9/19/10(9) (Cost $14,872)                                            5,408               49,213

                                                                        Date       Strike        Contracts
================================================================================================================================

Options Purchased--0.4%
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Bonds, 5.375%, 2/15/31 Call(1)(9)                         1/31/02    100.00%          120,000            1,335,937
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Nts. Futures, 10 yr., 3/19/02 Call(9)                     1/25/02    105.00             1,080            1,231,875
                                                                                                                  --------------
Total Options Purchased (Cost $1,747,275)                                                                              2,567,812

                                                                                                 Principal
                                                                                                 Amount
================================================================================================================================

Repurchase Agreements--0.3%
--------------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc., 1.45%, dated 12/31/01, to be repurchased at $2,138,172 on 1/2/02,
collateralized by U.S. Treasury Nts., 4.75%-7.875%, 2/28/02-11/15/08,
with a value of $1,037,079 and U.S. Treasury Bonds, 7.25%-11.125%,
8/15/03-5/15/16, with a value of $1,146,413 (Cost $2,138,000)                                    $2,138,000            2,138,000
--------------------------------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $1,077,786,301)                                                     151.7%       1,052,675,387
--------------------------------------------------------------------------------------------------------------------------------
Liabilities in Excess of Other Assets                                                                 (51.7)        (358,974,382)
                                                                                                 ----------       --------------
Net Assets                                                                                            100.0%      $  693,701,005
                                                                                                 ==========       ==============

1. Identifies issues considered to be illiquid or restricted--See Note 8 of
Notes to Financial Statements.
2. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $145,675,090 or 21% of the Fund's net assets as of December 31, 2001.
3. Represents the current interest rate for a variable or increasing rate security.
4. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example,
GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows.
5. Securities with an aggregate market value of $5,671,875 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 6 of Notes to Financial Statements.
6. When-issued security to be delivered and settled after December 31, 2001.
7. Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows.
8. Issuer is in default.
9. Non-income-producing security.
10. Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.

See accompanying Notes to Financial Statements.

14                          Oppenheimer Bond Fund/VA

Statement of Assets and Liabilities  December 31, 2001

================================================================================================================================

Assets
Investments, at value (cost $1,077,786,301)--see accompanying statement                                           $1,052,675,387
--------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                     429,126
--------------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold on a when-issued basis                                                                               53,164,875
Interest, dividends and principal paydowns                                                                            11,914,127
Daily variation on futures contracts                                                                                   1,990,453
Shares of beneficial interest sold                                                                                       399,518
Other                                                                                                                      5,836
                                                                                                                  --------------
Total assets                                                                                                       1,120,579,322
================================================================================================================================
Liabilities
Payables and other liabilities:
Investments purchased on a when-issued basis                                                                         424,181,946
Shares of beneficial interest redeemed                                                                                 2,563,002
Shareholder reports                                                                                                       75,041
Trustees' compensation                                                                                                     1,407
Other                                                                                                                     56,921
                                                                                                                  --------------
Total liabilities                                                                                                    426,878,317
================================================================================================================================
Net Assets                                                                                                        $  693,701,005
                                                                                                                  ==============
================================================================================================================================
Composition of Net Assets
Par value of shares of beneficial interest                                                                        $       61,895
--------------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                                           711,536,744
--------------------------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                                                 50,773,326
--------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions                                (43,763,746)
--------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                                             (24,907,214)
                                                                                                                  --------------
Net assets--applicable to 61,894,820 shares of beneficial interest outstanding                                    $  693,701,005
                                                                                                                  ==============
================================================================================================================================
Net Asset Value, Redemption Price Per Share and Offering Price Per Share                                                  $11.21

See accompanying Notes to Financial Statements.

                            Oppenheimer Bond Fund/VA

Statement of Operations  For the Year Ended December 31, 2001

================================================================================================================================

Investment Income
Interest                                                                                                            $ 54,916,925
--------------------------------------------------------------------------------------------------------------------------------
Dividends                                                                                                                664,337
                                                                                                                    ------------
Total income                                                                                                          55,581,262
================================================================================================================================
Expenses
Management fees                                                                                                        4,571,739
--------------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                      157,205
--------------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                              135,424
--------------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                    25,860
--------------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                                                              7,189
--------------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                     66,014
                                                                                                                    ------------
Total expenses                                                                                                         4,963,431
Less reduction to custodian expenses                                                                                     (22,522)
                                                                                                                    ------------
Net expenses                                                                                                           4,940,909
================================================================================================================================
Net Investment Income                                                                                                 50,640,353
================================================================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments (including premiums on options exercised)                                                                 10,837,908
Closing of futures contracts                                                                                          (7,129,075)
Closing and expiration of option contracts written                                                                     3,284,318
Foreign currency transactions                                                                                           (421,364)
                                                                                                                    ------------
Net realized gain (loss)                                                                                               6,571,787
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                                                          (14,874,205)
Translation of assets and liabilities denominated in foreign currencies                                                  406,657
                                                                                                                    ------------
Net change                                                                                                           (14,467,548)
Net realized and unrealized gain (loss)                                                                               (7,895,761)
================================================================================================================================
Net Increase in Net Assets Resulting from Operations                                                                $ 42,744,592
                                                                                                                    ============

See accompanying Notes to Financial Statements.

                            Oppenheimer Bond Fund/VA

Statements of Changes in Net Assets

                                                                                               Year Ended December 31,
                                                                                               2001                 2000
================================================================================================================================

Operations
Net investment income (loss)                                                                   $ 50,640,353         $ 44,270,094
--------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                          6,571,787          (32,725,580)
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                            (14,467,548)          21,128,933
                                                                                               ------------         ------------
Net increase (decrease) in net assets resulting from operations                                  42,744,592           32,673,447
================================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income                                                            (44,272,510)         (45,437,709)
================================================================================================================================
Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from
beneficial interest transactions                                                                132,884,316          (25,954,730)
================================================================================================================================
Net Assets
Total increase (decrease)                                                                       131,356,398          (38,718,992)
--------------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                             562,344,607          601,063,599
                                                                                               ------------         ------------
End of period [including undistributed (overdistributed) net investment
income of $50,773,326 and $44,283,440, respectively]                                           $693,701,005         $562,344,607
                                                                                               ============         ============

See accompanying Notes to Financial Statements.

                            Oppenheimer Bond Fund/VA

Financial Highlights

                                                        Year Ended December 31,
                                                        2001            2000          1999          1998         1997
=========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                      $11.25          $11.52        $12.32        $11.91       $11.63
-------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                        .81(1)          .94           .88           .72          .76
Net realized and unrealized gain (loss)                      .03(1)         (.29)        (1.06)          .07          .28
-------------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations               .84             .65          (.18)          .79         1.04
-------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                        (.88)           (.92)         (.57)         (.20)        (.72)
Distributions from net realized gain                          --              --          (.05)         (.18)        (.04)
-------------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                             (.88)           (.92)         (.62)         (.38)        (.76)
-------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                            $11.21          $11.25        $11.52        $12.32       $11.91
                                                          ======          ======        ======        ======       ======
=========================================================================================================================
Total Return, at Net Asset Value(2)                         7.79%           6.10%        (1.52)%        6.80%        9.25%
=========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                $693,701        $562,345      $601,064      $655,543     $520,078
-------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                       $638,820        $557,873      $633,059      $586,242     $449,760
-------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                       7.93%(1)        7.94%         7.22%         6.31%        6.72%
Expenses                                                    0.77%           0.76%         0.73%         0.74%(4)     0.78%(4)
-------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      186%            260%          256%           76%         117%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
      Net investment income                                       $.83
      Net realized and unrealized gain                            $.01
      Net investment income ratio                                 8.06%

2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                            Oppenheimer Bond Fund/VA

Notes to Financial Statements

================================================================================
1. Significant Accounting Policies

Oppenheimer Bond Fund/VA (the Fund) is a separate series of Oppenheimer Variable
Account Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's main investment objective is to seek a high level of current income. The Trust's investment advisor is OppenheimerFunds, Inc. (the Manager). The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Securities Purchased on a When-Issued Basis. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Fund may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued basis may increase the volatility of the Fund's net asset value to the extent the Fund makes such purchases while remaining substantially fully invested. As of December 31, 2001, the Fund had entered into net outstanding when-issued commitments of $371,017,071.
         In connection with its ability to purchase securities on a when-issued basis, the Fund may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The forward roll may not extend for a period of greater than one year. The Fund generally records the incremental difference between the forward purchase and sell of each forward roll as interest income.
         Risks to the Fund of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement;
the potential of the Fund to receive inferior securities to what was sold to the counterparty at redelivery; counterparty credit risk; and the potential paydown speed variance between the mortgage-related pools.
--------------------------------------------------------------------------------
Security Credit Risk. The Fund invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2001, securities with an aggregate market value of $8,406,080, representing 1.21% of the Fund's net assets, were in default.
--------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
         The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

                            Oppenheimer Bond Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)

Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders.

As of December 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

                    Expiring
                    -----------------------------------------

                        2008                      $13,955,380

As of December 31, 2001, the Fund had approximately $24,337,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of paydown gains and losses and the recognition of certain foreign currency gains (losses) as ordinary income (loss)
for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
         The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of $122,043. Accumulated net realized loss on investments was increased by the same amount. Net assets of the
Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Noncash dividends included in dividend income, if any, are recorded at the fair market value of the securities received.
Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after
December 15, 2000. The Fund elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a
$550,599 decrease to cost of securities and a corresponding $550,599 decrease in net unrealized depreciation, based on securities held as of December 31, 2000.
For the year ended December 31, 2001, interest income decreased by $802,748, net realized gain on investments decreased by $417,362, and the change in net unrealized depreciation on investments decreased by $1,220,110.

                          Oppenheimer Bond Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================
2. Shares of Beneficial Interest

The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

                                               Year Ended December 31, 2001              Year Ended December 31, 2000
                                               -----------------------------------       --------------------------------
                                               Shares              Amount                Shares             Amount
-------------------------------------------------------------------------------------------------------------------------

Sold                                            24,573,653         $ 275,467,782           8,778,109        $  96,959,552
Dividends and/or distributions reinvested        4,099,306            44,272,509           4,250,487           45,437,709
Redeemed                                       (16,752,613)         (186,855,975)        (15,220,765)        (168,351,991)
                                               -----------         -------------         -----------        -------------
Net increase (decrease)                         11,920,346         $ 132,884,316          (2,192,169)       $ (25,954,730)
                                               ===========         =============         ===========        =============

================================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$1,673,772,294 and $1,827,295,906, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $1,082,603,506 was:

          Gross unrealized appreciation                       $ 21,573,298
          Gross unrealized depreciation                        (51,501,417)
                                                              ------------
          Net unrealized appreciation (depreciation)          $(29,928,119)
                                                              ============

================================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Trust. The annual fees are 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million,
0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% on the next $200 million and 0.50% of average annual net assets over $1 billion. The
Fund's management fee for the year ended December 31, 2001, was an annualized rate of 0.72%.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
         OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.

                            Oppenheimer Bond Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
5. Foreign Currency Contracts

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
         The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the
Statement of Assets and Liabilities as a receivable or payable and in the
Statement of Operations with the change in unrealized appreciation or depreciation.
         The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

================================================================================
6. Futures Contracts

A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities "interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.
         The Fund generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The
Fund may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities.
         Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.
         Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of
Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts.
         Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

As of December 31, 2001, the Fund had outstanding futures contracts as follows:

                                                                                                  Unrealized
                                  Expiration           Number of        Valuation as of           Appreciation
Contract Description              Dates                Contracts        December 31, 2001         (Depreciation)
---------------------------------------------------------------------------------------------------------------
Contracts to Purchase
---------------------

U.S. Long Bond                    3/19/02              1,455            $147,727,969              $(806,971)
U.S. Treasury Nts., 5 yr.         3/19/02                600              63,496,875                440,625
U.S. Treasury Nts., 10 yr.        3/19/02                371              39,007,172                570,046
                                                                                                  ---------
                                                                                                  $ 203,700
                                                                                                  =========

                          Oppenheimer Bond Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
7. Option Activity

The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.
         The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
         Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.
         Securities designated to cover outstanding call options are noted in the Statement of Investments where applicable. Shares subject to call, expiration date, exercise price, premium received and market value are detailed in a note to the Statement of Investments. Options written are reported as a liability in the Statement of Assets and Liabilities. Realized gains and losses are reported in the Statement of Operations.
         The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of not being able to enter into a closing transaction if a liquid secondary market does not exist.

Written option activity for the year ended December 31, 2001, was as follows:

                               Call Options                            Put Options
                               ----------------------------------      ------------------------------
                               Principal (000s)/                       Principal (000s)/
                               Number of         Amount of             Number of          Amount of
                               Contracts         Premiums              Contracts          Premiums
-----------------------------------------------------------------------------------------------------

Options outstanding as of
December 31, 2000                    --          $        --               --             $        --
Options written                 213,939            3,525,354            8,851               2,931,073
Options closed or expired      (213,339)          (3,322,104)          (7,401)             (2,673,167)
Options exercised                  (600)            (203,250)          (1,450)               (257,906)
                               --------          -----------           ------             -----------
Options outstanding as of
December 31, 2001                    --          $        --               --             $        --
                               ========          ===========           ======             ===========

================================================================================
8. Illiquid or Restricted Securities

As of December 31, 2001, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of December 31, 2001, was $44,264,244, which represents 6.38% of the Fund's net assets, of which $13,415 is considered restricted. Information concerning restricted securities is as follows:

                                                                                                    Unrealized
                                Acquisition                          Valuation as of                Appreciation
Security                        Date               Cost              December 31, 2001              (Depreciation)
-----------------------------------------------------------------------------------------------------------------
Stocks and/or Warrants
----------------------

Aurora Foods, Inc.              9/18/00            $--               $13,415                        $13,415